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Capital One
Capital One

Capital One

2018 ANNUAL STOCKHOLDER MEETING

Proxy Statement

Notice of Capital One Financial Corporation’s

2018 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 3, 2018

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s headquarters at 1680 Capital One Drive, McLean, Virginia 22102, on May 3, 2018, at 10:00 a.m. local time.

Items of Business

As a stockholder, you will be asked to:

➊	Elect eleven nominated directors, who are listed in the proxy statement, as directors of Capital One

➋	Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditor of Capital One for 2018

➌	Approve, on a non-binding advisory basis, Capital One’s 2017 Named Executive Officer compensation

➍	Ratify the 25% ownership threshold for stockholders to request a special meeting of stockholders

Stockholders also will transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 6, 2018 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the Proxy Statement for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Stockholder Meeting, you do not need to mail in a proxy card.

Annual Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. local time. A valid government-issued picture identification and proof of stock ownership as of the Record Date must be presented to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy from your bank, broker, trust or other nominee vote. Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at the address below.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March [    ], 2018

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our annual report carefully before voting.

Meeting Information
Date:	Thursday, May 3, 2018
Time:	10:00 a.m. local time
Location:	1680 Capital One Drive, McLean, Virginia, 22102
Record Date:	March 6, 2018

How to Vote

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting. Please refer to the section “How do I vote?” on page 104 for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE OR CELLPHONE	MAIL	IN PERSON

Visit www.proxyvote.com You will need the control number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By following the instructions below under “Can I attend the Annual Meeting?” on page 103 and requesting a ballot when you arrive.

On March [    ], 2018, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials.

Voting Items

Item 1

Election of Directors

You are being asked to elect the following eleven candidates for director: Richard D. Fairbank, Aparna Chennapragada, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West. Each director nominee is standing for election to hold office until our next annual meeting or until his or her successor is duly elected and qualified. For additional information regarding our director nominees, see “Biographies of Director Nominees” beginning on page 16. For a description of our corporate governance practices, see “Corporate Governance at Capital One” beginning on page 10.

✓  Our Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	1

Corporate Governance Highlights

Board of Directors

∎     Ten of our eleven director nominees are independent

∎    Board consists of directors with a mix of tenures, including long-standing members who have actively overseen the Company’s strategic journey through various business cycles and have a deep knowledge of the Company, relatively new members who bring fresh ideas and perspectives, and others at different points along the tenure continuum

∎     Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction and give the Board the collective capability necessary to oversee the Company’s activities

∎     All directors attended at least 75% of meetings of the Board and committees on which they served during 2017

Board Leadership Structure

∎     CEO and founder is the only member of management who serves as a director

∎    Active and empowered Lead Independent Director elected annually by independent directors

∎     Active and empowered committee chairs, all of whom are independent

Board Governance Best Practices

∎    Frequent executive sessions of independent directors

∎     Annual evaluations of the Board and each of its committees

∎    Annual assessments of independent directors

∎     Annual assessment and election by the independent directors of the Lead Independent Director

∎    Regular discussions regarding Board recruiting, succession and refreshment including desirable director skills and qualifications for the Company’s long-term strategic objectives

∎    Active engagement in oversight of Company strategy

∎     Active risk oversight by the Board and committees

∎    Oversight of the Company’s political activities and contributions conducted by the Governance and
Nominating Committee

∎     Direct access by the Board to key members of management at the discretion of independent directors;
executive sessions regularly include separate meetings with our CFO, General Counsel, Chief Risk Officer,
Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer

∎    Annual CEO evaluation process led by our Lead Independent Director

∎     Regular talent and succession planning discussions regarding the CEO and other key executives

∎    Regular meetings with federal regulators

Stockholder Engagement and Stockholder Role in Governance

∎     Regular outreach and engagement throughout the year with stockholders about Company strategy and performance by our CEO, CFO and Investor Relations team

∎     Outreach and engagement with governance representatives of largest stockholders at least two times per year

∎     Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

∎     Board and Governance and Nominating Committee receive extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

∎     Annual elections of directors

∎     Majority voting for directors with resignation policy in uncontested elections

∎    Stockholders holding at least 25% of outstanding common stock may request a special meeting

∎     Proxy access for stockholders holding 3% of outstanding common stock for 3 years to nominate director candidates

∎     No super majority vote provisions for future amendments to Bylaws and Certificate of Incorporation or removing a director from office

∎     No stockholder rights plan (commonly referred to as a “poison pill”)

2	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Item 2

Ratification of Appointment of Capital One’s Independent Auditor

You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for 2018. One or more representatives of Ernst & Young LLP will be present at our Annual Meeting to respond to questions from stockholders. For additional information regarding the
Audit Committee’s appointment of and the fees paid to Ernst & Young LLP, see “Audit Committee Report”
on page 94 and “Ratification of Selection of Independent Auditor” on page 96 of this proxy statement.

✓  Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor.

Item 3

Advisory Approval of Capital One’s Named Executive Officer Compensation

You are being asked to approve on an advisory basis the compensation of Capital One’s named executive officers. For additional information regarding our executive compensation program and our named executive officer compensation, see “Compensation Discussion and Analysis” beginning on page 44 of this proxy statement.

✓   Our Board of Directors unanimously recommends that you vote “FOR” the advisory approval of our 2017 Named Executive Officer compensation as disclosed in this proxy statement.

Our executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and promote our long-term success. We believe our executive compensation program strongly links rewards with both business and individual performance while appropriately balancing risk and ensuring that total compensation rewards performance over multiple time horizons, which aligns our executives’ interests with those of our stockholders.

2017 Company Performance

In 2017, we advanced our quest to build an enduringly great franchise with the scale, brand, capabilities and infrastructure to succeed as the digital revolution transforms our industry and our society. We made strategic moves to position our businesses for long-term success. We continued to grow and serve customers with ingenuity and humanity. Our digital and technology transformation is accelerating and we delivered solid near-term financial results for stockholders while investing in our future. The table below shows selected Company performance metrics that were considered by the Compensation Committee of the Board of Directors in making its decisions this year. See “Year-End Incentive Opportunity” beginning on page 52 for more information regarding the Company’s 2017 performance.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	3

Performance Factor	2017 Performance

∎ Revenue ∎ Expense management ∎ Earnings and Earnings per share ∎ ROA and ROTCE ∎ Capital management ∎ Total shareholder return

∎      Revenue of $27.2 billion

∎       Pre-provision earnings of $13.0 billion

∎       Efficiency ratio of 52.1%, or 51.0% net of adjustments,(1) a significant improvement from 2016

∎      Net Income of $2.0 billion

∎       Adjusted earnings per share (“EPS”)(1) growth of 7.4% to $7.74 per common share, fully diluted

∎       Return on average assets (“ROA”) of 0.60%

∎       Return on average common equity of 4.07%

∎       Return on average tangible common equity (“ROTCE”) of 6.16%(2)

∎       Growth of tangible book value per common share was 4%

∎      Paid a quarterly common stock dividend of $.40 per share

∎       Strong revenue, new accounts, and purchase volume growth in the Credit Card business, with net income of $1.9 billion and average loan growth of 7%

∎       Strong financial and operating results in the Auto business, with new loan originations of $27.7 billion, and strong earnings growth of 18% in the Commercial Banking business

∎      One-, three- and five-year Total Shareholder Return of 16.3%, 28.2% and 88.4%, respectively

∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎      Net charge-off rate of 2.67%, 4.99% for Domestic Card

∎       Higher provision for loan losses, primarily driven by the front-loaded costs of strong loan growth, particularly in Domestic Card

∎       Continued progress enhancing the soundness and sustainability of the Company’s compliance and risk management programs, including well-managed market and liquidity risk programs

∎      Continued focus on horizontal and vertical profitability and resilience, and accelerated investments in and attention to credit monitoring and forecasting processes

∎      Common equity Tier 1 capital ratio of 10.3%, calculated under the Basel Pillar III Standardized Approach, as of December 31, 2017

∎      Open and active Board governance model, including access to management, embrace of effective challenge, and proactive stockholder outreach

∎      Progress toward achievement of long-term strategy

∎      Execution against corporate imperatives

∎      Disciplined investments in infrastructure, technology and growth initiatives

∎      CEO leadership and performance of executive team

∎       Significant progress on building leading technology capabilities to drive our business

∎       Balanced investments in market opportunities and long-term capabilities, including talent, infrastructure, and process reinvention

∎       Accelerated focus on cloud capabilities, modern software engineering and delivery, and enhanced cybersecurity capabilities

∎       Continued building a national bank franchise through expansion of cafés driving efficiency and modernization of our retail branch network

∎       Expanded specialization capabilities in our Commercial Banking business and solidified our position as one of the leading auto lenders in the United States

∎       Successful acquisition of the co-branded credit card portfolio of Cabela’s, a strong retailer with an engaged and upmarket customer base

∎      Prudently increased investments to support customers’ financial needs while also making disciplined choices to reduce or eliminate non-strategic or uncompetitive products and services

4	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Performance Factor	2017 Performance

∎       Recruitment and development of world class talent

∎      Associate engagement and retention

∎       Customer advocacy

∎      Brand

∎       Corporate reputation and community engagement

∎      Live our values and champion our culture

∎       Strong Net Promoter Scores across all of our consumer lending and retail banking businesses

∎       Our flagship Mobile Banking application earned J.D. Power award for Highest in Customer Satisfaction among mobile banking applications

∎       Continued focus on attracting top talent and welcomed over 10,000 new associates, while maintaining high bar for talent and diversity

∎       Recorded highest-ever associate engagement scores and low voluntary attrition rates

∎       Increased focus on enhancing and developing our executive leadership and governance

∎       Broadened and diversified the executive management team with the talents and experiences that support our growth, investments, risk profile, and culture

∎      Successfully exceeded our ten-year $180 billion Public Community Commitment in conjunction with the 2012 acquisition of ING Direct

∎      Expanded access to free digital tools that help customers save money, avoid unwanted merchant charges, improve their credit scores, and protect their personal information

(1)

Efficiency ratio is calculated based on total non-interest expense divided by total net revenue for the period and reflects as-reported results in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The efficiency ratio net of adjustments and adjusted earnings per share are non-GAAP measures that the Committee reviews as part of its assessment of the Company’s performance and reflects adjustments to exclude $1.8 billion impacts of the 2017 Tax Act (as defined below), $184 million of restructuring charges, $130 million from builds in the U.K. Payment Protection Insurance customer refund reserve, and $117 million of charges related to the Cabela’s acquisition. See Exhibit 99.2 to the Form 8-K filed with the SEC on January 23, 2018 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP. The Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (“2017 Tax Act”) was enacted on December 22, 2017.

(2)

ROTCE is a non-GAAP financial measure calculated based on the sum of (i) income from continuing operations, net of tax; (ii) less dividends and undistributed earnings allocated to participating securities; and (iii) less preferred stock dividends, for the period, divided by average tangible common equity. See “MD&A—Table F-Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures” on our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP.

Highlights of Our 2017 Compensation Programs

The Compensation Committee of the Board of Directors believes that our named executive officer compensation programs balance risk and financial results, reward named executive officers for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. Key features of our 2017 compensation programs include:

∎	No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is at-risk based on his and the Company’s performance.

∎	Majority Equity-Based Compensation. 78% of our CEO’s total compensation and 80% of all other named executive officer compensation is equity-based.

∎	All CEO Compensation Deferred for 3 Years. All CEO compensation is deferred for at least three years.

∎	Awards Based on Company and Individual Performance. All named executive officers receive equity-based awards based on Company and individual performance.

∎

All Equity Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk by: (i) reducing performance share award values at vesting if the Company does not achieve positive Adjusted ROA (Adjusted ROTCE for performance shares granted in 2018); (ii) utilizing performance thresholds to determine the amount of equity delivered

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	5

at the vesting of certain awards; and (iii) containing misconduct and financial statement clawbacks. See “Additional Performance Conditions and Recovery Provisions” beginning on page 64 for more information about these provisions.

Components of Our 2017 Compensation Programs

The CEO’s compensation for the 2017 performance year was composed of equity awards designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Compensation Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. All of the CEO’s compensation is subject to a three-year deferred vesting or payout schedule. See “Chief Executive Officer Compensation” beginning on page 48 for a description of the compensation paid to our CEO.

NEO compensation for the 2017 performance year was composed of a mix of cash and equity-based compensation consisting of: cash salary and RSU salary, determined at the beginning of the performance year; and cash-settled RSUs and long-term incentive awards, determined following the end of the performance year based on the Compensation Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2017 performance year are equity-based and consisted of performance shares (25% of target compensation) and stock-settled RSUs (25% of target compensation). See “NEO Compensation” beginning on page 58 for a description of compensation to the named executive officers other than the CEO.

The charts below show the elements of compensation as an approximate percentage of the CEO’s and the NEOs’ total target compensation.

2017 CEO Target Compensation	2017 NEO Target Compensation

2017 CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. For the years shown in the table, Mr. Fairbank’s total target compensation was $17.5 million. See “2017 CEO Compensation Program” beginning on page 49 for additional information regarding Mr. Fairbank’s 2017 performance year compensation.

Performance Year	Cash Salary	Year-End Incentive		Long-Term Incentives			Total
		Deferred Cash Bonus	Cash- Settled RSUs	Stock-Settled RSUs	Performance Shares	Option Awards
2017	$—	$3,727,500	$2,485,006	$—	$8,750,041	$1,750,018	$16,712,565

2016	$—	$2,677,500	$1,785,080	$1,750,026	$8,750,002	$1,750,003	$16,712,611

2015	$—	$2,677,500	$1,785,014	$1,750,016	$8,750,006	$1,750,000	$16,712,536

6	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

The table above is presented to show how the Compensation Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 73 required for this proxy statement and is therefore not a substitute for the information required in that table.

Say on Pay and Response to Stockholder Feedback

The Compensation Committee and the Board of Directors value the input of our stockholders. At our 2017 Annual Meeting, more than 95% of our stockholders supported Capital One’s named executive officer compensation. Additional information regarding our Say on Pay vote can be found under “Consideration of 2017 Say on Pay Vote” beginning on page 47.

In response to feedback received from our stockholders, the Compensation Committee and the independent members of the Board adopted changes to Capital One’s executive compensation program with the goal of simplifying its structure and further aligning our executive compensation practices with best practices and principles:

∎

Introduced New Performance Share Award Metrics. Beginning in 2018, the performance shares awarded to the named executive officers will vest on the basis of two new metrics: Growth of Shareholder Value (measured by common dividends + growth of Tangible Book Value per Share) and Adjusted ROTCE, each as defined on page 56 under “Performance Share Award Metrics.”

∎

Increased CEO Performance Share Awards. Beginning in 2018, the Compensation Committee and the independent directors increased the alignment of CEO compensation and Company performance by increasing the percentage of the CEO’s target compensation that is comprised of performance shares from 50% to 60% of total target compensation. See “Performance Share Award” beginning on page 50 for more information.

∎

Simplified NEO Compensation Program. In 2018, the compensation program applicable to our NEOs other than our CEO was modified to reduce the number of compensation vehicles, eliminating stock options and cash-settled restricted stock units, and more closely aligning the program vehicles and structure to the programs used by the Company’s peers. See “2018 NEO Compensation Program” beginning on page 63 for more information.

Item 4

Ratification of 25% Ownership Threshold for Stockholders to Request a Special Meeting of Stockholders

You will have the opportunity to vote on a management proposal seeking stockholder ratification of the 25% ownership threshold for stockholders to request a special meeting of stockholders. For additional information regarding the proposal, see “Ratification of 25% Ownership Threshold for Stockholders to Request a Special Meeting of Stockholders” beginning on page 99.

✓  Our Board of Directors unanimously recommends a vote “FOR” the proposal.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	7

8	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	9

Section I - Corporate Governance at Capital One

Overview of Corporate Governance at Capital One

Capital One is dedicated to strong and effective corporate governance that provides our Board of Directors (“Board”) with the appropriate framework to engage in ongoing oversight of the Company’s activities. Our Board believes that robust, dynamic corporate governance policies and practices are the foundation of an effective and well-functioning board, and are vital to preserving the trust of our stakeholders, including customers, stockholders, suppliers, associates and the general public.

Information About Our Corporate Governance Policies and Principles

The Board has adopted Corporate Governance Guidelines to formalize its governance practices and provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, promotes responsible decision-making and accountability and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives. To maintain and enhance independent oversight, our Board regularly renews and refreshes its governance policies and practices as changes in corporate strategy, the regulatory environment and financial market conditions occur and in response to investor feedback and engagement.

The Board has also adopted Capital One’s Code of Business Conduct and Ethics (“Code of Conduct”), which applies to Capital One’s directors, executives and associates, including Capital One’s CEO, CFO, Principal Accounting Officer and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing and integrity and guides the ethical actions and working relationships of Capital One’s directors, executives and associates in their interactions with investors, current and potential customers, fellow associates, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

We encourage you to visit the “Corporate Governance” section of our website at www.capitalone.com. Select “About Us,” then “Investors,” to open the section where you can find our:

∎	Corporate Governance Guidelines

∎	Code of Business Conduct and Ethics

∎	Committee Charters

∎	Certificate of Incorporation and Bylaws

Our Board of Directors

Our Perspectives on Board Composition and Refreshment

In recent years, the investor community has become increasingly focused on the composition of corporate boards and policies and practices that encourage board refreshment. At Capital One, we appreciate that our investors share our passion for cultivating a board that encompasses the optimal mix of experiences, skills, expertise and qualifications to propel us to achieve our long-term strategic objectives.

The Governance and Nominating Committee, under the direction of its Chair, who also currently serves as the Company’s Lead Independent Director, assesses the composition of and criteria for membership on the Board and its committees on an ongoing basis. In fulfilling this responsibility, the Governance and Nominating Committee has taken a long-term view and continuously assesses the resiliency of the Board over the next ten to fifteen years in alignment with the Company’s strategic direction to determine what actions may be desirable to best position the Board for success. The Governance and Nominating Committee considers a variety of factors, including the Company’s long-term strategy, the skills and experiences that directors provide to the Board (including in the context of the Company’s strategy), the performance of the Board and the Company, the Board’s director retirement policy (as described in the Company’s Corporate Governance Guidelines), the Board’s view

10	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

that a resilient board should include members across a continuum of tenure, and evolving best practices in the areas of gender and racial diversity and director tenure. Over the last few years, the Governance and Nominating Committee held discussions regarding director recruiting plans on a quarterly basis, and has provided regular updates to the Board on those plans.

As a result of these long-term strategic resiliency assessments, the Governance and Nominating Committee has articulated a set of principles on board composition, which include:

Board Size

∎      Consider the appropriate size of the Board in relation to creating active engagement, open discussion and effective challenge of management with the skills and experience for effective oversight of the Company’s strategy, performance and risk management

∎     Continuously assess the depth of successors available to assume leadership positions for expected and unexpected departures

Tenure

∎     Believe that it is critical to have members across a continuum of director tenure in order to ensure the effective oversight of a large financial institution, which must simultaneously embrace innovation and changing market and customer expectations and prudently preserve the safety and soundness of the institution through long-term business and credit cycles

∎     Consider average tenure for the full Board, with a preference to have some long-standing members of the Board (who have actively overseen the Company’s strategic journey through various business cycles), some relatively new members who bring fresh ideas and perspectives, and the remaining members at different points along the tenure continuum

Diversity

∎      Believe having a Board with members who demonstrate a diversity of thought, perspectives, skills, backgrounds and experiences is important to building an effective and resilent board, and as a result, have a goal of identifying candidates that can contribute to that diversity in a variety of ways, including racially and gender diverse candidates

Board Skills

∎     Consider the collective set of skills that allows the Board to cover all vectors of effective challenge of management, especially in the areas of business strategy, financial performance, enterprise risk management, cyber risk, technology innovation, and executive talent and leadership

Industry Experience

∎      Seek and retain Board members with industry experiences, both banking and technology, that align with our long-term strategy, understanding that such experience is critical to providing effective challenge

∎     Recognize that the financial services industry is complex and understand the importance of having directors who have witnessed the extended nature of banking business and credit cycles and can share the wisdom of those experiences

Evergreen Recruiting

∎     Engage in a continuous process of identifying and assessing potential director candidates in light of the Board’s collective set of skills and future needs

∎      Recognize that recruiting new directors is not one-dimensional and that effective Board members are those who have certain backgrounds and expertise combined with a broad business acumen; strategic leadership; a commitment to risk management; an understanding of the intricacies of a large, public company; and a dedication to the Company and its stockholders, the Board as a whole, and to the individual members that comprise the Board

Staged Refreshment

∎      View refreshment from a long-term perspective, working back from a destination which enables careful refreshment to meet strategic needs while avoiding disruption

∎     Take a planned approach to changes in board membership, considering the timing of new director onboarding relative to planned retirements and departures

∎      Recognize that new directors need time to become familiar with the Company’s business model and strategy and become deeply grounded in these matters to be well-positioned to challenge management effectively

∎     Acknowledge that relationships among Board members develop organically over time and recognize the importance of protecting and nurturing the open, values-based culture that the Board enjoys to appropriately oversee and challenge management

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	11

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

The Board leverages several long-standing practices and processes to support Board refreshment in keeping with the principles articulated above, including:

∎	Annual assessments of the Lead Independent Director. See “Annual Assessment of the Lead Independent Director” beginning on page 22.

∎	Annual evaluations of the Board and its committees. See “Annual Board and Committee Evaluations” beginning on page 24.

∎	Annual assessments of individual directors. See “Annual Assessment of Director Nominees” on page 25.

Our Director Nominees

Name	Age	Occupation	Director Since	Independent	Other Public Boards
Richard D. Fairbank	67	Chairman, CEO and President, Capital One Financial Corporation	1994	No	0

Aparna Chennapragada	41	Vice President of Product Management, AR & VR, Google	2018	✓	0

Ann Fritz Hackett	64	Partner and Co-Founder, Personal Pathways, LLC	2004	✓	1

Lewis Hay, III	62	Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc.	2003	✓	2

Benjamin P. Jenkins, III	73	Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co.	2013	✓	0

Peter Thomas Killalea	50	Owner and President, Aoinle, LLC	2016	✓	1

Pierre E. Leroy	69	Managing Partner, Aspiture, LLC	2005	✓	0

Peter E. Raskind	61	Former Owner, JMB Consulting, LLC	2012	✓	0

Mayo A. Shattuck III	63	Chairman, Exelon Corporation	2003	✓	3

Bradford H. Warner	66	Former President of Premier and Small Business Banking, Bank of America Corporation	2008	✓	0

Catherine G. West	58	Former Special Advisor, Promontory Financial Group	2013	✓	0

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Our director nominees have specific experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee and align with the Company’s long-term strategy and operational objectives, including:

Strategy	Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning
Digital/Technology	Leadership and understanding of technology, digital platforms and new media, cyber risk, and data analytics
Retail/Commercial Banking	Retail and/or commercial banking industry experience at an executive level
Risk Management/Compliance	Significant understanding with respect to the identification, assessment and oversight of risk management programs and practices
Public Company Senior Executive Management	Experience as a chief executive officer or other senior executive at a public company
Public Accounting/Financial Reporting	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements
Financial Services	Leadership experience as an executive or board member in the financial services industry
Compensation/Human Resources	Understanding of the issues involved with executive compensation, succession planning, human resource management, and talent management and development
Public Company Board Service	Experience serving as a director on a large public company board

Nine of our director nominees have significant understanding of technology platforms and systems and their associated risks, two have experience with digital consumer product development, six have held senior executive responsibilities at large banks, seven could qualify as “audit committee financial experts” under the relevant New York Stock Exchange (“NYSE”) standards, and five serve or have served as chief executive officers. Our Board has significant experience in strategy development, risk management and the financial services industry through extensive careers in executive leadership positions and consulting engagements. In addition, a majority of our director nominees have public company board experience.

The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic goals and objectives, the regulatory environment and financial market conditions, and consider whether the Board continues to possess the skills and experience to oversee the Company in achieving these goals, and may seek additional directors as a result of its considerations.

We believe our director nominees collectively possess the appropriate combination of skills and qualifications, independence, knowledge of Capital One and its industry and business acumen that enables the Board to operate in an engaged and effective manner.

What We Look For in Director Nominees

The evaluation and selection of director nominees is a key aspect of the Governance and Nominating Committee’s regular evaluation of the composition of and criteria for membership on the Board. When considering director nominees, including incumbent directors eligible for re-election, nominees to fill vacancies on the Board and nominees recommended by stockholders, the Governance and Nominating Committee is focused on the objective of developing a Board composed of directors that meet the criteria set forth below.

Experience

∎	The value derived from each nominee’s skills, qualifications, experience and ability to impact Capital One’s long-term strategic objectives

∎	Strong educational background

∎	Substantial tenure and breadth of experience in leadership capacities

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

∎	Business and financial acumen

∎	Understanding of the intricacies of a public company

∎	Experience in risk management

Personal Characteristics

∎	High personal and professional ethics, integrity and honesty, good character and judgment

∎	Independence and any actual or perceived conflicts of interest

∎	The ability to be an independent thinker and willingness to provide effective challenge to management

∎	Diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint, as well as the candidate’s gender, race and ethnicity

Commitment to the Company

∎

A willingness to commit the time and energy to satisfy the requirements of board and committee membership, including the ability to attend and participate in Board meetings and committee meetings in which they are a member and the annual meeting of stockholders and be available to management to provide advice and counsel

∎	A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

∎	Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

∎	A willingness to comply with Capital One’s Director Stock Ownership Requirements, Corporate Governance Guidelines and Code of Conduct

Diversity along multiple dimensions is an important element of the Governance and Nominating Committee’s consideration of nominees. While diversity is evaluated in a broad sense based on experience, background and viewpoint, the Governance and Nominating Committee recognizes that Capital One serves diverse communities and customers, and believes that the composition of our Board should appropriately reflect this diversity. Accordingly, the Governance and Nominating Committee also considers other aspects of diversity, including gender, race and ethnicity. The Governance and Nominating Committee is committed to seeking highly qualified women and individuals from minority groups to include in the pool of nominees and has instructed management (and any third-party search firm used by management) to consider these elements accordingly. The Governance and Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

For new nominees, the Governance and Nominating Committee may also consider the results of the nominee’s interviews with directors and/or other members of senior management and any background checks the Governance and Nominating Committee deems appropriate. In 2017, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential non-incumbent director candidates based on the criteria and principles described above.

When evaluating incumbent directors, the Governance and Nominating Committee also considers the director’s performance throughout the year, including the director’s attendance, preparation for and participation in Board and committee meetings, the director’s annual evaluation, feedback received from fellow Board members, and whether the incumbent director is willing to serve for an additional term.

Capital One’s Corporate Governance Guidelines provide that a non-management director shall not be eligible for election to the Board upon reaching the age of 72. The Board may waive this requirement if it deems that it is in the best interests of the Company and its stockholders, and has done so for Mr. Jenkins, as discussed under “Election of Directors” on page 95.

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Process for Nominating Directors

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and other relevant information as required by Capital One’s Amended and Restated Bylaws (“Bylaws”) and further described in Capital One’s Corporate Governance Guidelines, to the Corporate Secretary at Capital One’s address set forth in the Notice. Capital One’s Corporate Governance Guidelines require the Corporate Secretary to deliver a copy of the submitted information to the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee will consider potential nominees proposed by stockholders on the same basis as it considers other potential nominees.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Our Bylaws permit up to 20 stockholders owning 3% or more of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two (2) individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Director Independence

Except for our CEO, who is the Company’s founder, the Board has affirmatively determined that the other members of our Board are independent under Capital One’s Director Independence Standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. The Board has concluded this based on a thorough assessment of whether each of its non-management members is “independent” under these standards. These standards reflect the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and also describe certain categorical relationships that the Board has determined to be immaterial for purposes of determining director independence. The categorical relationships the Board has deemed immaterial for purposes of determining director independence are: (i) relationships between Capital One and an entity where the director serves solely as non-management director; (ii) transactions between Capital One and a director or a director’s immediate family (or their primary business affiliations) that fall below the numerical thresholds in the NYSE listing standards (or do not otherwise preclude independence under those standards), and that are ordinary course, on arm’s-length market terms, and, in the case of extensions of credit, followed usual underwriting procedures, contain no other unfavorable features and are in compliance with applicable legal and regulatory rules; and (iii) discretionary contributions to not-for-profit organizations, foundations, or universities in which a director serves as an executive officer that in any of the last three fiscal years do not exceed the greater of $1 million or 2% of the organization’s consolidated gross revenues.

The Board has determined that each of Ms. Chennapragada, Ms. Hackett, Mr. Hay, Mr. Jenkins, Mr. Killalea, Mr. Leroy, Mr. Raskind, Mr. Shattuck, Mr. Warner and Ms. West is independent under these standards. The Board also determined that former director Patrick W. Gross, who retired from the Board on May 4, 2017, was independent under these standards during the period he served on the Board. In making these determinations, the Governance and Nominating Committee and the Board reviewed certain information obtained from non-management directors’ responses to a questionnaire asking about their relationships with Capital One, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain information obtained through internal diligence conducted on Capital One’s businesses related to transactions, relationships or arrangements between Capital One and a non-management director or their immediate family members, primary business or charitable affiliations. Following this review, the Board determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related NYSE standards.

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Biographies of Director Nominees

Richard D. Fairbank Chairman, Chief Executive Officer and President, Capital One Financial Corporation Director Since: 1994 Age: 67

Capital One Committees:

∎ None

Capital One Companies:

∎ Capital One Bank (USA), National Association (Chair)

∎ Capital One, National Association (Chair)

Additional Public Directorships (current):

∎ None

Mr. Fairbank is founder, Chairman, and Chief Executive Officer of Capital One Financial Corporation. As an innovator and entrepreneurial leader, Mr. Fairbank has grown Capital One from a start-up to one of the ten largest banks in America and 100 largest companies in the country as ranked by Fortune Magazine. Mr. Fairbank has been the CEO since the Company’s Initial Public Offering in November 1994 and has served as the Chairman and CEO since February 1995. He has driven strong organic business growth and executed a series of strategic acquisitions across retail and direct banking, credit cards, auto lending, and technology. Prior to Capital One, Mr. Fairbank was Vice President and head of the banking practice at Strategic Planning Associates, Inc. (now Mercer, a global consulting subsidiary of Marsh & McLennan Companies). Mr. Fairbank served on MasterCard International’s Global Board of Directors from February 2004 until May 2006. Capital One is regularly cited by Fortune Magazine as a “Best Place to Work” (#17 in 2018) and in 2016 the Company was ranked #1 on InformationWeek’s “Elite 100.”

Skills and Qualifications:

Since the founding of the Company, Mr. Fairbank has been responsible for overseeing both the Company’s strategic direction as well as management of Capital One’s day-to-day operations. Mr. Fairbank has extensive experience in financial services and had led the development, growth, and transformation of the Company’s business capabilities, including technology, risk management, brand, customer experience, and talent development and diversity. Mr. Fairbank holds an MBA from the Stanford Graduate School of Business and a bachelor’s degree in economics from Stanford University. This combination of experiences and expertise provide Mr. Fairbank the ability to provide strong leadership and insight to the Board of Directors.

Aparna Chennapragada Vice President of Product Management, AR & VR, Google Director Since: 2018 (new nominee) Age: 41

Capital One Committees:

∎ None

Capital One Companies:

∎ None

Additional Public Directorships (current):

∎ None

Ms. Chennapragada, a computer scientist and product executive trained at IIT and MIT, has more than 15 years of experience in leading teams, driving strategy, and developing successful flagship products. Ms. Chennapragada has been Vice President of Product Management at Google, a multinational technology company, since October 2017, where she currently oversees product management for new product areas in augmented reality and virtual reality. Prior to her current role, Ms. Chennapragada was a Senior Director and Technical Assistant to the CEO at Google from May 2016 to September 2017, where she helped drive various company-wide product efforts. She was a Director and Group Product Manager on Google Now from March 2013 to April 2016. From September 2010 to February 2013, Ms. Chennapragada was a Senior Product Manager on Google Search, and from July 2008 to September 2010, Ms. Chennapragada led the development of new algorithmic features for YouTube and Google. Prior to joining Google, Ms. Chennapragada served in various roles at Akamai Technologies, Inc. from September 1999 to June 2008.

Skills and Qualifications:

Ms. Chennapragada is an accomplished executive and has experience in technology innovation and development, leading change initiatives, product development, strategy, machine learning, and talent management. She brings significant insights on mobile, artificial intelligence, and technology’s transformational impact on business and consumers. This combination of skills provides the Board of Directors with valuable insight on these and other matters.

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Ann Fritz Hackett Partner and Co-Founder, Personal Pathways, LLC Lead Independent Director Director Since: 2004 Age: 64

Capital One Committees:

∎ Compensation Committee

∎ Governance and Nominating Committee (Chair)

∎ Risk Committee

Capital One Companies:

∎ Capital One, National Association

Additional Public Directorships (current):

∎ Fortune Brands Home & Security, Inc.

Ms. Hackett is a partner and co-founder of Personal Pathways, LLC. The company’s flagship product is a web-based enterprise collaboration insights platform. Prior to her role at Personal Pathways, she served as the President of Horizon Consulting Group, LLC since founding the company in 1996, providing strategic, organizational and human resources advice to clients worldwide. She has worked with boards of directors, chief executive officers and senior executives to identify strategic opportunities and execute solutions during periods of business and financial challenges and transformation. Prior to Horizon Consulting, Ms. Hackett was Vice President and Partner of a leading national strategy consulting firm where she served on the Management Committee and, among other strategy consulting assignments, led Human Resources and developed her expertise in managing cultural change, creating performance management processes and a performance-based culture, nurturing leadership talent and planning for executive succession. Ms. Hackett is also a member of the Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also served as a director of Beam, Inc. (formerly Fortune Brands, Inc.) from December 2007 until April 2014.

Skills and Qualifications:

Ms. Hackett has experience in strategy, technology development, leading change initiatives, talent management and succession planning and in creating performance management processes and performance-based compensation programs. She also has experience in corporate governance and risk matters as a result of her participation with public company boards of directors and related governance committees, non-profit boards and consulting engagements. This combination of skills provides the Board of Directors with valuable insight on these and other matters.

Lewis Hay, III Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc. Director Since: 2003 Age: 62

Capital One Committees:

∎ Compensation Committee

∎ Governance and Nominating Committee

Capital One Companies:

∎ Capital One, National Association

Additional Public Directorships (current):

∎ Harris Corporation

∎ Anthem, Inc. (formerly WellPoint, Inc.)

Mr. Hay served in a variety of executive positions at NextEra Energy, Inc. (“NextEra”) (formerly FPL Group, Inc.), including Chief Executive Officer (2001-2012), Chairman (2002-2012) and President (2001-2006). NextEra is one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America. Mr. Hay served as Executive Chairman of NextEra from July 2012 until he retired in December 2013 and as a director of NextEra from June 2001 through December 2013. While at NextEra, he also served as Chief Executive Officer of Florida Power & Light Company from January 2002 to July 2008. He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer and served as President of NextEra Energy Resources, LLC (formerly FPL Energy, LLC) from March 2000 until December 2001. He currently serves as an Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Hay is a former chairman of both the Edison Electric Institute, the association of U.S. shareholder-owned electric companies, and the Institute of Nuclear Power Operations. Mr. Hay also served as Chair of the Electricity Subsector Coordinating Council, an organization that coordinated government and electricity industry cyber security initiatives, as well as on President Obama’s Council on Jobs and Competitiveness.

Skills and Qualifications:

Mr. Hay has extensive knowledge of the complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company. His background in leading finance and accounting, treasury, credit, investor relations, mergers and acquisitions and information systems functions, as well as his understanding of enterprise risk management, executive compensation and public company governance, provides the Board of Directors with valuable insight on these and other matters.

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Benjamin P. Jenkins, III Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co. Director Since: 2013 Age: 73

Capital One Committees:

∎ Audit Committee

∎ Compensation Committee

∎ Risk Committee

Capital One Companies:

∎ Capital One, National Association

Additional Public Directorships (current):

∎ None

Mr. Jenkins served as Senior Advisor, Managing Director, and Vice Chairman for Retail Banking at Morgan Stanley & Co., a financial services firm, from January 2009 to January 2011. Prior to that, he had a 38-year career with Wachovia Corporation (now Wells Fargo & Company), a financial services company, where he was Vice Chairman and President of the General Banking Group. He is credited with advancing the profitability of the General Bank through improvements in customer service and the reduction of customer attrition to industry-leading levels. He and his team were instrumental in the integration of the First Union/Wachovia and Wachovia/SouthTrust mergers, and Mr. Jenkins led the successful expansion of Wachovia’s banking network. He also previously served on the boards of Visa USA and Visa International.

Skills and Qualifications:

Mr. Jenkins’ experience in corporate banking, banking operations, investment banking, acquisition integration, and management of customer relationships brings valuable insight to the Board of Directors in overseeing, among other areas, matters critical to Capital One’s banking business.

Peter Thomas Killalea Owner and President, Aoinle, LLC Director Since: 2016 Age: 50

Capital One Committees:

∎ Compensation Committee

∎ Risk Committee

Capital One Companies:

∎ Capital One, National Association

Additional Public Directorships (current):

∎ MongoDB, Inc.

Mr. Killalea has been an advisor to private technology-driven companies since November 2014 and is the Owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon.com, Inc., most recently as its Vice President of Technology for the Kindle Content Ecosystem from 2008 to November 2014. He served as its Vice President of Infrastructure and Distributed Systems from 2003 to 2008 and prior to that as Chief Information Security Officer and Vice President of Security. He led the infrastructure and distributed systems team, which later became a key part of the Amazon Web Services platform. He also led the product development and engineering teams for the Kindle Content Ecosystem. Mr. Killalea serves on the editorial board of ACM Queue (Association for Computing Machinery). He has served on the board of MongoDB, Inc. since December 2015. He served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015.

Skills and Qualifications:

Mr. Killalea’s product, technology, and security experience in the technology industry, including his experience advising technology companies in various stages of growth and his various leadership roles, including as Chief Information Security Officer, at Amazon.com, Inc., bring valuable insight to the Board of Directors on these and other matters.

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Pierre E. Leroy Managing Partner, Aspiture, LLC Director Since: 2005 Age: 69

Capital One Committees:

∎ Audit Committee

∎ Compensation Committee

Capital One Companies:

∎ Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎ None

Mr. Leroy established an advisory and private equity firm in April 2015, Aspiture, LLC (“Aspiture”), which invests primarily in digital companies offering unique customer solutions. Mr. Leroy served as Executive Chairman from March 2012 and Chief Executive Officer from July 2012 until June 2013 of Vigilant Solutions, Inc. (formerly Vigilant Video, Inc.), an industry-leading pioneer of innovative intelligence solutions that help law enforcement protect officers, families and communities. Mr. Leroy retired in 2005 from Deere & Company as President of both the Worldwide Construction & Forestry Division and the Global Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere & Company, Mr. Leroy served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy also served as a director of United Rentals, Inc. from April 2012 to May 2015, RSC Holdings Inc. and RSC Equipment Rental from May 2008 to April 2012 (when RSC was acquired by United Rentals), and Beam, Inc. (formerly Fortune Brands, Inc.) from September 2003 to February 2012.

Skills and Qualifications:

Mr. Leroy’s experience in capital markets and asset-liability management, and his experience as CEO and Executive Chairman of a digital analytic software company and managing partner of an advisory and consulting business, in addition to his experience in leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

Peter E. Raskind Former Owner, JMB Consulting, LLC Director Since: 2012 Age: 61

Capital One Committees:

∎ Governance and Nominating Committee

∎ Risk Committee (Chair)

Capital One Companies:

∎ Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎ None

Until its merger with PNC Financial Services Group in December 2008, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States. Through an extensive banking career, Mr. Raskind has served in a number of leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, corporate trust, retail and small business banking, operations and strategic planning.

Mr. Raskind served as a director of United Community Banks, Inc. from May 2011 to January 2012 and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and served on the executive committee of the National Automated Clearing House Association.

In addition, until 2017, Mr. Raskind was the owner of JMB Consulting, LLC, which he established in February 2009 to provide consulting services to financial services firms and investors. In 2011, he served as Interim Chief Executive Officer of the Cleveland Metropolitan School District, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority.

Skills and Qualifications:

Mr. Raskind is experienced in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration from his extensive career in banking. He provides the Board of Directors with valuable insight on these and other matters.

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Mayo A. Shattuck III Chairman, Exelon Corporation Director Since: 2003 Age: 63

Capital One Committees:

∎ Compensation Committee (Chair)

∎ Governance and Nominating Committee

Capital One Companies:

∎ Capital One, National Association

Additional Public Directorships (current):

∎ Gap, Inc.

∎ Alarm.com

∎ Exelon Corporation

Mr. Shattuck is Chairman of the Board of Chicago-based Exelon Corporation (“Exelon”), the nation’s largest competitive energy provider and commercial nuclear plant operator. From March 2012 through February 2013, he served as Executive Chairman of the Board of Exelon. Prior to joining Exelon, he was Chairman, President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, a position he held from 2001 to 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Banc Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. From 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown & Sons, a major investment bank, which merged with Bankers Trust in 1997.

Mr. Shattuck is also Vice Chairman of Johns Hopkins Medicine, Trustee of Johns Hopkins University and former Chairman of the Institute of Nuclear Power Operators.

Skills and Qualifications:

Mr. Shattuck’s experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation and private banking, as well as his experience in leading two large, publicly-held companies and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

Bradford H. Warner Former President of Premier and Small Business Banking, Bank of America Corporation Director Since: 2008 Age: 66

Capital One Committees:

∎ Audit Committee (Chair)

∎ Risk Committee

Capital One Companies:

∎ Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎ None

Mr. Warner served in a variety of executive positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of Regional Bank.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in Asia, northern Latin America and Mexico; and several investment-related businesses, including private banking, asset management and brokerage. He also served on the most senior management policy and governance committees at BankBoston, FleetBoston and Bank of America.

Skills and Qualifications:

Mr. Warner’s experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as his experience in corporate banking functions, customer relationships, corporate culture change management, enterprise risk management and technology, brings valuable insight to the Board of Directors in overseeing, among other matters, a broad range of matters critical to Capital One’s banking business.

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Catherine G. West Former Special Advisor, Promontory Financial Group Director Since: 2013 Age: 58

Capital One Committees:

∎ Audit Committee

∎ Risk Committee

Capital One Companies:

∎ Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎ None

Ms. West served as a Special Advisor to Promontory Financial Group, a financial services consulting firm, from May 2013 until her departure in October 2013, and as Managing Director from April 2012 until April 2013. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (“CFPB”), a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leveraged those views to effect policy change. She was previously the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. From March 2000 to July 2006, Ms. West was an executive officer at Capital One Financial Corporation where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations.

Skills and Qualifications:

Ms. West has a multifaceted background in financial services with more than 25 years of experience in financial services operations, regulatory matters, technology platform conversions, process automation and innovation, and strategy development. She has experience in leveraged buyouts, initial public offerings, and mergers and acquisitions, and has a keen understanding of both business strategy and the regulatory perspective. Ms. West provides the Board with valuable insight on these and other matters.

Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership in the context of Capital One’s specific circumstances, culture, strategic objectives and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure best suited for Capital One and the long-term interests of Capital One’s stockholders and other stakeholders.

We believe that our existing Board leadership structure, with Mr. Fairbank acting as CEO and Chairman of the Board, provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Board. Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director; all-independent Board committees with independent chairs that oversee the Company’s operations, risks, performance and business strategy; experienced and committed directors; and frequent executive sessions without management (including Mr. Fairbank) in attendance.

Lead Independent Director

Our Board believes that an active, empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position, elected annually by the independent directors upon the recommendation of the Governance and Nominating Committee, is a critical aspect of our corporate governance framework.

The Lead Independent Director’s responsibilities include:

Board Culture

∎	Serves as liaison between the Chairman of the Board and the independent directors

∎	Facilitates discussion among the independent directors on key issues and concerns outside of Board meetings

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

∎	Ensures Board discussions demonstrate effective challenge of management

∎	Facilitates teamwork and communication among the independent directors

∎	Fosters an environment that allows for engagement and commitment of Board members

Board Leadership

∎	Organizes and presides over executive sessions

∎	Sets the agendas for and leads executive sessions

∎	If a crisis occurs, calls together the independent directors to establish Board leadership responsibility

∎	Is responsible for soliciting feedback for and engaging the CEO on executive sessions

∎	Advises the Chairman of the Board on the retention of advisors and consultants who report directly to the Board

∎	Advises the Governance and Nominating Committee and the Chairman of the Board on the membership of Board committees and the selection of committee chairs

∎	Acts as a key advisor to the CEO on a wide variety of Company matters

Board Performance and Development

∎	Leads the annual performance assessment of the CEO

∎	Facilitates the Board’s engagement with the CEO and CEO succession planning

∎	Leads the Board’s annual evaluation and recommendations for improvement, if any

Board Meetings

∎	Has authority to call meetings of the independent directors

∎	Approves meeting agendas for the Board

∎	Approves information sent to the Board

∎	Approves meeting schedules and works with the Chairman of the Board and committee chairs to assure there is sufficient time for discussion of all agenda items

∎	Presides at all meetings of the Board at which the Chairman of the Board is not present

Stockholder Engagement

∎	If requested by larger stockholders, the Lead Independent Director ensures that he or she is available for consultation and direct communication

∎	Reviews stockholder communications addressed to the full Board, to the Lead Independent Director, or to the independent directors

In evaluating candidates for Lead Independent Director, the independent directors consider several factors, including each candidate’s corporate governance experience, board service and tenure, leadership roles, and ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the independent directors also consider the results of the candidate’s annual Lead Independent Director assessment, as described in “Annual Assessment of the Lead Independent Director” below.

Annual Assessment of the Lead Independent Director

To support the independent directors in electing a Lead Independent Director, the Governance and Nominating Committee oversees an annual process to evaluate the effectiveness of the Lead Independent Director. Each

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year the Governance and Nominating Committee designates one independent director as the facilitator, who solicits input and feedback from all directors on the performance and effectiveness of the Lead Independent Director. The facilitator shares the results with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The independent directors consider the results of this assessment in the annual election of the Lead Independent Director.

Our Lead Independent Director is currently Ms. Hackett. As Lead Independent Director, Ms. Hackett has a strong record of active engagement both inside and outside the board room, including regular meetings with both federal regulators and company executives in one-on-one and group settings. Ms. Hackett is also an active member of the Lead Director Network, a select group of lead independent directors from America’s most successful companies who share a commitment to improving corporate performance and earning stockholder trust through more effective board leadership. Leveraging her significant experience serving in leadership capacities in a variety of environments, Ms. Hackett has fostered a culture of collaboration, diligence, trust and mutual respect that allows the Board to work effectively to provide the oversight and effective challenge to management. Based on her performance, the independent directors unanimously supported Ms. Hackett’s re-election as Lead Independent Director for a one-year term beginning May 2017.

Key Board Governance Practices

2017 Board Meetings and Attendance

∎

Each of our current directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the period the director was on the Board or committee

∎	The Board held 20 meetings

∎	The Board’s committees collectively held 31 meetings

∎	All directors then serving attended the Annual Meeting, and Capital One expects all of the director nominees to attend the 2018 Annual Meeting

Executive Sessions

Executive sessions of independent directors of the Board are led by the Lead Independent Director and are an important governance practice because they enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness without management present. Our independent directors meet in executive session without management at least once annually and, in 2017, the independent directors met three times in executive session. During these executive sessions, the independent directors have complete access to such members of the Company’s senior executive management as they may request, including the CEO, CFO, General Counsel, Chief Risk Officer, Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of non-management or independent directors.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and our industry and valuable perspective on the performance of our Company, the Board, our CEO and other members of senior management.

∎	Our committee chairs and Lead Independent Director meet and speak regularly with each other and with both the CEO and members of our management team, usually independently of the CEO.

∎

Our committee chairs and Lead Independent Director conduct pre-meeting reviews of agendas and provide feedback directly to management. After Board meetings, the committee chairs and Lead Independent Director conduct post-meeting debriefs with management to discuss any follow-up items.

∎	Our individual directors have discussions with each other and with our CEO, members of our senior management team and other key associates and with our federal regulators.

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Annual Board and Committee Evaluations

In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees engage in a formal self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the board-management partnership, and helping set and oversee board expectations of management. In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends and assure themselves that areas identified for improvement are appropriately and timely addressed. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, experience and backgrounds. While the Board and each of its committees conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

To ensure the process stays fresh and continues to generate rich insights, the Board follows a cyclical, programmatic approach to conducting Board and committee evaluations. This approach includes regular, holistic reviews of the evaluation framework, methodology and form. In 2017, the Board and its committees conducted their evaluations using the following process:

Initiation of Process

The Lead Independent Director developed and circulated a list of potential topics to directors for consideration in advance of the Board’s evaluation discussion. The Lead Independent Director solicited input from the Corporate Secretary, the Corporate Governance Office, and members of the Board in formulating the questions. Committee chairs followed a similar process for their respective committees.

Discussion

The Lead Independent Director scheduled time with each individual director in advance of the Board evaluation discussion to gather input and feedback and leveraged those discussions to lead the evaluation discussion held during the executive session at the Board’s meeting held during the second quarter. Committee chairs led their respective committee discussions during executive session.

Follow-Up

The Lead Independent Director shared a summary of the Board results with management to address any requests or enhancements in practices that may be warranted. Committee chairs reported on their respective evaluations to the full Board.

Topics considered during the 2017 annual evaluations process included:

∎	Setting corporate culture and “tone at the top”

∎	Lead Independent Director’s role

∎	Chairman of the Board’s role

∎	Assessment of the CEO’s performance

∎	CEO and executive management succession planning

∎	Executive compensation

∎	Company performance

∎	Corporate strategy (both short- and long-term strategic objectives)

∎	Executive talent development

∎	Access to Company executives and associates

∎	Board and committee composition including director skills, background, expertise, and diversity

∎

Oversight of enterprise risk, including the stature of the risk management function and appropriateness of the Company’s risk appetites and risk management in light of the scale and complexity of the Company’s business

∎	Overall Board governance including quality and quantity of materials and information, conduct of meetings and support for those activities from management

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In future years, the Board and its committees may conduct their annual evaluations in a different manner, such as through surveys, group discussions in executive session, individual director interviews and/or a third-party facilitator.

Annual Assessment of Director Nominees

Each year the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Governance and Nominating Committee’s Chair and each Board member regarding the individual performance and effectiveness of the directors nominated by the Board for re-election by Capital One’s stockholders. The Lead Independent Director is also assessed annually through a process facilitated by another independent member of the Board. See “Annual Assessment of the Lead Independent Director” beginning on page 22 for a description of that process.

Solicitation

The Governance and Nominating Committee Chair meets with Board members in separate, one-on-one sessions to solicit feedback on the other directors’ individual strengths and contributions in areas such as meeting preparation, knowledge of company business and strategy, personal knowledge and subject-matter expertise, corporate culture, ethics and candor.

Evaluation

The Governance and Nominating Committee Chair synthesizes the feedback and reports the results to the Governance and Nominating Committee, the Chairman of the Board and the Board, as appropriate. Each director leaves the room during the discussion of his or her assessment and candidacy.

The Governance and Nominating Committee also reviews other considerations such as related person transactions, conflicts of interest and independence.

Nomination

The Governance and Nominating Committee recommends director candidates for nomination to the Board, and the Board nominates one or more directors to stand for re-election by Capital One’s stockholders.

Follow-Up	The Governance and Nominating Committee’s Chair shares input and feedback from the assessments with the individual directors.

Annual Performance Assessment of the CEO

Under the direction of our Lead Independent Director, the independent directors of the Board annually assess the performance of Mr. Fairbank as Capital One’s CEO. The Governance and Nominating Committee is responsible for developing and overseeing the process, facilitated by the Lead Independent Director and involving all directors, for conducting the CEO’s annual performance evaluation. This process includes an in-depth discussion of performance by the independent directors in executive session during which directors consider a variety of factors to evaluate Mr. Fairbank’s performance. Such factors include financial and operating performance, governance and risk management, strategic performance, setting the cultural “tone at the top,” and winning with our customers and associates as described in “Chief Executive Officer Compensation” beginning on page 48 and feedback raised through Board discussion and self-assessment materials provided by Mr. Fairbank to the Board regarding his and the Company’s performance and achievements for various subjective and objective metrics.

The annual CEO performance assessment is completed as part of the end-of-year compensation process. The Compensation Committee manages end-of-year compensation decisions within the context of such assessment, and the Lead Independent Director and Chair of the Compensation Committee jointly share the input and feedback of the CEO performance assessment with Mr. Fairbank in a closed session.

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The Board’s Role in Succession Planning

Under the Corporate Governance Guidelines, the Board is responsible for maintaining a succession plan for the CEO. The Board has in place an effective planning process to select successors to the CEO and annually reviews the CEO succession plan. Our Board believes that the directors and the CEO should work together on succession planning and that the entire Board should be involved. Each year, as part of its succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board reviews the senior executive team’s experience, skills, competencies and potential to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, the two levels of executives below the CEO, which include the CEO’s direct reports, often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities.

Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. There is also available, on a continuing basis as a result of the process described above, the CEO’s recommendation on a successor should the CEO become unexpectedly unable to serve. The Board also reviews annually the CEO’s emergency successor recommendations.

The Board’s Role in Risk Oversight

The Board believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, Capital One’s long-term corporate success.

The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise-wide and includes eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational and strategic. Management has developed risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee is responsible for the oversight of enterprise risk management for the Company, and is responsible for reviewing and recommending to the Board for approval certain risk tolerances taking into account the Company’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. Within management, enterprise risk management is generally the responsibility of the Chief Risk Officer, who has accountability for proposing risk tolerance and reporting levels related to all eight risk categories. The Chief Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officer reports both to the CEO and to the Risk Committee. The Audit Committee also plays an important risk oversight function, and oversees elements of compliance and legal risk. Each committee of the Board oversees reputation risk matters within the scope of their respective responsibilities. Finally the Board as a whole oversees the entire enterprise risk framework for the Company, including the oversight of strategic risk.

The Board’s Role in Overseeing Cyber Risk

As a financial services company entrusted with the safeguarding of sensitive information, our Board believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Accordingly, our Board is actively engaged in the oversight of the Company’s cyber risk profile, enterprise cyber strategy implementation and key cyber initiatives. The Risk Committee receives regular updates from management on its cyber event preparedness efforts. The Risk Committee receives regular quarterly reports from the Chief Information Security Officer on the Company’s cyber risk profile and cybersecurity program initiatives and meets with the Chief Information Security Officer at least twice annually. The Risk Committee also meets periodically with third-party experts, as appropriate, to evaluate the Company’s cybersecurity program. The Risk Committee annually reviews and recommends the Company’s information security policy and information security program to the Board for approval. The Risk Committee is also responsible for overseeing cybersecurity and information security risk as

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well as management’s actions to identify, assess, mitigate and remediate material issues. At least annually, the Board reviews and discusses the Company’s technology strategy with the Chief Information Officer and approves the Company’s technology strategic plan.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, with a view towards ensuring that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management and align with our business strategy. Annually, the Compensation Committee reviews and approves the Incentive Compensation Governance Policy which applies to all Company associates and governs incentive compensation decisions. The Incentive Compensation Governance Policy provides the framework for oversight of the design of incentive compensation programs. In setting executive compensation, the Compensation Committee assesses each of the named executive officers against one or more performance objectives specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role and also implements additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 44.

The Compensation Committee reviews the Company’s named executive officer and other senior executive compensation programs as well as any other material incentive compensation programs. During these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company designed to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes these compensation programs are consistent with safety and soundness and operate in a manner that appropriately balances risk.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices.

Stockholder Engagement Program

We value the input and insights of our stockholders and are committed to continued engagement with investors. As a result, we engage in continuous outreach to enable meaningful engagement and report feedback to our Board to help them drive results. In 2017, we engaged in direct outreach and discussions with stockholders representing approximately 60% of our outstanding shares. Key topics of focus included corporate governance matters, company strategy and results, board composition, and executive compensation performance metrics.

∎

Continuous Outreach. The CEO, the CFO, and our Investor Relations team meet frequently with stockholders and the investment community regarding our strategy and performance. In addition, members of management, including our Investor Relations, Corporate Governance, and Executive Compensation teams, and frequently our General Counsel, Corporate Secretary and CFO, meet with key governance contacts at our larger stockholders throughout the year.

∎

Meaningful Engagement. We engage on company performance and operations, strategic direction, corporate governance, executive compensation, risk and operational oversight and Board leadership, operation and composition, among other matters. Our goal is to engage in a manner characterized by both transparency and respect, fostering collaborative and mutually beneficial discussions. If questions arise that are best addressed through a conversation with our directors, management works with the stockholder to arrange for that conversation. Depending on the topics the investor wishes to discuss, our meetings with stockholders may include our Lead Independent Director, the Chair of the Compensation Committee or the Chair of the Governance and Nominating Committee.

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∎

Regular Board Reporting. The Governance and Nominating Committee, Compensation Committee, and the Board request and receive reports from our Investor Relations team and members of management and discuss stockholders’ feedback and insights. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board action or enhancements to our policies, practices or disclosure.

∎

Stockholder-Driven Results. In recent years, in response to stockholder feedback, we have made significant improvements to our corporate governance and executive compensation practices and disclosures:

∎

Introduced new metrics for our performance share program, more closely tying pay to performance, and increased the rigor of relative Company performance governing payouts applicable to performance share awards. See “Performance Share Award” beginning on page 50 for more information.

∎

Provided disclosure in our proxy statement regarding the three core elements of our approach to corporate social responsibility: People, Community, and Environment. See “Environmental, Social and Governance Practices” beginning on page 36 for more information.

∎

Increased alignment of CEO compensation and Company performance by increasing the percentage of the CEO’s total target compensation tied to a year-end evaluation of CEO and Company performance from 30% to 40%, providing a more direct link between the CEO’s compensation and the Compensation Committee’s and independent directors’ assessment of such performance. See “Chief Executive Officer Compensation” beginning on page 48 for more information.

∎

Provided greater transparency regarding the Compensation Committee’s use of discretion, particularly regarding the year-end incentive awards granted to the named executive officers. See “Use of Discretion” on page 47 for more information.

We Engage Across Many Channels

Company-Led Engagement	Stockholder-Led Engagement

∎   Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated full time to respond to questions from stockholders about the Company, its strategy and performance, and other issues of investor interest.

∎   Formal Outreach Program. In addition to continuous outreach on a broad set of topics, our formal outreach program includes proactive outreach to our largest stockholders at least twice a year focused on governance, compensation, and related issues. Through our overall formal outreach program, our Board and management gain stockholder insights and provide an opportunity for management to assess stockholder sentiment.

∎    Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing stockholders to gain further insight into the Company’s financial condition and results of operations.

∎    Regular Investor Conferences and Road-shows. Management and our Investor Relations team routinely engages with investors at conferences and other forums. During 2017, management attended 13 investor conferences.

∎    SEC Filings and Proxy Statement. All our filings with the SEC are available on our Investor Relations website at www.capitalone.com (under “About Us,” then “Investors”).

∎   Voting. Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs.

∎   Annual Stockholder Meeting. Our directors are expected to, and do, attend the annual meeting of stockholders, where all of our stockholders are invited to attend, ask questions and express their views.

∎    Written Correspondence. Stockholders may write to the Board through the Corporate Secretary at the address provided below.

∎   Special Meetings. A stockholder or group of stockholders that hold at least 25% of our outstanding common stock may request a special meeting of stockholders.

∎    Proxy Access. A stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least 3 years may nominate and include in the Company’s proxy statement a number of director candidates equal to the greater of 2 or 20% of the total Board.

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Board Committees

Our Board has four standing committees: Audit, Risk, Governance and Nominating, and Compensation. Each of our committees:

∎	Is led by an active and empowered Committee Chair, each of whom is independent

∎	Is comprised of all independent members

∎	Operates in accordance with a written charter, which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain outside advisors, as desired

Information About Our Current Board Committee Membership and 2017 Committee Meetings

Director	Audit	Risk	Governance and Nominating	Compensation
Richard D. Fairbank

Aparna Chennapragada(1)

Ann Fritz Hackett

Lewis Hay, III

Benjamin P. Jenkins, III

Peter Thomas Killalea

Pierre E. Leroy

Peter E. Raskind

Mayo A. Shattuck III

Bradford H. Warner

Catherine G. West

TOTAL MEETINGS HELD IN 2017	14	8	4	5

Chair     Member

(1)	Ms. Chennapragada was appointed to the Board of Directors on March 1, 2018.

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Audit Committee

Committee Members: Bradford H. Warner (Chair) Benjamin P. Jenkins, III Pierre E. Leroy Catherine G. West Meetings Held in 2017: 14

Primary Responsibilities:

∎   Oversee the qualifications, independence and performance of the Company’s independent auditor

∎   Oversee the appointment, compensation, retention and work of the Company’s independent auditor

∎   Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls

∎    Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment

∎   Review and discuss generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis

∎    Oversee the Chief Auditor and the internal audit function

∎    Approve or replace the Chief Auditor, as appropriate, and annually review the performance, independence and compensation of the Chief Auditor

∎    Oversee the compliance by the Company with legal and regulatory requirements

∎    Perform the fiduciary audit committee function on behalf of our bank subsidiaries in accordance with federal banking regulations

∎    Review and recommend to the Board (or disinterested members of the Board, as appropriate) for approval (i) the Company’s Code of Business Conduct and Ethics, and any material changes thereto; and (ii) any waiver of the Code of Business Conduct and Ethics for directors and certain executive officers

Qualifications:

∎    Each member of the Audit Committee is “financially literate” within the listing standards of the NYSE

∎    No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One

∎    The Board has identified Mr. Leroy and Mr. Warner as “audit committee financial experts” under the applicable SEC rules based on their experience and qualifications, with Mr. Leroy having been identified as such in February 2018

Risk Committee

Committee Members: Peter E. Raskind (Chair) Ann Fritz Hackett Benjamin P. Jenkins, III Peter Thomas Killalea Bradford H. Warner Catherine G. West Meetings Held in 2017: 8

Primary Responsibilities:

∎   Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies established by management to identify, assess, measure and manage key risks facing the Company across all of the Company’s eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational and strategic risk

∎   Discuss with management the enterprise’s risk appetite and tolerance and, at least annually, recommend to the Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎    Review and approve annually the credit review plans and policies, and any significant changes to such plans, as appropriate

∎    Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities and size, and review management reports regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

∎    Oversee the Company’s cyber risk profile, enterprise cyber strategy implementation, and key cyber initiatives

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Governance and Nominating Committee

Committee Members: Ann Fritz Hackett (Chair) Lewis Hay, III Peter E. Raskind Mayo A. Shattuck III Meetings Held in 2017: 4

Primary Responsibilities:

∎    Director succession planning and recruitment of new director candidates

∎    Assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members

∎    Annually review and recommend committee membership

∎    Lead the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines

∎    Oversee the Board and CEO’s annual evaluation processes and periodically discuss the plan for the CEO’s succession

∎    Oversee management’s stockholder engagement program and practices

∎    Evaluate stockholder proposals and other correspondence

∎    Establish and oversee processes for individual director and Board assessments and oversee that committee chairs perform committee evaluations

∎    Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management

Compensation Committee

Committee Members: Mayo A. Shattuck III (Chair) Ann Fritz Hackett Lewis Hay, III Benjamin P. Jenkins, III Peter Thomas Killalea Pierre E. Leroy Meetings Held in 2017: 5

Primary Responsibilities:

∎   Annually recommend to the Board officers for election or re-election or the manner in which such officers will be chosen

∎    Evaluate, approve and recommend to the independent directors the CEO’s compensation, including any salary, incentive awards, perquisites and termination arrangements, in light of the Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives

∎    Review, approve and recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the CEO, to the independent directors and the hiring or promotion of such executive officers to the Board

∎   Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to executive officers with a goal of aligning the policies and programs with such goals and objectives, and review relevant market data relating to compensation and benefits

∎   Oversee incentive compensation programs for executive officers and others who can expose the Company to material risk with a goal that such programs be designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎    Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs is consistent with the Company’s safety and soundness as provided under applicable regulatory guidance

∎   Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other associate benefit plans

∎   Periodically review and recommend director compensation to the Board

∎   Based on a review and discussion with management, recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement

The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the CEO and other executive officers.

The Charters of the Audit, Risk, Governance and Nominating, and Compensation Committees are available on our website at www.capitalone.com. Select “About Us,” then “Investors,” then “Corporate Governance.”

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Compensation Committee Interlocks and Insider Participation

During 2017, no Capital One executive officer served as a member of the board of directors or the compensation committee of any entity with one or more executive officers serving on our Board or Compensation Committee, nor has any such relationship existed in the past. No director who served on the Compensation Committee during 2017 is or was formerly an officer or an associate of Capital One.

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Chair of the Compensation Committee, and its engagement may be terminated by the Compensation Committee at any time.

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2017, FW Cook performed the following work for the Committee:

∎

Provided independent competitive market data and advice related to the compensation for the CEO and the other executive officers, including the development of a group of comparator companies for competitive analysis

∎	Reviewed management-provided market data and recommendations on the design of compensation programs for senior executives other than the CEO

∎	Reviewed Capital One’s executive compensation levels, performance and the design of incentive programs

∎	Reviewed the compensation program for Capital One’s directors and provided competitive compensation data and director compensation program recommendations for review

∎	Provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One

Consultants from FW Cook typically attend Compensation Committee meetings and executive sessions of the Compensation Committee upon request of the Compensation Committee Chair, including meetings held jointly with the independent directors to review or approve the compensation for the CEO and the other executive officers and to provide an independent perspective regarding such compensation practices.

The services provided by FW Cook are limited in scope as described above. FW Cook does not provide any services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC and NYSE rules and has determined that FW Cook is independent from management.

Committee Membership Determinations

Annually, the Governance and Nominating Committee assesses and considers membership for each of the Board’s standing committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chairman of the Board, and individual directors, as needed and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and Chairs to the full Board.

Executive Officers

Robert M. Alexander Chief Information Officer Age: 53

Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses. Mr. Alexander became Chief Information Officer in May 2007, and in this role he is responsible for overseeing all technology activities for Capital One.

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Jory A. Berson Chief Human Resources Officer Age: 47

Mr. Berson joined Capital One in July 1992. From July 1992 to June 2009, Mr. Berson held a variety of roles at Capital One, including President, Financial Services and President, U.S. Card. In June 2009, Mr. Berson became Chief Human Resources Officer, and in this role Mr. Berson is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts and development programs.

R. Scott Blackley Chief Financial Officer Age: 49

Mr. Blackley joined Capital One in March 2011. Mr. Blackley became the Company’s CFO in May 2016 and served as the Company’s Principal Accounting Officer from July 2011 to May 2017 and Controller from March 2011 to March 2017. Prior to joining the Company, Mr. Blackley held various executive positions at Fannie Mae, most recently as Senior Vice President and Chief Financial Officer of the Capital Markets Group. Mr. Blackley’s early career included senior roles in consulting and public accounting, including an appointment to the US Securities and Exchange Commission as a Professional Accounting Fellow and as a Partner with KPMG, LLP.

Kevin S. Borgmann Senior Advisor to the CEO Age: 46

Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles in Capital One’s Corporate Strategy, Partnership Finance, Upmarket Acquisitions, Credit Card, Auto Finance and Risk departments, including serving as Senior Vice President with the Credit Card Division from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012, Deputy Chief Risk Officer from October 2012 to January 2013, and Chief Risk Officer from January 2013 through January 2018. In February 2018, Mr. Borgmann became Senior Advisor to the Chairman and CEO and executive team, with a focus on strategy, risk management, and executive recruiting matters.

Matthew W. Cooper General Counsel Age: 46

Mr. Cooper joined Capital One in January 2009. From January 2009 to January 2018, Mr. Cooper held a variety of roles within Capital One’s Legal Department, including Chief Counsel, Litigation from January 2009 to February 2014; Chief Counsel, Global Card from July 2012 to January 2017; and Chief Counsel, Legal from January 2016 to February 2018. In February 2018, Mr. Cooper became General Counsel, and in this role Mr. Cooper is responsible for overseeing Capital One’s Legal Department and he also manages Capital One’s internal audit department for administrative purposes. Prior to joining Capital One, Mr. Cooper served in various executive roles within the legal department of the General Electric Company and one of its successor companies, Genworth Financial.

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary Age: 68

Mr. Finneran joined Capital One in September 1994 as General Counsel and Corporate Secretary, responsible for managing Capital One’s legal, governmental affairs, corporate governance, regulatory relations and corporate affairs departments, and managed Capital One’s internal audit department for administrative purposes. In February 2018, Mr. Finneran became Chief Risk Officer and Corporate Secretary, responsible for overseeing Capital One’s credit, compliance, operational, market and liquidity, and enterprise risk management functions, as well as continuing to lead Capital One’s corporate governance function.

Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO Age: 51

Mr. LaPrade joined Capital One in January 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas. In 2004, Mr. LaPrade became Chief of Staff to the Chief Executive Officer. In 2010, Mr. LaPrade added responsibilities as Chief Enterprise Services Officer. In that capacity, Mr. LaPrade manages Enterprise Services for Capital One, including Technology, Digital, Design, Growth Ventures, Brand, Enterprise Supplier Management, External Affairs, Workplace Solutions, and Corporate Security.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	33

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Christopher T. Newkirk President, International and Small Business Age: 47

Mr. Newkirk joined Capital One in September 2008, leading U.S. Card Partnership Analytics through January 2010. From February 2010 to June 2013, Mr. Newkirk led U.S. Card Customer Management. From July 2013 to November 2016, Mr. Newkirk led the Company’s International Card business, most recently as Executive Vice President and Head of International Card, where he was responsible for all aspects of Capital One’s credit card businesses in the United Kingdom and Canada. In November 2016, Mr. Newkirk became President, International and Small Business, where he is responsible for leading Capital One’s International credit card businesses and Capital One’s small business credit card business in the United States and, beginning in April 2017, small business banking.

Kleber Santos President, Retail and Direct Banking Age: 44

Mr. Santos joined Capital One in January 2006 as director of Corporate Strategy. From July 2008 to February 2010, he served as head of marketing and analytics for Capital One’s Retail and Direct Bank. From August 2014 to March 2017, Mr. Santos served as Executive Vice President of the Consumer Bank. Mr. Santos became president of the Retail and Direct Bank in March 2017, providing strategic direction and leadership for the Retail and Direct Bank organization. Prior to joining Capital One, Mr. Santos’ experience includes serving as an engagement manager and U.S. payments expert at McKinsey & Company, where he led a variety of projects for the leading credit card issuers and banks in the U.S. Mr. Santos is second lieutenant of infantry in the Brazilian Army Reserve Forces.

Michael C. Slocum President, Commercial Banking Age: 61

Mr. Slocum joined Capital One in August 2007. From August 2007 to September 2011, Mr. Slocum was Executive Vice President of Capital One’s Banking Business, leading the company’s Commercial Banking business including lending, deposit products and capital markets. Mr. Slocum became President, Commercial Banking in September 2011, and in this role he is responsible for leading all aspects of Commercial Banking including Corporate and Commercial Real Estate Banking, Capital Markets, Treasury Services and all related operations. Before joining Capital One, Mr. Slocum served in various leadership roles at Wachovia Bank (now Wells Fargo & Company), a provider of consumer and commercial financial services, including as the Regional Chief Executive Officer for Northeastern US.

Michael J. Wassmer President, U.S. Card Age: 48

Mr. Wassmer joined Capital One in July 1994. Since that time, Mr. Wassmer has served in roles of increasing responsibility across the Company, expanding his leadership scope and experience driving strategy and analysis, finance, operations and risk management. From 2013 to November 2016, Mr. Wassmer served as Executive Vice President of the Company’s U.S. Branded Card business where he was responsible for leading credit, marketing and strategy for the domestic Branded Consumer and Small Business Card businesses. In November 2016, Mr. Wassmer became President, U.S. Card and is currently responsible for leading the Company’s consumer credit card business in the United States. In his over 20 years of leadership in the Company’s Card business, Mr. Wassmer has been responsible for driving significant transformation and growth, including the launch and oversight of the Company’s flagship consumer and small business products.

Sanjiv Yajnik President, Financial Services Age: 61

Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik led several businesses within Capital One, including Capital One Europe, Capital One Canada, and Capital One Small Business Services. Mr. Yajnik became President, Financial Services in June 2009. In this role he is responsible for overseeing Capital One’s Auto Finance and Home Loans businesses. Prior to joining Capital One, Mr. Yajnik held a broad range of positions, including General Manager at Circuit City Stores (USA), Market Manager at PepsiCo (Canada), and Chief Engineer at Mobil Oil (International).

34	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Related Person Transactions

Our Board has approved a written Related Person Transaction policy, which sets forth policies and procedures for reviewing, and approving or ratifying, transactions with directors, director nominees, executive officers, stockholders holding 5% or more of Capital One’s voting securities, or any of their immediate family members or affiliated entities (Related Persons). The policy covers transactions, arrangements and relationships where Capital One is a participant, the aggregate amount of the transaction exceeds $120,000, and a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, Related Person Transactions must be approved or ratified by the Governance and Nominating Committee. The Governance and Nominating Committee will only approve or ratify a Related Person Transaction if, after reviewing all relevant facts and circumstances, it determines the Related Person Transaction is not inconsistent with the best interests of the Company and its stockholders.

In reviewing Related Person Transactions for approval or ratification, the Governance and Nominating Committee will consider all relevant facts and circumstances, which may include: the benefits to the Company resulting from the transaction; the nature and extent of the Related Person’s interest in the transaction; whether the transaction would impact a director’s independence; whether Capital One’s Code of Business Conduct and Ethics would be implicated (including whether the transaction would create a conflict of interest or appearance of a conflict of interest); whether the transaction raises any concerns with respect to reputational risk; the availability of other sources for comparable products or services; and the terms of the transaction and the terms available to unrelated third parties or to Capital One’s associates, generally.

The Governance and Nominating Committee has pre-approved the following types of Related Person Transactions as being not inconsistent with the best interests of Capital One and its stockholders. These include transactions involving: director and executive compensation otherwise disclosed in the Company’s proxy statement and/or approved by the Compensation Committee or the Board; amounts that are not material and where the relationship arises only from a Related Person being an employee (other than as an executive officer) or a director of, or having immaterial financial holdings in, another entity; and financial services, including loans, extensions of credit, or other financial services and products provided by Capital One to a Related Person that are in the ordinary course, non-preferential, do not involve features unfavorable to the Company, and comply with all applicable laws, rules, and regulations (including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation Guidelines).

If a matter before the Governance and Nominating Committee involves a member of the Committee, the member must be recused and may not participate in deliberations or vote on the matter. If Capital One learns of a Related Person Transaction that was not pre-approved under the policy, the Committee will consider the options available, including ratification, revision or termination of the transaction.

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers and/or nominees for director, or to a director’s, executive officer’s or director nominee’s immediate family member, including persons sharing the household of such director, executive officer or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other features unfavorable to the Company.

Matthew W. Cooper is Capital One’s General Counsel. Mr. Cooper’s brother-in-law is a partner at the international law firm of McGuireWoods LLP (“McGuireWoods”). Capital One has engaged McGuireWoods from time to time in the ordinary course of business and on an arm’s length basis. The relationship between Capital One and McGuireWoods began before Mr. Cooper was employed by Capital One and also pre-dates Mr. Cooper’s brother-in-law’s association with McGuireWoods. Mr. Cooper’s brother-in-law does not work on any Capital One matters and his ownership in the firm is less than 1%. In 2017, Capital One made aggregate payments to McGuireWoods of approximately $8.6 million for legal services. This relationship was ratified by the Governance and Nominating Committee.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	35

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Environmental, Social and Governance Practices

At Capital One, we provide financial solutions to help people succeed and to make life better in the communities in which we operate. Our approach to corporate social responsibility continues to evolve each year, but we remain focused on three core elements: our people, our community, and our environmental footprint.

We are committed to helping our customers, associates, and communities succeed. For more information regarding our environmental, social and governance practices, see “Corporate Social Responsibility” located in Capital One’s Newsroom on our website at press.capitalone.com.

Our People

As part of our Mission, we aim to bring humanity to banking. It is fundamental to every aspect of our business operations and it underscores our commitment to putting people first.

∎	For our customers, our products are innovative, simple to use, and deliver value for individuals of all backgrounds

∎	For our associates, our culture is built on openness, collaboration, and diversity of backgrounds, perspectives, and experiences

∎	For our communities, we use our resources to provide people with opportunities to learn, work, and secure a stronger financial future

Trust is essential to our success, and we place a high bar on making thoughtful business decisions and being transparent in our communications with our customers and stakeholders. We facilitate ongoing dialogue with all of our stakeholders, incorporating their feedback as we evolve our products and services.

Our Community

For us, delivering real, lasting change is the result of longstanding commitments and strong community-based partnerships. The programs and partnerships we pursue integrate Capital One’s core strengths with the skills, expertise, and experiences of others to maximize our impact. As a financial services company, we will continue our focus on spurring economic growth and creating opportunities for many.

Our Environmental Footprint

Our environmental efforts are rooted in our sense of accountability for our actions – both to our stakeholders and society as a whole. We are committed to continuously improving the environmental sustainability of our business, to reducing the impact of our operations, and to using resources and materials thoughtfully. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

36	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

How to Contact Us

 Our Directors

Communicate with our directors, including our Lead Independent Director, Committee Chairs or Independent Directors as a Group

 Mail correspondence to:

 Board of Directors / Lead Independent Director

 c/o Corporate Secretary’s Office

 Capital One Financial Corporation

 1680 Capital One Drive

 McLean, Virginia 22102

Investor Relations Reach out to our Investor Relations team at any time Email: Investor.relations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the independent directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Auditor. Other communications are referred to the Lead Independent Director. Please continue to share your thoughts or concerns with us. We value your input and your investment.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	37

Section II - Security Ownership

Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2017, which was 485,525,340.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	43,826,372	9.03%

Capital World Investors (2) 333 South Hope Street Los Angeles, CA 90071	38,537,005	7.94%

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	32,904,263	6.78%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	29,103,230	6.00%

(1)

Based on a Schedule 13G/A (Amendment No. 16) filed on February 13, 2018. As of December 31, 2017, Dodge & Cox reported sole voting power with respect to 41,303,635 shares and sole dispositive power over all shares beneficially owned.

(2)

Based on a Schedule 13G/A (Amendment No. 3) filed on February 14, 2018. As of December 29, 2017, Capital World Investors reported sole voting power and sole dispositive power over all shares beneficially owned.

(3)

Based on a Schedule 13G/A (Amendment No. 3) filed on February 8, 2018. As of December 31, 2017, The Vanguard Group reported sole voting power with respect to 680,859 shares, shared voting power with respect to 112,920 shares, sole dispositive power over 32,128,394 shares and shared dispositive power over 775,869 shares.

(4)

Based on a Schedule 13G/A (Amendment No. 5) filed on January 29, 2018. As of December 31, 2017, BlackRock, Inc. reported sole voting power with respect to 25,109,445 shares and sole dispositive power over all shares beneficially owned.

38	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION II - SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of February 23, 2018, by our directors, the named executive officers in this proxy statement and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 23, 2018, which was 486,384,982.

Except as otherwise indicated below, each director or executive officer had sole voting and dispositive power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock Settled RSUs (3)	Total (4)
	Common and Restricted Stock (1)	Stock that May Be Acquired Within 60 days (2)	Total Beneficial Ownership	Percent of Class
Richard D. Fairbank	2,386,782	2,805,330	5,192,112	1.06%	39,528	5,231,640
R. Scott Blackley	4,167	0	4,167	*	44,370	48,537
Frank G. LaPrade, III	8,234	125,401	133,635	*	38,646	172,281
John G. Finneran, Jr.	63,530	166,809	230,339	*	37,483	267,822
Sanjiv Yajnik	25,009	84,191	109,200	*	29,447	138,647
Stephen S. Crawford	12,864	139,032	151,896	*	50,565	202,461
Aparna Chennapragada	0	0	0	*	0	0
Ann Fritz Hackett	20,656	42,361	63,017	*	0	63,017
Lewis Hay, III	2,728	83,107	85,835	*	0	85,835
Benjamin P. Jenkins, III	2,192	12,608	14,800	*	0	14,800
Peter Thomas Killalea	0	5,151	5,151	*	0	5,151
Pierre E. Leroy	0	41,361	41,361	*	0	41,361
Peter E. Raskind	2,000	22,116	24,116	*	0	24,116
Mayo A. Shattuck III	1,589	64,516	66,105	*	0	66,105
Bradford H. Warner	14,640	67,114	81,754	*	0	81,754
Catherine G. West	0	12,608	12,608	*	0	12,608
All directors and executive officers as a group (24 persons)	2,718,933	4,134,700	6,853,633	1.40%	487,839	7,341,472

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes shares of unvested restricted stock that have voting rights but are not transferable until the end of the period of restriction.

(2)

This amount includes shares underlying stock options that are exercisable within 60 days after February 23, 2018, and restricted stock units for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board, or, for Mr. Fairbank, his employment with the Company, ends.

(3)	Restricted stock units held by our officers and which are settled in an equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 23, 2018.

(4)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock Settled RSUs” column.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	39

SECTION II - SECURITY OWNERSHIP

Some of the shares shown in the preceding table are subject to restrictions or not held directly by the director or executive officer. Below is a table showing the number of shares subject to restrictions or not held directly by the director or executive officer.

Name	Restricted Stock Units For Which Delivery of Stock is Deferred	Stock Held by, or Tenant in Common With, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	0
R. Scott Blackley	0	0
Frank G. LaPrade, III	0	0
John G. Finneran, Jr.	0	0
Sanjiv Yajnik	0	0
Stephen S. Crawford	0	0
Aparna Chennapragada	0	0
Ann Fritz Hackett	42,361	5,006
Lewis Hay, III	42,361	1,806
Benjamin P. Jenkins, III	12,608	0
Peter Thomas Killalea	5,151	0
Pierre E. Leroy	41,361	0
Peter E. Raskind	16,192	0
Mayo A. Shattuck III	42,361	0
Bradford H. Warner	35,585	140
Catherine G. West	12,608	0

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC, and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2017 each of the reporting persons complied with these filing requirements.

40	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section III - Director Compensation

Director Compensation Objectives

The Board approves the compensation for non-management directors based on recommendations made by the Compensation Committee. The Board has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success

∎	Fairly compensate directors for the work required in a company of Capital One’s size and scope

∎	Recognize the individual roles and responsibilities of the directors

∎	Align directors’ interests with the long-term interests of Capital One stockholders

Management directors do not receive compensation for their service on the Board. In 2017, Mr. Fairbank was Capital One’s only management director.

Director Compensation Procedures

The Compensation Committee annually reviews the compensation program for Capital One’s non-management directors. FW Cook provides competitive compensation data and director compensation program recommendations to the Compensation Committee for review. See the discussion under “Compensation Committee Consultant” on page 32 for further information on the role and responsibilities of FW Cook. The competitive compensation data includes the compensation (cash, equity and other benefits) of non-management directors within Capital One’s peer comparator group. See the discussion under “Market Data” on page 68 for further information on the selection of the peer comparator group. The Compensation Committee considers this information, and FW Cook’s recommendations, and finalizes a proposed director compensation structure. The proposed structure is then reviewed and approved by the full Board, typically in the second quarter of each year.

Based on their review of competitive market data and guidance from FW Cook in the second quarter of 2017, the Compensation Committee determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

On May 4, 2017, the Board approved a compensation program for Capital One’s non-management directors for the period from May 4, 2017 through Capital One’s 2018 Annual Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 for service on the Board. In addition, directors receive cash retainers for committee service and for service as committee chairs and Lead Independent Director. Based upon the analysis and data provided by FW Cook, the Board increased the committee chair retainers from $45,000 to $60,000 for the Risk Committee chair, from $30,000 to $45,000 for the Audit Committee chair, and from $30,000 to $35,000 for the Compensation Committee and Governance and Nominating Committee chairs, to reflect the scope of responsibilities of the committee chairs and to align with compensation levels within Capital One’s peer comparator group. See “Compensation of Directors” below for details regarding the retainers. In addition, each non-management director serving on May 3, 2017, other than Mr. Gross, received on such date an award of 2,061 restricted stock units of Capital One common stock (“RSUs”) with a grant date fair value of $170,012 valued at $82.49 per share. All RSUs were granted under the 2004 Stock Incentive Plan and were valued based on the fair market value of a share of Capital One common stock on the date of grant. The RSUs vest one year from the date of grant and delivery of the underlying shares is deferred until the director’s service with the Board ends. Mr. Gross retired from the Board effective May 4, 2017.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	41

SECTION III - DIRECTOR COMPENSATION

Compensation of Directors

Directors of Capital One received the following compensation in 2017:

Director Name	Fees Earned or Paid in Cash (3)	Stock Awards (4)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Richard D. Fairbank (1)	—	—	—	—	—	—
Patrick W. Gross (2)	$75,000	$ —	—	—	$15,000	$90,000
Ann Fritz Hackett	$217,500	$170,012	—	—	$15,000	$402,512
Lewis Hay, III	$135,000	$170,012	—	—	$10,000	$315,012
Peter T. Killalea	$135,000	$170,012	—	—	$15,000	$320,012
Benjamin P. Jenkins, III	$150,000	$170,012	—	—	$15,000	$335,012
Pierre E. Leroy	$135,000	$170,012	—	—	$15,000	$320,012
Peter E. Raskind	$157,500	$170,012	—	—	$15,000	$342,512
Mayo A. Shattuck III	$157,500	$170,012	—	—	$15,000	$342,512
Bradford H. Warner	$157,500	$170,012	—	—	$15,000	$342,512
Catherine G. West	$135,000	$170,012	—	—	$15,000	$320,012

(1)	Management directors do not receive compensation for their service on the Board. In 2017, Mr. Fairbank was Capital One’s only management director.

(2)

Mr. Gross retired from the Board effective May 4, 2017. Amounts shown represent cash payments made during 2017 for the compensation program in effect for the period from May 5, 2016 through Capital One’s 2017 Annual Meeting.

(3)

Represents cash payments made during 2017, which include half of the payments made under the compensation program for the period from May 4, 2017 through Capital One’s 2018 Annual Meeting and half of the payments made under the compensation program for the period from May 5, 2016 through Capital One’s 2017 Annual Meeting.

(4)	Represents the grant date fair value of RSUs granted during 2017, calculated in accordance with FASB ASC Topic 718.

(5)	Each non-management director serving on May 4, 2017 elected to direct contributions from Capital One in an aggregate amount of up to $15,000 to charitable organization(s) of his or her choice.

Under the most recently approved director compensation program, retainers are as follows:

∎	Lead Independent Director Retainer: $50,000

∎	Chair of the Risk Committee: $60,000

∎	Chair of the Audit Committee: $45,000

∎	Chair of the Compensation Committee or Governance and Nominating Committee: $35,000

∎	Member of the Risk Committee (other than the chair): $30,000

∎	Member of the Audit Committee, Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

∎	Member of the Capital One, National Association Trust Committee: $10,000

In addition, prior to 2013, directors were offered the opportunity to elect to forego their cash retainers for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. The outstanding options expire 10 years from the date of grant. In 2013, the Compensation Committee determined to no longer include stock options as part of the director compensation program. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise any vested stock options.

42	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION III - DIRECTOR COMPENSATION

The following table shows the number of RSUs outstanding, including accrued dividend equivalents, and the total number of stock options outstanding for each non-management director as of December 31, 2017:

Director Name	Number of Outstanding RSUs	Number of Outstanding Stock Options
Patrick W. Gross	—	—
Ann Fritz Hackett	42,361	6,361
Lewis Hay, III	42,361	40,746
Peter T. Killalea	5,151	—
Benjamin P. Jenkins, III	12,608	—
Pierre E. Leroy	41,361	—
Peter E. Raskind	16,192	10,425
Mayo A. Shattuck III	42,361	22,155
Bradford H. Warner	35,585	34,529
Catherine G. West	12,608	—

Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual deferrals among seventeen investments available through the plan. Directors that elected a deferral receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as authorized by the Compensation Committee. Upon a change of control, Capital One will pay to each director within 30 days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control.

Capital One offers non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to charitable organization(s) of their choice. Each non-management director serving on May 4, 2017 elected to make such a charitable contribution in 2017. In addition, all directors serving on May 4, 2017 were eligible, and nine directors elected, to participate in a charitable contribution program available to Capital One associates under which Capital One made a contribution of $5,000 to a charitable organization of their choice.

Directors also receive reimbursements for certain board-related expenses including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table above.

Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying RSUs granted to them by Capital One until their service with the Board ends. The Board may grant an exception for any case where this requirement would impose a financial hardship on a director. No directors have been granted an exception to this requirement for any outstanding awards of RSUs.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	43

Section IV - Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis:

44	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Capital One’s executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and promote the long-term success of the Company. The Compensation Committee of the Board of Directors (“Committee”) is responsible for, among other matters, developing, approving, monitoring and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our CEO, are made by the Committee and the other independent directors. This Compensation Discussion and Analysis will review the compensation of the CEO, Richard D. Fairbank, and the following executive officers for 2017:

∎	R. Scott Blackley, Chief Financial Officer

∎	Frank G. LaPrade, III, Chief Enterprise Services Officer and Chief of Staff to the CEO

∎	John G. Finneran, Jr., Chief Risk Officer and Corporate Secretary (General Counsel and Corporate Secretary through February 1, 2018)

∎	Sanjiv Yajnik, President, Financial Services

∎	Stephen S. Crawford, Senior Advisor to the CEO (Head of Finance and Corporate Development through July 1, 2017)

Except as otherwise indicated, as used throughout this proxy statement, the “named executive officers” or “NEOs” means the five executive officers listed above and the CEO, collectively.

Our Compensation Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link rewards with both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the named executive officers have the highest proportion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the named executive officers in February 2018 for the 2017 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent to his or her role. The Chief Risk Officer compiled these risk assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Auditor compiled and reviewed the risk assessment for the Chief Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Ensure that total compensation rewards performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. For 2017, approximately 78% of the CEO’s total compensation was equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation was deferred for a three-year period. In addition, approximately 80% of total compensation for NEOs other than the CEO was provided through equity-based vehicles which were at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the named executive officers with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price in both current and future periods.

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Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the independent directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group.

Align our executives’ interests with those of our stockholders

The Committee and the independent directors are committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long term. Because named executive officer compensation is primarily delivered through deferred, equity-based vehicles that vest over multiple time horizons, the named executive officers have a significant stake in the success of the Company. In addition, we have established specific stock ownership policies that the named executive officers must meet and stock retention provisions applicable to certain equity awards.

Important Aspects of Our Executive Compensation Programs

Highlights of Our 2017 Compensation Programs

The Committee believes that our named executive officer compensation programs balance risk and financial results, reward named executive officers for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. The table below contains highlights of our 2017 compensation program:

What We Do		What We Don’t Do
✓	We provide primarily long-term, equity-based compensation to our NEOs	✗	We do not provide excise tax gross-up payments
✓	We provide our CEO with compensation consisting entirely of equity awards and deferred payouts	✗	We do not reprice stock options
✓	We pay our NEOs equity-based awards based on Company and individual performance	✗	We do not guarantee incentive awards
✓	We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to other executive officers
✓	We apply performance thresholds to NEO grants to determine the amount of equity delivered at vesting	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities
✓	We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROA (for awards granted in 2017) or positive Adjusted ROTCE (for awards granted in 2018)	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan
✓	We have clawback provisions in our award agreements to ensure accountability	✗	Generally, we do not utilize employment agreements, and none of our current NEOs have employment agreements
✓	We require both a change of control event and a termination before we accelerate the vesting of equity awards (double trigger)	✗	We do not pay a cash salary to our CEO
✓	We have an independent compensation consultant advising the Compensation Committee
✓	We use a mix of relative and absolute performance metrics in our incentive awards

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In addition, the awards granted to our named executive officers in 2017 include the following performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risks:

Performance- Based Vesting Provisions

We include performance-based vesting provisions as part of each stock option, if any, and stock-settled RSU award to named executive officers and each cash-settled RSU award to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.

Performance Share Reduction

Each performance share award to the named executive officers provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROA (as defined on page 65 under “Performance Share Reduction”). The total value can be reduced to zero if positive Adjusted ROA is not achieved in all of the three years in the performance period. This reduction can occur regardless of where the Adjusted ROA ranks relative to a comparator group. Beginning with awards granted in 2018, the performance share reduction will be based on the achievement of positive Adjusted ROTCE (as defined on page 65 under “Performance Share Reduction”) instead of positive Adjusted ROA.

Misconduct Clawback

Each incentive award to the named executive officers is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the named executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

Financial Restatement Clawback	Each performance share award to the named executive officers includes clawback provisions that allow the Company to recover shares under the award following a financial restatement.

See “Additional Performance Conditions and Recovery Provisions” beginning on page 64 for more details.

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the named executive officers.

Use of Discretion

The Committee believes that exercising discretion is an important element in reaching balanced compensation decisions that are consistent with our strategy and reward both current year performance and sustained long-term value creation, and supplements other aspects of Capital One’s pay-for-performance philosophy. By applying discretion, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk taking, and not provide the best results for stockholders. In addition, the use of discretion allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of discretion also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as risk management, championing company values, and the discrepancies between absolute and relative performance levels or recognition of individual performance levels. There are certain performance conditions for which the Committee would not exercise discretion, for example where the minimum performance metric is not met in the award of performance shares or if the performance-based vesting requirements applicable to certain other stock-settled awards are not met.

Consideration of 2017 Say on Pay Vote

The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2017 Annual Meeting, our stockholders supported our executive compensation program with more than 95% of the votes cast in favor of our non-binding advisory vote on executive compensation (“2017 Say on Pay Vote”). Though the Committee recognized the 2017 Say on Pay Vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. In 2017, we continued to strengthen

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

our outreach to stockholders to ensure that we maintain strong lines of communication with our stockholders and that the perspectives of our stockholders are shared with the Committee and the Board. From this outreach, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs. As a result of the feedback received from investors during 2017, the Committee made the following enhancements to our executive compensation programs and disclosure:

∎

Introduced New Performance Share Award Metrics. Beginning in 2018, the performance shares awarded to the named executive officers will vest on the basis of two new metrics: Growth of Shareholder Value and Adjusted ROTCE, each as defined on page 56 under “Performance Share Award Metrics.” The Committee and the independent directors believe that these two performance metrics, in combination, provide a balanced and rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company.

∎

Increased CEO Performance Shares. Beginning in 2018, the Committee and the independent directors increased the alignment of CEO compensation and Company performance by increasing the percentage of the CEO’s target compensation that is composed of performance shares from 50% to 60% of total target compensation and eliminating the 10% that was previously granted in the form of stock options. See “2018 CEO Compensation Program” beginning on page 55 for more information.

∎

Simplified NEO Compensation Program. In 2018, the Committee and the independent directors modified the compensation program applicable to our NEOs, other than our CEO, to reduce the number of compensation vehicles, eliminating stock options and cash-settled restricted stock units (“RSUs”), and more closely aligning the program vehicles and structure to the programs used by the Company’s peers. See “2018 NEO Compensation Program” beginning on page 63 for more information.

The Committee continues to actively monitor our stockholder engagement with respect to executive compensation matters and has considered stockholder feedback in approving year-end incentive awards for 2017 and structuring and approving the 2018 compensation programs for the named executive officers.

Chief Executive Officer Compensation

Goals and Principles

The Committee’s top priority is to implement a compensation program that aligns the interests of the CEO with the interests of our stockholders by directly linking his compensation with the Company’s performance and his contributions to that performance over appropriate time horizons. The Committee believes that all of the CEO’s compensation should be at-risk based on his and the Company’s performance. Each year the Committee approves the form, timing and amount of CEO compensation and makes recommendations to the independent directors for final approval. The Committee considers the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over time, support safety and soundness and appropriately balance risk. The Committee and the independent directors have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. For example, over the past five years, the CEO’s total performance year compensation has ranged from $16.7 to $19.7 million.

CEO Compensation Components

The CEO’s compensation for the performance year 2017 was composed of equity awards designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. The equity awards granted to the CEO in February 2017 consisted of stock options and performance shares. The year-end incentive award granted to the CEO in February 2018 consisted of deferred cash and cash-settled RSUs. All of the CEO’s compensation is subject to a three-year deferred vesting or payout schedule. Beginning in performance year 2018, the Committee and the independent directors eliminated stock options from the CEO compensation program such that the equity awards granted to the CEO consisted of only performance shares.

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The chart below shows these elements of CEO compensation as an approximate percentage of the CEO’s total target compensation. In 2017, CEO total target compensation was composed of long-term incentives (60%) and a year-end incentive opportunity (40%).

2017 CEO Target Compensation

2017 CEO Compensation Program

The Committee annually reviews and approves the compensation structure of the CEO and makes recommendations to the independent directors for final approval. In February 2017, the Committee and the independent directors reviewed the CEO’s compensation structure and determined that for 2017 the compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for a year-end incentive award based on the Company’s performance for 2017. In this manner, the CEO’s compensation continues to be completely at-risk, aligned with the Company’s performance over the appropriate time horizons, and supports the Company’s executive compensation goals and principles.

The table below summarizes the CEO compensation program that the Committee and the independent directors approved for the 2017 performance year.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	Not applicable	Not applicable	Not applicable	Not applicable

Stock Options	February 2017	Incentive for future Company performance	3-year cliff vesting; expires in 10 years	∎ Performance-based vesting provisions ∎ Misconduct clawback

Performance Shares	February 2017	Incentive for future Company performance	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawbacks

Year-End Incentive Opportunity	February 2018	Reward for 2017 CEO and Company performance	Delivered as combination of cash-settled RSUs and deferred cash bonus; payout after 3 years	∎ Performance-based vesting provisions (RSUs only) ∎ Misconduct clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 64 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2017 performance year for the named executive officers.

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After considering various factors as described below, without giving particular weight to any specific factor, the Committee and the independent directors determined that a total target compensation amount of $17.5 million was appropriate for Mr. Fairbank’s 2017 compensation program. When determining the structure and total target compensation opportunity for Mr. Fairbank’s 2017 compensation program, as well as the value for each component of the award, the Committee and the independent directors considered the Company’s performance during 2016 and Mr. Fairbank’s contribution to that performance relative to the following factors: financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates. In addition, the Committee and the independent directors considered the Company’s performance in 2016 relative to the peer comparator companies’ performance in 2016, the structure and amount of compensation awarded to the chief executive officers of the peer comparator companies and the structure and amount of Mr. Fairbank’s compensation awards in prior years. The Committee and the independent directors also considered the Company’s risk profile and the time horizon over which the deferred, equity-based vehicles will vest, as well as the fact that the ultimate value of Mr. Fairbank’s deferred, equity-based awards will depend on the Company and Mr. Fairbank’s performance over time.

The chart below shows the pay mix of the CEO’s actual compensation for the 2017 performance year, including the year-end incentive opportunity which consisted of 60% deferred cash and 40% cash-settled RSUs.

2017 CEO Pay Mix

Stock Option Award

In February 2017, Mr. Fairbank received a grant of 81,486 non-statutory stock options at an exercise price of $86.34 per share (which was the fair market value of the Company’s common stock on the date of grant). Any benefits to Mr. Fairbank of the stock options are deferred, as the options cannot be exercised until February 15, 2020 and will expire 10 years after the date of grant. The option grant had a grant date value of $1,750,018; however, the ultimate value Mr. Fairbank realizes, if any, depends solely on the long-term appreciation in the Company’s stock price. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at some point after the three-year vesting period when the options are exercised. The stock option award is also subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 64. Beginning with performance year 2018, the Committee and the independent directors have determined to replace the portion of Mr. Fairbank’s compensation previously granted as stock options with performance shares.

Performance Share Award

In February 2017, based on the above determination by the Committee and the independent directors, Mr. Fairbank was granted an award of performance shares under which he may receive from 0% to 150% of a target number of 101,344 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2017 through December 31, 2019. The performance shares had a grant date fair value of $8,750,041.

50	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

The Company’s performance will be assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Bank Index, excluding three non-traditional banks that do not focus on lending to consumers and businesses (the “KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size and business mix to the Company. In addition, the Committee selected relative Adjusted ROA as the metric to underlie 2017 performance share awards in order to achieve a balance of incentivizing and rewarding management to pursue business strategies that reward stockholders over the long term, while discouraging excessive risk-taking or balance sheet leverage in pursuit of those goals. In response to stockholder feedback, during 2017 and early 2018, the Committee evaluated the use of Adjusted ROA and selected two new performance metrics that will apply to performance share awards granted beginning in 2018: Adjusted ROTCE and Growth of Shareholder Value. See “Performance Share Award Metrics” beginning on page 56 for more information regarding these new metrics.

In 2017, the Committee and the independent directors revised the performance metrics applicable to performance shares granted beginning in 2017, in part in response to stockholder feedback, to require a more rigorous set of relative Company performance hurdles related to the potential payouts made in connection with the awards. Under the revised performance hurdles, the Company’s positive Adjusted ROA must be at least at the 25th percentile of peers for any performance shares to vest, target payout will be achieved at the 55th percentile of peers, and the maximum payout can only be achieved if the Company performs at the 80th percentile of peers. If the Company’s positive Adjusted ROA is under the 25th percentile, none of the shares will vest and no payout will be made with respect to the award. The graph below represents these new, more rigorous performance hurdles. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the graph below. Payouts will range between the values shown below for performance that falls between the points labeled in the graph.

Under the performance share reduction feature applicable to the 2017 performance share awards, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the three-year performance period is not positive, no matter how well the Company performs compared to the peer group. In any year that the Company does not achieve positive Adjusted ROA, the executive will forfeit 50% of that years’ worth of performance shares. If the Company’s Adjusted ROA is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. The table below shows potential performance share reduction amounts based on the Company’s Adjusted ROA performance.

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Number of Years During Performance Period That Adjusted ROA is Not Positive	Reduction in Number of Units Vesting and Shares Awarded

Zero	No reduction

One	One-sixth reduction

Two	One-third reduction

Three	Entire award forfeited

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2017 compensation consisted of an opportunity for a year-end incentive award based on the Company’s performance in 2017. The award had a target value of $7,000,000, but the ultimate value of the award was determined based on the Committee’s evaluation of the Company’s performance during 2017 and Mr. Fairbank’s contributions to that performance relative to the factors shown below related to: financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates. These factors were evaluated on a qualitative and quantitative basis without any specific pre-established targets or weights. The Committee believes that these factors appropriately reflect and balance near term performance and long-term success for the Company’s customers, associates and stockholders.

In 2017, Capital One delivered solid financial performance while continuing to make decisions and investments that support the company’s long-term strategic agenda. We grew earnings per share, carefully managed expenses, and significantly improved operating efficiency while delivering resilient growth. We had disciplined loan and volume growth in our Credit Card and Auto businesses, and increased earnings in our Commercial Banking business. The Company continued to make transformational investments in talent, capabilities, and technology to create value today and over the long term. In addition, management continued to build risk identification and management capabilities, especially in the areas of cybersecurity, credit monitoring, and capital planning, and is committed to effective, proactive, and sustainable operation of these capabilities. The Committee believes that the actions taken by Mr. Fairbank and the other named executive officers throughout the year contributed greatly to the Company’s 2017 results and have advanced the Company toward creating enduring value, sustainable financial performance and the achievement of the Company’s strategic goals over the long term. In February 2018, the Committee considered the Company’s performance on both a quantitative and qualitative basis. In particular, the Committee considered:

Performance Factor	2017 Performance

∎ Revenue ∎ Expense management ∎ Earnings and Earnings per share ∎ ROA and ROTCE ∎ Capital management ∎ Total shareholder return

∎     Revenue of $27.2 billion

∎     Pre-provision earnings of $13.0 billion

∎     Efficiency ratio of 52.1%, or 51.0% net of adjustments,(1) a significant improvement from 2016

∎     Net Income of $2.0 billion

∎     Adjusted earnings per share (“EPS”)(1) growth of 7.4% to $7.74 per common share, fully diluted

∎     Return on average assets (“ROA”) of 0.60%

∎     Return on average common equity of 4.07%

∎     Return on average tangible common equity (“ROTCE”) of 6.16%(2)

∎     Growth of tangible book value per common share was 4%

∎     Paid a quarterly common stock dividend of $.40 per share

∎     Strong revenue, new accounts, and purchase volume growth in the Credit Card business, with net income of $1.9 billion and average loan growth of 7%

∎     Strong financial and operating results in the Auto business, with new loan originations of $27.7 billion, and strong earnings growth of 18% in the Commercial Banking business

∎     One-, three- and five-year Total Shareholder Return of 16.3%, 28.2% and 88.4%, respectively

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Performance Factor	2017 Performance
∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎       Net charge-off rate of 2.67%, 4.99% for Domestic Card

∎       Higher provision for loan losses, primarily driven by the front-loaded costs of strong loan growth, particularly in Domestic Card

∎       Continued progress enhancing the soundness and sustainability of the Company’s compliance and risk management programs, including well-managed market and liquidity risk programs

∎      Continued focus on horizontal and vertical profitability and resilience, and accelerated investments in and attention to credit monitoring and forecasting processes

∎       Common equity Tier 1 capital ratio of 10.3%, calculated under the Basel Pillar III Standardized Approach, as of December 31, 2017

∎       Open and active Board governance model, including access to management, embrace of effective challenge, and proactive stockholder outreach

∎       Progress toward achievement of long-term strategy

∎      Execution against corporate imperatives

∎       Disciplined investments in infrastructure, technology and growth initiatives

∎      CEO leadership and performance of executive team

∎       Significant progress on building leading technology capabilities to drive our business

∎       Balanced investments in market opportunities and long-term capabilities, including talent, infrastructure, and process reinvention

∎       Accelerated focus on cloud capabilities, modern software engineering and delivery, and enhanced cybersecurity capabilities

∎       Continued building a national bank franchise through expansion of cafés driving efficiency and modernization of our retail branch network

∎       Expanded specialization capabilities in our Commercial Banking business and solidified our position as one of the leading auto lenders in the United States

∎      Successful acquisition of the co-branded credit card portfolio of Cabela’s, a strong retailer with an engaged and upmarket customer base

∎       Prudently increased investments to support customers’ financial needs while also making disciplined choices to reduce or eliminate non-strategic or uncompetitive products and services

∎       Recruitment and development of world class talent

∎      Associate engagement and retention

∎       Customer advocacy

∎      Brand

∎       Corporate reputation and community engagement

∎      Live our values and champion our culture

∎       Strong Net Promoter Scores across all of our consumer lending and retail banking businesses

∎       Our flagship Mobile Banking application earned J.D. Power award for Highest in Customer Satisfaction among mobile banking applications

∎       Continued focus on attracting top talent and welcomed over 10,000 new associates, while maintaining high bar for talent and diversity

∎       Recorded highest-ever associate engagement scores and low voluntary attrition rates

∎       Increased focus on enhancing and developing our executive leadership and governance

∎       Broadened and diversified the executive management team with the talents and experiences that support our growth, investments, risk profile, and culture

∎      Successfully exceeded our ten-year $180 billion Public Community Commitment in conjunction with the 2012 acquisition of ING Direct

∎      Expanded access to free digital tools that help customers save money, avoid unwanted merchant charges, improve their credit scores, and protect their personal information

(1)

Efficiency ratio is calculated based on total non-interest expense divided by total net revenue for the period and reflects as-reported results in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The efficiency ratio net of adjustments and adjusted earnings per share are non-GAAP measures that the Committee reviews as part of its assessment of the Company’s performance and reflects adjustments to exclude $1.8 billion impacts of the 2017 Tax Act (as defined below), $184 million of restructuring charges, $130 million from builds in the U.K. Payment Protection Insurance customer refund reserve, and $117 million of charges related to the Cabela’s acquisition. See Exhibit 99.2 to the Form 8-K filed with the SEC on January 23, 2018 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP. The Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (“2017 Tax Act”) was enacted on December 22, 2017.

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(2)

ROTCE is a non-GAAP financial measure calculated based on the sum of (i) income from continuing operations, net of tax; (ii) less dividends and undistributed earnings allocated to participating securities; and (iii) less preferred stock dividends, for the period, divided by average tangible common equity. See “MD&A—Table F-Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures” on our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP.

The Committee also took into account peer comparator group CEO compensation levels and structure, including that Mr. Fairbank does not receive a cash salary and 100% of his compensation is deferred for at least 3 years; the tenures of each of the peer companies’ CEOs; the varying degrees of success those CEOs have had in leading their respective companies; and Mr. Fairbank’s strategic role as the founder of Capital One.

After considering all of the above factors, in February 2018 the Committee and the independent directors approved year-end incentive awards for Mr. Fairbank totaling $6,212,506. In determining the 2017 year-end incentive awards, the Committee rewarded Mr. Fairbank’s leadership in delivering solid financial performance and driving strategies that advanced the Company’s ability to deliver enduring growth and value to stockholders over the long term. In addition, the Committee also recognized that the Company and management responded quickly and appropriately to market and regulatory challenges during 2017, and remain focused on continued enhancement of its risk management capabilities and on their effective, proactive, and sustainable operation. The Committee also considered the management challenge in balancing near-term financial results and the investments in growth and technology that will position the Company for long-term success. While growth and investments may dampen short-term returns to stockholders, the Committee and the independent directors believe that the Company continues to strike the right balance between investing for the future and delivering attractive returns over the short, medium and long term.

The Committee and the independent directors determined to award Mr. Fairbank’s year-end incentive award using two vehicles: (i) an award of 23,730 RSUs, which had a total grant date value of approximately $2,485,000, and (ii) a deferred cash bonus in the amount of approximately $3,727,500. Including the year-end incentive opportunity, Mr. Fairbank’s total compensation for the 2017 performance year consisted of 78% equity-based awards and 22% deferred cash. The award of RSUs will vest in full on February 15, 2021, will settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions. The cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2021. Both the award of RSUs and the deferred cash bonus are subject to clawback provisions. The performance-based vesting provisions applicable to the RSUs and the clawback provisions applicable to both awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 64.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. For the years shown in the table, Mr. Fairbank’s total target compensation was $17.5 million. Mr. Fairbank’s total compensation for performance year 2017 was $16,712,565, which is substantially similar to his total compensation for performance years 2016 and 2015. See “Year-End Incentive Opportunity” beginning on page 52 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2017.

Performance Year	Cash Salary	Year-End Incentive		Long-Term Incentives			Total
		Deferred Cash Bonus	Cash- Settled RSUs	Stock-Settled RSUs	Performance Shares	Option Awards

2017	$—	$3,727,500	$2,485,006	$—	$8,750,041	$1,750,018	$16,712,565

2016	$—	$2,677,500	$1,785,080	$1,750,026	$8,750,002	$1,750,003	$16,712,611

2015	$—	$2,677,500	$1,785,014	$1,750,016	$8,750,006	$1,750,000	$16,712,536

54	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

The table above is presented to show how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 73 required to be included in this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU award granted to Mr. Fairbank in February 2018 for the 2017 performance year, for example, is shown in the table above as 2017 compensation. The Summary Compensation Table reports equity-based awards in the year in which they were granted.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

As part of the CEO compensation program, the Committee and the independent directors also approved certain other programs intended to support Mr. Fairbank’s productivity and well-being. These include:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	Maintenance for Mr. Fairbank’s home office

∎	Personal security detail that also provides transportation service for Mr. Fairbank

∎	The monitoring and maintenance of an electronic home security system

Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 73.

2018 CEO Compensation Program

Each year, the Committee and the independent directors review the CEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The Committee and the independent directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. In February 2018, the Committee and the independent directors reviewed the compensation structure utilized in 2017 for Mr. Fairbank and determined that, for 2018, the CEO compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on CEO and Company performance for 2018. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. The Committee and the independent directors also determined that for Mr. Fairbank’s 2018 compensation program, a total target compensation amount of $17.5 million, the same total target compensation for 2017, was appropriate.

In connection with the review of the CEO compensation program and in response to feedback received from stockholders, the Committee and the independent directors modified the structure of the CEO compensation program to increase the percentage of the CEO’s total target compensation granted as performance shares from 50% to 60%, increasing the alignment of CEO compensation and Company performance by directly linking a greater portion of the CEO’s compensation to the Company’s performance over a three-year period of time. In connection with this change, the Committee and the independent directors eliminated the 10% of the CEO’s total target compensation that was previously granted as stock options at the beginning of the performance year.

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The chart below shows the elements of the CEO’s 2018 compensation as an approximate percentage of his total target compensation. For 2018, total target compensation comprised long-term incentives (60%) and a year-end incentive opportunity (40%).

2018 CEO Target Compensation

In addition, based on market practices and peer comparator information, and in response to stockholder feedback, the Committee and the independent directors changed the performance metrics underlying the performance share element of the compensation program for the CEO and other named executive officers. See “Performance Share Award Metrics” below for information regarding the new metrics. The terms of all other compensation granted to Mr. Fairbank in February 2018 are substantially similar to the terms described earlier under “2017 CEO Compensation Program,” including the application of performance-based vesting and clawback provisions.

Performance Share Award Metrics

The Committee and the independent directors believe that named executive officer compensation should be linked to the performance of the Company and balanced to promote financial returns and value creation. Each year, the Committee and the independent directors evaluate the structure and amount of the equity awards provided to our named executive officers, including the Company performance metrics applicable to such awards. In connection with the annual review of the equity awards and in response to stockholder feedback, the Committee and the independent directors determined that performance share awards granted beginning in 2018 will be based on the following two metrics:

Common Dividends + Growth of Tangible Book Value per Share (“Growth of Shareholder Value”)

∎       Growth of Shareholder Value rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per share).

∎       Growth of Shareholder Value is calculated as the three-year average of the ratios, expressed as a percentage, of (a) the Company’s tangible book value per share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (b) the Company’s tangible book value per share at the beginning of each corresponding year within the performance period.

Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”)

∎      Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎      Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (b) the Company’s average tangible common equity.

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The Committee and the independent directors believe that these two performance metrics, in combination, provide a balanced and rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company. Beginning with performance year 2018, the performance share awards represent 60% of CEO total target compensation and an anticipated range of between 30% and 55% of total target compensation of the other NEOs.

To appropriately incentivize long-term value creation in line with the Company’s strategic goals, two-thirds of each performance share award will vest based on Growth of Shareholder Value, and one-third of each performance share award will vest based on Adjusted ROTCE. The Company’s performance on each metric will be assessed relative to the KBW Index over the three-year period. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the relative performance hurdles illustrated in the graph on page 51 under “Performance Share Award.” The metrics will be calculated as indicated above, with the Committee excluding from such calculations the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

All performance share awards will continue to be subject to a performance share reduction. For performance shares granted beginning 2018, the performance share reduction will be based on the Company’s Adjusted ROTCE, replacing Adjusted ROA, on an absolute basis. Specifically, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs compared to the peer group. In each year that the Company does not achieve positive Adjusted ROTCE, the executive will forfeit 50% of that years’ worth of performance shares. If the Company’s Adjusted ROTCE is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. See “Performance Share Reduction” on page 65 and “Financial Restatement Clawbacks” on page 66 for more information. The table below shows potential performance share reduction amounts based on the Company’s Adjusted ROTCE performance.

Number of Years During Performance Period Adjusted ROTCE is Not Positive	Reduction in Number of Units Vesting and Shares Awarded
Zero	No reduction

One	One-sixth reduction

Two	One-third reduction

Three	Entire award forfeited

2018 CEO Compensation Decisions

Based on the revised CEO compensation program, in February 2018 the Committee and the independent directors granted to Mr. Fairbank a performance share award under which he may receive from 0% to 150% of a target number of 100,268 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2018 through December 31, 2020.

The Committee also determined that Mr. Fairbank will have an opportunity to receive an incentive award in late 2018 or early 2019. Any such award will consist of deferred cash, an equity-based award or both and will pay out or vest after a three-year deferral period. The Committee and the independent directors will have absolute discretion to determine whether to make the award, the form of the award and the value of the award relative to the target amount of $7 million, and will base these determinations on the Committee’s evaluation of the Company’s performance in 2018 relative to the same factors described earlier under “Year-End Incentive Opportunity” related to financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates. The maximum value of the award, if granted, will not exceed one-and-a-half times the target value. The Company expects that any such award will be subject to

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performance-based vesting and clawback provisions similar to the provisions applicable to the 2017 year-end incentive opportunity.

NEO Compensation

Goals and Principles

As with the CEO, the Committee seeks to align the interests of the other named executive officers with the interests of our stockholders by linking compensation to Company performance and the NEOs’ contribution to that performance over the appropriate time horizons, while supporting safety and soundness and appropriately balancing risk. Each year the Committee approves the form, timing and amount of NEO compensation and makes recommendations to the independent directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities and contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In determining 2017 NEO compensation, the Committee also considered the specific factors discussed below under “Equity Incentive Awards” beginning on page 60.

In this section, “NEO Compensation,” the term “NEO” refers to the named executive officers other than the CEO.

2017 NEO Compensation Components

For the 2017 performance year, the NEOs received a mix of approximately 20% cash and 80% equity-based compensation, consisting of: cash salary, RSU salary, and cash-settled RSUs, determined at the beginning of the performance year; and long-term incentive awards, determined following the end of the performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2017 performance year are equity-based and consisted of performance shares (25% of target compensation) and stock-settled RSUs (25% of target compensation). All of these equity-based awards vest over a three-year period. Due to his transition to a non-executive role in July 2017, Mr. Crawford became ineligible to receive performance share awards, stock-settled RSUs, and certain cash-settled RSUs for the second half of the 2017 performance year, but continued to receive a cash base salary and an RSU salary.

The chart below shows the 2017 elements of NEO compensation as an approximate percentage of NEO total target compensation:

2017 NEO Target Compensation

See “Additional Performance Conditions and Recovery Provisions” beginning on page 64 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2016 performance year for the named executive officers.

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2017 NEO Compensation Program

The Committee annually reviews and approves the compensation structure for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the independent directors for final approval. In February 2017, the Committee and the independent directors approved the 2017 compensation program, which is designed to be consistent with the Company’s pay-for-performance philosophy and is generally consistent with the 2016 compensation program. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent; however, based on market practices and trends, a review of peer comparator information, and in response to stockholder feedback, the Committee determined to further refine the NEO compensation program in 2018, as described below under “2018 NEO Compensation Program.”

The table below summarizes the NEO compensation program that the Committee and the independent directors approved for the 2017 performance year.

Compensation Element (1)	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary - Cash	February 2017	Overall experience, skills, performance, and knowledge	Paid in cash throughout the performance year	Not applicable
Base Salary - RSUs	February 2017	Portion of base salary delivered in RSUs	Awarded as RSUs which settle in cash on February 15 following the performance year	Not applicable
Cash-Settled RSUs	February 2018	Reward for 2017 Company performance	3-year ratable vesting	Misconduct clawback
Performance Shares	February 2018	Reward for 2017 individual performance and incentive for long- term performance	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawbacks
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback

Based on the above framework, the Committee and the independent directors determined the 2017 total target compensation for each NEO by considering the following factors:

∎	Each NEO’s performance relative to the Company’s strategic objectives

∎	Capital One’s historical performance

∎

The role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results)

∎	Appropriate internal pay differentials and the desire to foster teamwork and collaboration

∎	Historical pay levels

∎	Available role-specific market compensation data from peer comparator companies

∎	Available information on the structure of compensation packages for senior executives at peer comparator companies

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∎	Market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles)

∎	The overall structure of the compensation program

Base Salaries

For the 2017 performance year, the Committee chose to defer a significant portion of each NEO’s base salary until the end of the year. Rather than award each NEO a base salary entirely in cash, the 2017 base salary for NEOs was delivered in a mix of cash (approximately 20% of total target compensation) and RSUs that settled in cash on February 15, 2018 (approximately 15% of total target compensation). In this way, the 2017 compensation program further deferred cash compensation for each NEO and placed it at risk to the performance of the Company’s stock price for the entire performance year.

In February 2017, the Committee and the independent directors approved 2017 base salaries for the NEOs, ranging from $1,586,784 to $2,835,007, which consisted of a cash portion ranging from $900,000 to $1,600,000 and a cash-settled RSU portion ranging from $686,784 to $1,235,007. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

A portion of the NEO’s 2017 compensation consisted of an opportunity for a year-end incentive award based on individual NEO and Company performance in 2017. This award, if granted, may consist of stock options, performance shares, and/or RSUs. In February 2018 the Committee and the independent directors determined to award each NEO various equity-based incentive awards as recognition of Company and individual performance in 2017.

Cash-Settled RSU Awards

In February 2018, the Committee and the independent directors approved awards of cash-settled RSUs for the NEOs ranging from $612,507 to $788,018, representing a payout at 100% of the target award values established by the Committee in February 2017 based on actual Company performance in 2017. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the independent directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” beginning on page 52 in connection with the determinations by the Committee and the independent directors relating to the CEO’s year-end incentive awards.

Equity Incentive Awards

In February 2018, the Committee and the independent directors granted equity incentive awards, consisting of stock-settled RSUs and performance share awards, to the NEOs for the 2017 performance year as recognition for individual NEO performance in 2017 and to drive further performance over the long term. At Capital One, equity incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed

∎	The ultimate value of the award is dependent on Capital One’s performance over time

Equity incentive awards are designed to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and continually evolving business strategies and objectives. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2017, as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in

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the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Auditor compiled and reviewed the assessment for the Chief Risk Officer, before being presented to the Committee and the independent directors for their consideration.

As noted above, the equity incentive awards consisted of stock-settled RSUs and performance share awards. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO in 2018, as described earlier under “Performance Share Award Metrics” beginning on page 56. The NEO stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” beginning on page 64.

Mr. Blackley, the Company’s Chief Financial Officer, was awarded 11,167 stock-settled RSUs and a target amount of 11,167 performance shares with a total grant date value for both awards of $2,338,816. The Committee and the independent directors determined to grant these awards based upon Mr. Blackley’s leadership of the Company’s financial reporting, disclosure and related controls and his successful assumption of an expanded role leading the Company’s Global Finance organization and Corporate Development. The Committee and the directors also considered Mr. Blackley’s collaborative partnership, breadth of knowledge, and exceptional results in improving the Company’s financial discipline.

Mr. LaPrade, the Company’s Chief Enterprise Services Officer and Chief of Staff to the CEO, was awarded 12,071 stock-settled RSUs and a target amount of 12,071 performance shares with a total grant date value for both awards of $2,528,150. The Committee and the independent directors determined to grant these awards based upon the continued strong performance of the Company’s information technology, brand marketing, and digital banking functions in 2017, as well as Mr. LaPrade’s multi-dimensional perspective, motivational leadership, and excellence in strategic problem solving.

Mr. Finneran, the Company’s Chief Risk Officer and Corporate Secretary (General Counsel and Corporate Secretary during 2017), was awarded 12,534 stock-settled RSUs and a target amount of 12,534 performance shares with a total grant date value for both of $2,625,120. The Committee and the independent directors determined to grant these awards based upon Mr. Finneran’s valuable guidance and oversight on legal, risk, and regulatory issues, as well as Mr. Finneran’s sound judgment, strategic leadership, and thoughtful, rigorous, and balanced management of risk.

Mr. Yajnik, the Company’s President, Financial Services, was awarded 13,047 stock-settled RSUs and a target amount of 13,047 performance shares with a total grant date value for both awards of $2,732,564. The Committee and the independent directors determined to grant these awards based upon the strong performance of the Auto business in 2017, including disciplined loan and volume growth, as well as Mr. Yajnik’s continued leadership in driving technological innovation and transformational change in financial services.

Mr. Crawford, the Company’s Head of Finance and Corporate Development until June 30, 2017 and Senior Advisor (a non-executive advisory role) thereafter, was awarded 9,739 stock-settled RSUs and a target amount of 9,739 performance shares with a total grant date value for both awards of $2,039,736. The Committee and the independent directors determined to grant these awards based upon Mr. Crawford’s effective leadership as Head of Finance and Corporate Development through the first half of 2017. The Committee and the independent directors also recognized Mr. Crawford’s thoughtful and integrative advice to senior management to advance the Company’s financial and strategic agenda.

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NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

		Base Salary		Year-End Incentive	Long-Term Incentives
Name	Performance Year	Cash Salary	RSU Salary (1)	Cash- Settled RSUs	Stock- Settled RSUs	Performance Shares	Option Awards	Total

R. Scott Blackley	2017	$900,000	$686,784	$637,850	$1,169,408	$1,169,408	$—	$4,563,450

	2016	$630,000	$410,039	$574,075	$1,462,513	$487,562	$—	$3,564,189

Frank G. LaPrade, III	2017	$1,013,000	$760,051	$760,058	$1,264,075	$1,264,075	$—	$5,061,259

	2016	$983,000	$737,037	$737,085	$1,350,876	$810,560	$600,370	$5,218,928

John G. Finneran, Jr.	2017	$1,051,000	$788,025	$788,018	$1,312,560	$1,312,560	$—	$5,252,163

	2016	$1,020,000	$765,015	$765,059	$1,274,551	$764,713	$509,804	$5,099,142

	2015	$990,000	$743,004	$743,028	$1,237,063	$742,263	$494,803	$4,950,161

Sanjiv Yajnik	2017	$995,000	$746,064	$746,025	$1,366,282	$1,366,282	$—	$5,219,653

	2016	$966,000	$724,037	$724,047	$1,206,083	$723,616	$482,401	$4,826,184

	2015	$937,000	$703,050	$703,006	$1,171,039	$702,623	$468,416	$4,685,134

Stephen S. Crawford	2017	$1,600,000	$1,235,007	$612,507	$1,019,868	$1,019,868	$—	$5,487,250

	2016	$1,598,000	$1,199,016	$1,199,004	$1,996,526	$1,197,968	$887,336	$8,077,850

	2015	$1,552,000	$1,164,054	$1,164,028	$1,938,029	$1,162,818	$861,334	$7,842,263

(1)	For 2017, includes cash-settled restricted stock units granted in February 2017.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table beginning on page 73 required to be included in this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU, stock-settled RSU and performance share awards granted in February 2018 for the 2017 performance year, for example, are shown in the above table as 2017 compensation. The Summary Compensation Table reports equity-based awards in the year in which they were granted.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2017, these programs included the following:

∎	Executive term life insurance with a benefit level of approximately $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	An automobile lease or the use of transportation services

∎	The monitoring and maintenance of an electronic home security system

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 73.

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2018 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The program consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness and encourage appropriate risk-taking. Based on market practices and trends, peer comparator group information and stockholder feedback, the Committee determined to eliminate three of the six compensation vehicles previously used by the Company to compensate NEOs: stock options, cash-settled RSU awards, and cash-settled RSU salary. This change simplifies the NEO compensation program and greater aligns the program vehicles and structure with the programs used by the Company’s peers. Beginning with the 2018 performance year, NEO total target compensation will be composed of 20% base salary, 25% annual year-end incentive opportunity, and 55% long-term incentive opportunity, which will consist of performance shares and stock-settled RSUs as determined by the Committee. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO in 2018, as described earlier under “Performance Share Award Metrics” beginning on page 56.

The table below summarizes the NEO compensation program that the Committee and the independent directors approved for the 2018 performance year.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	February 2018	Overall experience, skills, performance, and knowledge	Paid in cash throughout the performance year	Not applicable
Year-End Incentive Opportunity	February 2019	Reward for 2018 Company performance	Paid in cash in February 2019	Not applicable
Performance Shares	February 2019	Reward for 2018 Individual Performance and Incentive for Long- Term Performance	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawbacks
Stock-Settled RSUs			3-year ratable vesting	∎ Performance- based vesting provisions ∎ Misconduct clawback

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The chart below shows the 2018 elements of NEO compensation as an approximate percentage of NEO total target compensation:

2018 NEO Target Compensation

Additional Performance Conditions and Recovery Provisions

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions

∎	Performance share reduction

∎	Misconduct clawback provisions

∎	Financial restatement clawbacks

These terms and conditions apply to incentive awards granted to every executive officer and not just to the named executive officers.

Performance-Based Vesting Provisions

The ultimate value that our named executive officers receive from equity-based incentive awards is tied to our stock price performance over the vesting period. The Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and of our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Performance-based vesting provisions apply to the following awards:

∎	All named executive officer stock option awards

∎	All named executive officer restricted stock and stock-settled RSUs

∎	All CEO cash-settled RSUs

These performance conditions do not present any upside potential for the named executive officers’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long term.

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For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one-year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one-year’s worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The terms of the applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

Performance Share Reduction

The performance share awards granted to the named executive officers in 2017 employed Adjusted ROA as the performance metric, with the Company’s performance assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Index, excluding custody banks. Each of the performance share awards granted in 2017 is subject to reduction in the event that the Company’s Adjusted ROA for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROA compares to its peers in the KBW Index. If the Company does not achieve positive Adjusted ROA for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROA for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROA for any of the three years in the performance period, the named executive officers will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis.

“Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment or amortization of intangible assets to (b) the Company’s average tangible assets for the period. This metric is intended to reflect our earnings capacity by focusing on a component of our net income relative to our tangible assets.

Beginning in 2018, the performance share awards granted to the named executive officers employ Adjusted ROTCE as the absolute performance metric, with the Company’s performance assessed on the basis of Adjusted ROTCE relative to a comparator group consisting of companies in the KBW Index, excluding custody banks. All of the other features of the performance share reduction remains the same, with Adjusted ROTCE being used in the place of Adjusted ROA. “Adjusted ROTCE” means the ratio, expressed a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (b) the Company’s average tangible common equity, and shall exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

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Misconduct Clawback Provisions

Beginning with awards granted in January 2013, every incentive award granted to our executive officers includes a clawback provision designed to provide the Committee the authority to recover previously awarded compensation in the event that the Committee determines (i) there has been misconduct resulting in either a violation of law or of Company policy that has caused significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

These clawback provisions have been designed to apply broadly, to a range of potential manifestations of misconduct at any level of the executive’s organization. The unvested portions of all applicable incentive awards are subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery.

In the event the Committee exercises these clawback provisions, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawbacks

All performance share awards to our executive officers include a clawback that is triggered in the event that the Company issues a restatement of its financial statements, or announces within three years after the vesting of an award that it expects to issue a restatement. If an executive would have been entitled to fewer shares on the vesting date under the restated financial statements, the executive may be required to return to the Company the excess shares awarded to him or her or, in the event he or she has sold or otherwise transferred the shares, he or she may be required to return the net proceeds from the sale or transfer.

Process and Criteria for Compensation Decisions

The Committee is actively engaged throughout the year and considers a number of factors in making compensation decisions with respect to the named executive officers. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment.

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Governance Cycle

The Committee met five times in 2017, with each meeting concluding with an executive session without management present. While specific topics may vary from meeting to meeting, the following graph describes the typical annual cycle of the Committee’s compensation-related activities.

Use of Outside Consultants for CEO Compensation

The Committee engages FW Cook to assist in the design of the CEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer comparator companies, discussing relevant market trends and context and developing recommendations on possible plan designs. See the discussion under “Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 32 for additional information about FW Cook.

Use of Outside Consultants for NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations to the Committee for the NEOs. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides additional market reference points that the Committee and the independent directors use when evaluating NEO compensation. Other outside consultants provide information to the Human Resources department regarding market practices and trends and research reports and provide subject matter expertise on specific concepts and

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

technical issues related to executive compensation. However, these outside consultants do not recommend either the form or amount of compensation that is to be paid to the NEOs. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO. The CEO then considers all of the information provided by the Human Resources department and the Chief Human Resources Officer and makes his compensation recommendations for the NEOs to the Committee and the independent directors.

Management does not have a contractual arrangement with any compensation consultant to determine or recommend compensation programs for the NEOs. A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as, well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One other than the services described above.

Market Data

The Committee reviews data from a group of peer comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

FW Cook plays a lead role in evaluating the peer comparator group on an annual basis. Each year, a consultant from FW Cook presents a comprehensive report to the Committee that highlights size, scope and performance information from the peer comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

∎ Revenue ∎ Assets ∎ Market value ∎ Net income available to common stockholders ∎ U.S. deposits ∎ Loans held for investment ∎ Diluted earnings per share growth

∎ Return on average tangible common equity

∎ Adjusted ROA

∎ Tier 1 common capital ratio

∎ Charge-off rate

∎ Ratio of stock price to tangible book value

∎ Ratio of stock price to earnings

∎ Total stockholder return

After reviewing this information, the Committee recommends a final peer comparator group to the independent directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance and business focus of the peer comparator companies reflect Capital One’s competitive environment. For 2017, the peer comparator group was the same group for 2016 and included the following companies:

∎ American Express	∎ Discover Financial Services	∎ Regions Financial

∎ Bank of America Corporation	∎ Fifth Third Bancorp	∎ SunTrust Banks

∎ BB&T Corporation	∎ J.P. Morgan Chase	∎ U.S. Bancorp

∎ Citigroup	∎ PNC Financial Services	∎ Wells Fargo & Company

The Committee believes that the peer comparator group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for talent. The Committee determined to maintain the same peer comparator group for purposes of designing the 2018 compensation programs, and approved the comparator group in July 2017.

Typically, compensation data from the peer comparator group is used to inform the Committee’s determination of the total compensation target values for the named executive officers. As of December 31, 2017, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, net income, and market value.

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also considers information contained on total compensation tally sheets for the CEO and each NEO. The tally sheets summarize multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets are just one point of information used by the Committee in the process of determining CEO and NEO compensation. They help the Committee understand the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s accumulated equity value. The tally sheets also help the Committee assess the potential downstream consequences of its decisions, such as the potential value to be received by the CEO and each NEO upon separation due to a change of control, retirement or other termination scenarios.

Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. We offer a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO, to defer additional pre-tax compensation in order to save for retirement. Capital One annually reviews programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs.

Each of our named executive officers participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) in 2017. The CEO participates in the VNQDCP on a non-voluntary basis, as his cash bonus is mandatorily deferred in the VNQDCP for three years. Details of the VNQDCP can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” beginning on page 82.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the named executive officers in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past. None of the current NEOs have an employment agreement.

Change of Control Agreements

Each named executive officer is a party to an agreement providing certain benefits if the executive’s employment terminates in connection with a change of control, as well as compensation and benefits protections during the two-year period following the change of control. The Committee determined that such agreements were appropriate based on their prevalence within the banking and financial services industry and given the dynamic nature of merger and acquisition activity among these institutions.

The change of control agreements define compensation and benefits payable to named executive officers in certain merger and acquisition scenarios, giving them some degree of certainty regarding their individual outcomes in these circumstances. The Committee believes these agreements allow the named executive officers to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each named executive officer with an incentive to remain in his or her leadership role up to and beyond the transaction date. In addition to compensation and benefits protections during a two-year protection period after a change of control, the named executive officers are entitled to severance-type benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

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Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments. The program also supports our ability to attract and retain talented executives by providing them with a competitive level of benefits.

Projections of potential payouts to the named executive officers under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO, excluding the CEO, separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s current target total compensation plus partially subsidized health, dental and vision benefits through COBRA, term life continuation and outplacement services. The Committee may exercise its business judgment in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or associates. In addition, following a separation from Capital One, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Under Certain Termination Scenarios” beginning on page 85.

Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product. For additional information, see “Restrictive Covenants” in the “Named Executive Officer Compensation” section beginning on page 84.

Upon retiring from the Company, associates are generally entitled to receive certain retiree medical benefits, including subsidized medical benefits for qualified individuals. In addition, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Upon Retirement” on page 86.

Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the NEOs must own shares of Capital One stock with a fair market value of at least the following annual cash salary multiples:

Role	Salary Multiple
CEO	5X

Other NEOs and Executive Officers	3X

Given that the CEO’s compensation program does not include a base salary, his ownership requirement is based on a notional salary established by the Committee and the independent directors, which is currently $1,000,000.

Ownership requirements may be fulfilled using the following shares:

∎	Shares owned without restriction

∎	Unvested restricted stock

∎	Unvested stock-settled RSUs

∎	Shares acquired through the 2002 Associate Stock Purchase Plan

∎	Shares owned through Capital One’s 401(k) plan

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

The Committee reviews the guidelines and monitors the named executive officers’ compliance with them. New executive officers are given two years from the date of promotion to or appointment as an executive officer to comply with these requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The named executive officers are currently in compliance with this requirement.

In addition, the Company has stock retention requirements for certain equity awards made to the named executive officers. With respect to awards of performance shares and stock-settled RSUs that vest (i) during an executive’s term of employment with Capital One or, (ii) as applicable, prior to the first anniversary of such executive’s separation from Capital One, each executive must hold 50% of the after-tax net shares acquired for a period of one year after the acquisition date of the shares. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging and Speculative Trading Activities

All of Capital One’s executive officers and directors are prohibited from engaging in short sales, hedging transactions or speculative trading in derivative securities of Capital One stock and from using their Capital One stock in a margin account or pledging Capital One stock as collateral for a loan.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards generally are approved by the Committee and the independent directors (or by delegated authority to the Chief Human Resources Officer for certain associates who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, restricted stock units, stock options or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any associate in any one year. These awards are designed to be used for new hires and for special programs designed by management to incentivize and reward current associates of the Company. The Committee reviews all grants made by delegation at least once per year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant.

The Company does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner. However, it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives.

Historically, with respect to the named executive officers (other than the Chief Financial Officer), Section 162(m) of the Internal Revenue Code limited the federal tax deduction for compensation paid to the executive to $1 million. Amounts in excess of $1 million were also eligible for the deduction if the compensation qualified as “performance-based.” For this purpose, the Company’s 2004 Stock Incentive Plan provides for the establishment of specific performance thresholds to be tied to equity-based awards that would allow awards to qualify as “performance-based” for the purposes of Section 162(m).

In accordance with the requirements of Section 162(m) and the Company’s 2004 Stock Incentive Plan, the Committee established performance thresholds in (i) February 2016 for awards to be granted in early 2017, and

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SECTION IV - COMPENSATION DISCUSSION AND ANALYSIS

(ii) February 2017 for awards to be granted in early 2018, that would have to be reached in order for awards to be granted for the 2016 performance year and the 2017 performance year, respectively. These awards included performance share awards, RSUs (other than the RSUs representing a portion of base salary) and a deferred cash bonus to the CEO. In each case, it was determined that the named executive officers would receive the awards only if the Company achieved positive Core Earnings ROA from Continuing Operations for the applicable fiscal year. For purposes of this performance metric, “Core Earnings ROA from Continuing Operations” means the ratio, expressed as a percentage, of (A) the Company’s Core Earnings from Continuing Operations for the applicable fiscal year to (B) the Company’s average total assets for the period. Core Earnings from Continuing Operations means the Company’s net income from continuing operations, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve.

The Company’s Core Earnings ROA from Continuing Operations for fiscal year 2016 was positive, as was the Company’s Core Earnings ROA from Continuing Operations for fiscal year 2017. As a result, the Committee determined that the performance threshold was met for each performance year and the following awards were granted to executive officers of the Company, including the named executive officers, in February 2017 for the 2016 performance year and in February 2018 for the 2017 performance year: performance share awards, RSUs (other than the RSUs representing a portion of base salary) and the deferred cash bonus to the CEO.

On December 22, 2017, the 2017 Tax Act was enacted. This legislation repealed the exclusion for performance-based compensation under Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to scope of the transition relief available under the 2017 Tax Act, no assurance can be given that the compensation described above, which was intended to satisfy the requirements for exemption from Section 162(m), will continue to be exempt. Further, no assurance can be given that all stock options awarded to the named executive officers in 2017, or for the 2017 performance year to the CEO, will satisfy the requirements for exemption from Section 162(m). The Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Capital One’s business needs.

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Section V - Named Executive Officer Compensation

2017 Summary Compensation Table

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2017, 2016 and 2015 for the named executive officers. As discussed in the “Compensation Discussion and Analysis” section beginning on page 44, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our CEO:

∎

77% of the CEO’s total compensation (78% of 2017 performance year compensation) is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for at least three years.

∎

Amounts shown in the table below for the CEO for 2017 represent stock options and performance shares granted in February 2017 and a deferred cash bonus awarded in February 2018 for 2017 performance. The CEO also was granted cash-settled restricted stock units (”RSUs”) in February 2018 for the 2017 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2017 also include cash-settled RSUs granted to the CEO in February 2017 for the 2016 performance year.

With respect to the compensation reported below for the NEOs other than the CEO:

∎	Base salary comprised approximately 35% of total target compensation.

∎

Each NEO other than the CEO received a portion of his or her 2017 base salary in the form of cash that was paid throughout the year and a portion in the form of cash-settled RSUs that were granted in February 2017 and settled in cash in February 2018. These cash-settled RSUs are included in the table below in the “Stock Awards” column for 2017.

∎

Amounts shown for 2017 in the table below also include stock options, performance shares, stock-settled RSUs, and cash-settled RSUs granted in February 2017 for the 2016 performance year. The NEOs other than the CEO also were granted equity awards in February 2018 for the 2017 performance year, which are not shown in the table below. The NEOs were not eligible for cash bonuses for 2017.

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Amounts paid to the CEO and the other NEOs in 2017 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes to the table:

Name and Principal Position	Year	Salary (5)	Bonus (6)	Stock Awards (7)	Option Awards (8)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (9)	All Other Compensation (10)	Total
Richard D. Fairbank Chairman, CEO and President (1)	2017	$0	$3,727,500	$10,535,121	$1,750,018	$4,161	$158,970	$16,175,770
	2016	$0	$2,677,500	$12,285,042	$1,750,003	$3,407	$205,185	$16,921,137
	2015	$0	$2,677,500	$13,440,028	$1,750,000	$3,357	$144,289	$18,015,174

R. Scott Blackley Chief Financial Officer (2)(3)	2017	$826,538	$0	$3,210,934	$0	—	$225,176	$4,262,648
	2016	$617,769	$0	$2,597,024	$0	—	$132,046	$3,346,839

Frank G. LaPrade, III Chief Enterprise Services Officer (2)	2017	$1,009,538	$0	$3,658,572	$600,370	—	$198,420	$5,466,900
	2016	$974,577	$0	$3,329,446	$530,369	—	$193,202	$5,027,594

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary (2)	2017	$1,047,423	$0	$3,592,348	$509,804	$978	$218,997	$5,369,550
	2016	$1,016,538	$0	$3,487,369	$494,803	$778	$219,255	$5,218,743
	2015	$988,500	$0	$3,661,947	$478,405	$785	$199,231	$5,328,868

Sanjiv Yajnik President, Financial Services (2)	2017	$991,654	$0	$3,399,810	$482,401	—	$259,729	$5,133,594
	2016	$962,654	$0	$3,300,705	$468,416	—	$203,132	$4,934,907
	2015	$934,462	$0	$3,439,765	$448,606	—	$219,681	$5,042,514

Stephen S. Crawford Senior Advisor to the CEO (2)(4)	2017	$1,619,231	$0	$5,628,505	$887,336	—	$181,516	$8,316,588
	2016	$1,592,692	$0	$5,463,891	$861,334	—	$280,676	$8,198,593
	2015	$1,549,462	$0	$6,039,153	$916,676	—	$272,031	$8,777,322

(1)

Mr. Fairbank’s compensation for 2017 consisted of stock options, performance shares, and a year-end incentive opportunity (payable in deferred cash bonus and cash-settled RSUs), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2017 in February 2017 (stock options and performance shares), which is reflected in the table above for 2017. Mr. Fairbank received the remainder of his compensation for 2017 in February 2018 (the year-end incentive opportunity delivered partially in cash-settled RSUs and the remainder in deferred cash bonus). The portion of the year-end incentive opportunity delivered as deferred cash bonus to Mr. Fairbank in February 2018 is included in the table above, while the portion delivered as cash-settled RSUs is not. His compensation for 2016 included cash-settled RSUs granted in February 2017 (a portion of his 2016 year-end incentive opportunity), which are included in the table above for 2017. See “CEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section beginning on page 54 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(2)

For NEOs other than the CEO, compensation for 2017 consisted of cash base salary, stock options (other than Mr. Blackley as discussed in footnote 3 below), performance shares and three grants of RSUs (one representing a portion of base salary which settles in cash), in addition to certain perquisites. The cash-settled RSUs representing base salary are included in the table above for 2017, however the other equity-based awards for 2017 performance were granted in February 2018 and are not included in the table above. The stock options, performance shares, stock-settled RSUs and cash-settled RSUs granted in February 2017 for 2016 performance are included in the table above for 2017. See “NEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section beginning on page 62 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(3)

Mr. Blackley was appointed Chief Financial Officer in May 2016. His 2017 stock awards granted for performance year 2016 reflect the position he held at the beginning of 2016, which did not include a grant of stock options. Beginning with performance year 2017, Mr. Blackley’s compensation program is consistent with the other non-CEO named executive officers.

(4)

Mr. Crawford served as the Head of Finance and Corporate Development from May 2016 to July 2017. In July 2017, he ceased to be an executive officer of the Company. Mr. Crawford currently serves as a Senior Advisor to the CEO.

(5)

The amounts shown in this column represent the cash portion of base salary for the NEOs. The remaining portion of base salary for each year was delivered in cash-settled RSUs, as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 60, and is included in the “Stock Awards” column in the table above.

(6)

The amount shown in this column for 2017 reflects Mr. Fairbank’s deferred cash bonus for 2017 performance awarded in February 2018 as described under “Year-End Incentive Opportunity” in the “Compensation Discussion and Analysis” section beginning on page 52.

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

(7)

The amounts shown in this column represent the grant date fair value of performance shares, stock-settled RSUs and cash-settled RSUs granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. For additional information, including performance share awards at maximum performance on a per executive basis, refer to footnote 1 to the Grants of Plan-Based Awards Table below.

(8)

The amounts shown in this column represent the grant date fair value of stock options granted to the named executive officers in 2017, calculated in accordance with FASB ASC Topic 718. See footnote 4 to the Grants of Plan-Based Awards table below for information on the valuation assumptions related to these awards.

(9)

The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Finneran under the Cash Balance Pension Plan and the Excess Cash Balance Plan.

(10)	All other compensation for the named executive officers consists of the following:

Named Executive Officer	Auto (a)	Travel and Aircraft	Health Screening (b)	Security	Company Contributions to Defined Contribution Plans (c)	Insurance (d)	Other (e)

Richard D. Fairbank	$ —	$ —	$2,633	$105,354(f)	$ —	$19,800	$31,183

R. Scott Blackley	$33,232	$ —	$3,575	$34,341(g)	$139,650	$5,100	$9,278

Frank G. LaPrade, III	$19,689	$ —	$1,900	$2,370(g)	$163,980	$7,260	$3,221

John G. Finneran, Jr.	$19,621	$ —	$1,900	$2,673(g)	$169,710	$19,800	$5,293

Sanjiv Yajnik	$29,932	$ —	$4,578	$40,543(g)	$161,280	$13,860	$9,536

Stephen S. Crawford	$6,415	$ —	$ —	$ —	$166,728	$7,260	$1,113

(a)

The cost of these benefits is determined on an annual basis and includes, as applicable, annual car lease or car service, automobile service fees, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank does not participate in the Company-provided automotive benefit.

(b)	Represents cost attributable to the annual physical program where executives have the opportunity to receive a comprehensive health screening once a year.

(c)	Represents Company contributions under qualified and non-qualified deferred compensation programs and other supplemental executive retirement benefits.

(d)	Represents life insurance premiums paid on behalf of the executives.

(e)

Represents contributions made by Capital One to charitable organizations chosen by CEO (up to $30,000) and the other NEOs (up to $5,000), as well as incidental expenses incurred in connection with corporate events. Additionally, for Mr. Blackley, the total value includes payments he received in consideration for the execution of a Non-Competition Agreement with the Company in March 2017 and an amendment to that agreement in July 2017, as well as a gift card in recognition of his 2016 promotion. For additional details regarding Mr. Blackley’s Non-Competition Agreement, see “Non-Competition Agreements” beginning on page 84.

(f)

Represents costs attributable to a security guard who provides for Mr. Fairbank’s personal security and operates Mr. Fairbank’s personal vehicle ($79,782). Amount shown also includes aggregate cost to the Company for home security services ($25,572) for Mr. Fairbank. The percent of personal use of the security guard’s services is tracked throughout the calendar year and then applied to the full expense amount for personal security.

(g)	Represents aggregate cost to the Company for home security services provided to executives.

2017 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2017, including stock options, performance shares, cash-settled RSUs and stock-settled RSUs. The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s equity-based incentive awards to the named executive officers.

2017 Grants to CEO

For 2017, awards granted to the CEO are comprised of stock options and performance shares granted in February 2017 as part of the CEO’s 2017 compensation program and cash-settled RSUs granted in February 2017 for 2016 performance.

Stock Options. The stock options become exercisable on February 15, 2020 and expire ten years from the grant date.

Performance Shares. The performance shares will be issued based on the Company’s Adjusted ROA (as defined on page 65 under “Performance Share Reduction”) over the three-year period from January 1, 2017

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

through December 31, 2019, relative to the KBW Index (as defined on page 51). The total value delivered at vesting will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the peer group. See “2017 CEO Compensation Program” in the “Compensation Discussion and Analysis” section beginning on page 49 for more details on the 2017 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

Cash-Settled Restricted Stock Units. The cash-settled RSUs vest in full on February 15, 2020 and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

2017 Grants to NEOs (other than the CEO)

For 2017, the awards granted to NEOs other than the CEO are comprised of stock options, performance shares, cash-settled RSUs, and stock-settled RSUs granted in February 2017 for the 2016 performance year and cash-settled RSUs granted in February 2017 as a portion of 2017 base salary (as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 60). Mr. Blackley did not receive stock options in 2017 for the 2016 performance year. His 2017 stock awards granted for the 2016 performance year reflect the position he held at the beginning of 2016.

Stock Options. The stock options become exercisable in three equal annual installments, beginning on February 15 of the year after the date of grant, and expire ten years from the grant date.

Performance Shares. The terms of the performance shares for the other NEOs are substantially the same as the terms of the CEO’s performance shares described above. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

Stock-Settled Restricted Stock Units. The stock-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting.

Cash-Settled Restricted Stock Units. The cash-settled RSUs representing a portion of base salary vested in full on January 1, 2018 and settled in cash on February 15, 2018 based on the average closing price of the Company’s common stock for the 15 trading days preceding the payment date. The other cash-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are paid on the cash-settled RSUs at approximately the same time as dividends are paid to the Company’s other stockholders.

The annual awards of stock-settled RSUs (as well as cash-settled RSUs for the CEO) and stock options reported below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” in the “Compensation Discussion and Analysis” section beginning on page 64 for more details on the performance-based vesting provisions.

76	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

2017 Grants of Plan-Based Awards Table

Name and Principal Position	Award Type	Date of Grant (6)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (7) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Target	Maximum
Richard D. Fairbank Chairman, CEO and President	Performance Shares (1)	2/2/2017	$101,344	$152,016	—	—	—	$8,750,041
	Stock Options (2)	2/2/2017	—	—	—	81,486	$86.34	$1,750,018
	Cash-Settled RSUs (3)	2/2/2017	—	—	20,675	—	—	$1,785,080

R. Scott Blackley Chief Financial Officer	Performance Shares (1)	2/2/2017	$5,647	$8,471	—	—	—	$487,562
	Cash-Settled RSUs	2/2/2017	—	—	6,649	—	—	$574,075
	Cash-Settled RSUs (4)	2/2/2017	—	—	7,516	—	—	$648,931
	Stock-Settled RSUs	2/2/2017	—	—	16,939	—	—	$1,462,513
	Cash-Settled RSUs (5)	7/3/2017	—	—	453	—	—	$37,853

Frank G. LaPrade, III Chief Enterprise Services Officer	Performance Shares (1)	2/2/2017	$9,388	$14,082	—	—	—	$810,560
	Stock Options (2)	2/2/2017	—	—	—	27,955	$86.34	$600,370
	Cash-Settled RSUs	2/2/2017	—	—	8,537	—	—	$737,085
	Cash-Settled RSUs (4)	2/2/2017	—	—	8,803	—	—	$760,051
	Stock-Settled RSUs	2/2/2017	—	—	15,646	—	—	$1,350,876

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	Performance Shares (1)	2/2/2017	$8,857	$13,286	—	—	—	$764,713
	Stock Options (2)	2/2/2017	—	—	—	23,738	$86.34	$509,804
	Cash-Settled RSUs	2/2/2017	—	—	8,861	—	—	$765,059
	Cash-Settled RSUs (4)	2/2/2017	—	—	9,127	—	—	$788,025
	Stock-Settled RSUs	2/2/2017	—	—	14,762	—	—	$1,274,551

Sanjiv Yajnik President, Financial Services	Performance Shares (1)	2/2/2017	$8,381	$12,572	—	—	—	$723,616
	Stock Options (2)	2/2/2017	—	—	—	22,462	$86.34	$482,401
	Cash-Settled RSUs	2/2/2017	—	—	8,386	—	—	$724,047
	Cash-Settled RSUs (4)	2/2/2017	—	—	8,641	—	—	$746,064
	Stock-Settled RSUs	2/2/2017	—	—	13,969	—	—	$1,206,083

Stephen S. Crawford Senior Advisor to the CEO	Performance Shares (1)	2/2/2017	$13,875	$20,813	—	—	—	$1,197,968
	Stock Options (2)	2/2/2017	—	—	—	41,317	$86.34	$887,336
	Cash-Settled RSUs	2/2/2017	—	—	13,887	—	—	$1,199,004
	Cash-Settled RSUs (4)	2/2/2017	—	—	14,304	—	—	$1,235,007
	Stock-Settled RSUs	2/2/2017	—	—	23,124	—	—	$1,996,526

(1)

The grant date fair values for the performance shares if the maximum level of performance is achieved are as follows: $13,125,061 for Mr. Fairbank, $731,386 for Mr. Blackley, $1,215,840 for Mr. LaPrade, $1,147,113 for Mr. Finneran, $1,085,466 for Mr. Yajnik, and $1,796,944 for Mr. Crawford.

(2)

The grant date fair value for each option awarded on February 2, 2017, was calculated using the Black-Scholes method and was based on the following assumptions: (i) volatility of 26.87%; (ii) risk-free interest rate of 2.3%; (iii) dividend yield of 1.85% and (iv) expected life of 6.6 years.

(3)	Grant of cash-settled RSUs representing a portion of Mr. Fairbank’s 2016 year-end incentive opportunity.

(4)	Grant of cash-settled RSUs representing a portion of base salary for 2017.

(5)	One-time grant of cash-settled RSUs representing an increase in Mr. Blackley’s base salary for 2017 in connection with Mr. Blackley taking on an expanded role in July 2017.

(6)	Date on which awards were approved by the Committee and independent directors and granted to the executives.

(7)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the closing price as reported by the NYSE Composite Transaction Tape.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	77

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

2017 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Richard D. Fairbank Chairman, CEO and President	1,113,393	$41,547,468	259,062	$23,732,337

R. Scott Blackley Chief Financial Officer	—	$—	21,871	$1,932,089

Frank G. LaPrade, III Chief Enterprise Services Officer	141,761	$7,107,643	53,724	$4,844,919

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	—	$—	58,590	$5,284,245

Sanjiv Yajnik President, Financial Services	108,169	$5,198,257	55,155	$4,974,238

Stephen S. Crawford Senior Advisor to the CEO	17,550	$508,161	104,021	$9,063,725

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)

The value realized for awards other than certain cash-settled RSUs and performance shares is the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value also reflects the accrued dividends paid out as additional shares on the date the performance share award results were certified by the Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on February 2, 2017, the value realized for all other cash-settled RSUs and amount paid is the number of shares multiplied by the closing price of the Company’s common stock for the 15 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled RSUs was as follows: $3,521,617 for Mr. Fairbank, $848,305 for Mr. Blackley, $2,042,792 for Mr. LaPrade, $2,228,662 for Mr. Finneran, $2,103,794 for Mr. Yajnik, and $3,425,841 for Mr. Crawford.

78	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

2017 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1)					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)
Richard D. Fairbank Chairman, CEO and President	1/29/2009	970,403(4)	0	$18.28	1/28/2019
	1/27/2010	559,333(4)	0	$36.55	1/26/2020
	1/26/2011	608,366(4)	0	$48.28	1/25/2021
	1/31/2012	360,009(4)	0	$45.75	1/30/2022
	1/31/2013	325,985(4)	0	$56.32	1/30/2023
	1/30/2014	108,944(4)	0	$70.96	1/29/2024
	1/29/2015	0	115,812(5)	$74.96	1/28/2025
	1/29/2015					38,214(6)	$3,805,350
	1/29/2015					22,746(6)	$2,265,047
	1/29/2015							175,094(7)	$17,435,861
	2/4/2016	0	106,973(5)	$63.73	2/3/2026
	2/4/2016					27,607(6)	$2,749,105
	2/4/2016					27,066(6)	$2,695,232
	2/4/2016							205,947(8)	$20,508,202
	2/2/2017	0	81,486(5)	$86.34	2/2/2027
	2/2/2017					20,675(6)	$2,058,817
	2/2/2017							152,016(8)	$15,137,753

R. Scott Blackley Chief Financial Officer	1/29/2015					2,531(9)	$252,037
	1/29/2015					1,345(10)	$133,935
	1/29/2015							3,798(7)	$378,205
	2/4/2016					6,846(9)	$681,725
	2/4/2016					3,142(10)	$312,880
	2/4/2016							5,135(8)	$511,343
	5/9/2016					10,776(11)	$1,073,074
	2/2/2017					16,939(9)	$1,686,786
	2/2/2017					6,386(10)	$635,918
	2/2/2017					7,516(12)	$748,443
	2/2/2017							8,471(8)	$843,542
	7/3/2017					453(12)	$45,110

Frank G. LaPrade, III Chief Enterprise Services Officer	1/31/2013	32,603(4)	0	$56.32	1/30/2023
	1/30/2014	29,964(4)	0	$70.96	1/29/2024
	1/29/2015	21,268(13)	10,635(13)	$74.96	1/28/2025
	1/29/2015					4,823(9)	$480,274
	1/29/2015					3,721(10)	$370,537
	1/29/2015							13,023(7)	$1,296,830
	2/4/2016	10,806(13)	21,614(13)	$63.73	2/3/2026
	2/4/2016					12,484(9)	$1,243,157
	2/4/2016					6,894(10)	$686,505
	2/4/2016							16,853(8)	$1,678,222
	2/2/2017	0	27,955(13)	$86.34	2/2/2027
	2/2/2017					15,646(9)	$1,558,029
	2/2/2017					8,151(10)	$811,677
	2/2/2017					8,803(12)	$876,603
	2/2/2017							14,082(8)	$1,402,286

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	79

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

	Option Awards (1)					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)
John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	1/26/2011	56,624(4)	0	$48.28	1/25/2021
	1/31/2012	42,679(4)	0	$45.75	1/30/2022
	1/31/2013	34,611(4)	0	$56.32	1/30/2023
	1/30/2014	29,783(4)	0	$70.96	1/29/2024
	1/29/2015	21,106(13)	10,554(13)	$74.96	1/28/2025
	1/29/2015					5,318(9)	$529,566
	1/29/2015					4,302(10)	$428,393
	1/29/2015							14,361(7)	$1,430,068
	2/4/2016	10,082(13)	20,164(13)	$63.73	2/3/2026
	2/4/2016					12,941(9)	$1,288,665
	2/4/2016					7,507(10)	$747,547
	2/4/2016							17,471(8)	$1,739,762
	2/2/2017	0	23,738(13)	$86.34	2/2/2027
	2/2/2017					14,762(9)	$1,470,000
	2/2/2017					8,555(10)	$851,907
	2/2/2017					9,127(12)	$908,867
	2/2/2017							13,286(8)	$1,323,020

Sanjiv Yajnik President, Financial Services	1/30/2014	27,928(4)	0	$70.96	1/29/2024
	1/29/2015	19,791(13)	9,897(13)	$74.96	1/28/2025
	1/29/2015					4,987(9)	$496,605
	1/29/2015					4,048(10)	$403,100
	1/29/2015							13,466(7)	$1,340,944
	2/4/2016	9,544(13)	19,089(13)	$63.73	2/3/2026
	2/4/2016					12,250(9)	$1,219,855
	2/4/2016					7,131(10)	$710,105
	2/4/2016							16,538(8)	$1,646,854
	2/2/2017	0	22,462(13)	$86.34	2/2/2027
	2/2/2017					13,969(9)	$1,391,033
	2/2/2017					8,125(10)	$809,088
	2/2/2017					8,641(12)	$860,471
	2/2/2017							12,572(8)	$1,251,920

Stephen S. Crawford Senior Advisor to the CEO	2/4/2013					15,262 (14)	$1,519,790
	1/30/2014	47,046 (4)	0	$70.96	1/29/2024
	1/29/2015	40,442 (13)	20,222 (13)	$74.96	1/28/2025
	1/29/2015					9,171 (9)	$913,248
	1/29/2015					6,756 (10)	$672,762
	1/29/2015							24,764(7)	$2,465,999
	2/4/2016	0	35,101 (13)	$63.73	2/3/2026
	2/4/2016					20,274 (9)	$2,018,885
	2/4/2016					11,613 (10)	$1,156,423
	2/4/2016							27,369(8)	$2,725,405
	2/2/2017	0	41,317 (13)	$86.34	2/2/2027
	2/2/2017					23,124 (9)	$2,302,688
	2/2/2017					13,390 (10)	$1,333,376
	2/2/2017					14,304 (12)	$1,424,392
	2/2/2017							20,813(8)	$2,072,559

(1)

Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. Certain stock options, as noted in the footnotes below, are also subject to performance-based vesting requirements. These options are transferable only to or for the benefit of immediate family members. For the treatment of stock options after the optionee’s retirement, see “Payments upon Retirement” in the “Potential Payments Upon Termination or Change of Control” section on page 86 for details.

(2)

For stock options granted before April 23, 2009, the exercise price is equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the NYSE Composite Transaction Tape. For stock

80	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

options granted on or after April 23, 2009, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of 2017 as reported by the NYSE Composite Transaction Tape.

(4)	Stock options granted to NEOs prior to 2015 are fully vested.

(5)

Stock options granted to the CEO in 2015, 2016 and 2017 vest in full on February 15 after the third anniversary of the date of grant (subject to performance-based vesting provisions. See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section beginning on page 64 for details.

(6)

A portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section beginning on page 64 for details).

(7)

Represents the number of shares expected to be issued for the January 29, 2015 performance share awards as of December 31, 2017. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

(8)

Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period. The actual number of performance shares awarded may range from 0% to 150% of target and the value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Committee will certify the performance of the Company over the applicable performance period by March 15th after the third anniversary of the grant.

(9)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section beginning on page 64 for details).

(10)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. For awards granted on February 2, 2017, a portion of the award vested on the grant date in connection with required tax-related withholdings made by the Company on behalf of the individuals.

(11)	Vests one-fourth annually beginning on the first anniversary of the date of grant.

(12)	Cash-settled RSUs representing a portion of 2017 base salary which vested in full on January 1, 2018, and settled in cash on February 15, 2018.

(13)

Stock options vest one-third annually beginning on February 15 after the first anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section beginning on page 64 for details.

(14)	Award vests 20% annually beginning on the first anniversary of the date of grant.

Pension Benefits

Capital One Pension Benefit Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest continues to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP interest rate changes annually. For plan years prior to 2017, the CBPP interest rate reflected the average annual yield of five-year U.S. Treasury Securities for the preceding 12 months ending October of the prior year. For plan years after 2017, the interest rate will be based on the average yield of five-year U.S. Treasury Securities for the month of October of the prior plan year. For the 2017 plan year, the greater of the two rates applied (2.02% annual average for 2017). The Excess CBPP interest rate changes monthly based on the Wall Street Journal Prime Rate (4.14% annual average for 2017).

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2017, are $2,151 and $6,935, respectively, for Mr. Fairbank, and $1,574 and $1,146, respectively, for Mr. Finneran. As of December 31, 2017, the “Value of Accumulated Benefit” for both plans is equal to the account balance for each participant because both Messrs. Fairbank and Finneran have attained their normal retirement age of 65 and so are assumed to retire immediately under the actuarial valuation assumptions. Since both participants are assumed to retire as of the measurement date, the future interest rate does not apply. Accounts in both plans are distributed after separation from service.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	81

SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

2017 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Present Value of Accumulated Benefit (2)(3)	Payments During Last Fiscal Year

Richard D. Fairbank Chairman, CEO and President	Cash Balance Pension Plan	$28,128	$—
	Excess Cash Balance Plan	$90,700	$—

R. Scott Blackley Chief Financial Officer	—	$0	—

Frank G. LaPrade, III Chief Enterprise Services Officer	—	$0	—

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	Cash Balance Pension Plan	$19,684	$—
	Excess Cash Balance Plan	$14,042	—

Sanjiv Yajnik President, Financial Services	—	$0	—

Stephen S. Crawford Senior Advisor to the CEO	—	$0	—

(1)

In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)	The amounts shown are the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2017 measurement date.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers a Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates. In 2017, our NEOs excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 90% of the restricted stock unit portion of their respective base salaries on a tax-deferred basis to the VNQDCP. Messrs. Blackley, LaPrade, Finneran, Yajnik and Crawford participated in the program in 2017. In 2017, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in lump sum in the first quarter of 2020. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among seventeen different investment offerings made available by the plan: Fidelity Investments Money Market Government Portfolio - Institutional Class, iShares U.S. Aggregate Bond Index Fund Class K, Prudential Total Return Bond Fund Class Q, Dodge and Cox Balanced Fund, Dodge and Cox Stock Fund, T. Rowe Price Institutional Large Cap Value Fund, Northern Small Cap Value Fund, Fidelity 500 Index Fund - Institutional Premium Class, iShares Russell 2000 Small-Cap Index Fund Class K, Fidelity Capital Appreciation Fund - Class K, T. Rowe Price Institutional Large Cap Growth Fund, The Hartford MidCap Fund Class Y, The Hartford Small Company Fund Class Y, Dodge and Cox International Stock Fund, iShares MSCI Total International Index Fund Class K, Vanguard Total World Stock Index Fund International Shares, and Lazard Emerging Markets Market Equity Portfolio Institutional Shares.

Individual investment returns experienced in 2017 were as follows: Mr. Fairbank 15.8% or $1,685,081.99, Mr. Blackley 16.4% or $109,014.38, Mr. LaPrade 24.6% or $511,282.04, Mr. Finneran 9.6% or $312,220.08, Mr. Yajnik 19.1% or $246,625.87, and Mr. Crawford 15.7% or $164,781.59.

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Distributions under the VNQDCP may be made to participants according to the schedule for distribution that they elect in accordance with plan terms. Distributions can occur based upon the following events: termination of employment (including for retirement), death, disability, in-service distribution election or change of control. The distribution schedules available under the plan include lump sum and, in the case of retirement, 5-, 10- or 15-year annual installments.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants have been permitted to enter the plan, and no compensation has since been taken into account after this date. Messrs. Fairbank, LaPrade, Finneran, and Yajnik participated in the ESP and, returns on these investments are reported for 2017. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP. Individual investment returns associated with the ESP experienced in 2017 were as follows: Mr. Fairbank 21.8% or $ 106,890.54, Mr. LaPrade 21.8% or $81,529.69, Mr. Finneran 21.8% or $ 325,684.41, Mr. Yajnik 6.7% or $20,619.75.

2017 Non-Qualified Deferred Compensation Table

Name and Principal Position	Plan Name	Executive Contributions in Last FY (2)	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (5)

Richard D. Fairbank Chairman, CEO and President	Voluntary Non-Qualified Deferred Compensation Plan	$2,677,500	$0	$1,685,082	$3,451,246	$11,865,477
	Excess Savings Plan	$0	$0	$106,891	$0	$596,979

	2003 Performance Share Award (1)	$0	$0	$2,982,331	$0	$24,066,494

R. Scott Blackley Chief Financial Officer	Voluntary Non-Qualified Deferred Compensation Plan	$98,145	$119,400	$109,014	$0	$883,836
	Excess Savings Plan	—	—	—	—	—

Frank G. LaPrade, III Chief Enterprise Services Officer	Voluntary Non-Qualified Deferred Compensation Plan	$10,096	$143,730	$511,282	$0	$2,674,521
	Excess Savings Plan	$0	$0	$81,530	$0	$455,340

John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	Voluntary Non-Qualified Deferred Compensation Plan	$104,742	$149,460	$312,220	$0	$3,693,764
	Excess Savings Plan	$0	$0	$325,684	$0	$1,818,932

Sanjiv Yajnik President, Financial Services	Voluntary Non-Qualified Deferred Compensation Plan	$9,916	$141,030	$246,626	$0	$1,623,769
	Excess Savings Plan	$0	$0	$20,620	$0	$328,014

Stephen S. Crawford Senior Advisor to the CEO	Voluntary Non-Qualified Deferred Compensation Plan	$16,192	$146,478	$164,782	$0	$1,271,616
	Excess Savings Plan	—	—	—	—	—

(1)

Includes the value of performance shares that were granted to Mr. Fairbank in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over a three-year performance period from January 1, 2004 through December 31, 2006. On March 2, 2007, the Committee and the independent directors of the Board certified, following the end of the performance period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the performance period relative to the comparator group, Mr. Fairbank acquired the right to receive 241,680 shares of Capital One’s common stock on March 31, 2007. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2017.

(2)

Reflects executive contributions made for 2017. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in February 2017 for 2016 performance, which was reported in the 2016 Summary Compensation Table. For Messrs. Blackley, LaPrade, Finneran, Yajnik and Crawford, all executive contributions under the VNQDCP were made in the form of base salary deferrals, and are reported in the 2017 Summary Compensation Table.

(3)	Company contributions are also included in the 2017 Summary Compensation Table (see “Company Contributions to Defined Contribution Plans” in footnote 10 to that table).

(4)	Includes earnings on total assets in the VNQDCP and the ESP. Earnings under the VNQDCP and ESP were not above-market and therefore are not reported in the Summary Compensation Table.

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

(5)

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in the current or prior years for those executives that were NEOs in the applicable year and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements (to the extent that the named executive officer was a named executive officer in the applicable year): Mr. Fairbank $12,118,750; Mr. Blackley $153,467; Mr. LaPrade $149,186, Mr. Finneran $2,094,180; Mr. Yajnik $424,851; and Mr. Crawford $931,375.

Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the named executive officers could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of a named executive officer cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing named executive officer separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition, as well as to provide competitive benefits to senior executives.

The Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with the approval of the independent directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation

∎	Market competitive practices for comparable separation scenarios

∎

Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives

∎	The executive’s tenure and contributions to the Company’s success

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s associates or customers

∎	The resulting impact of the separation terms on the Company and its stockholders

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product, as described below.

Non-Competition Agreements

Certain NEOs have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One. Messrs. Blackley and Yajnik have entered into non-competition agreements with the Company which provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death or disability: payment equal to 15% of the NEO’s target total compensation for each year of enforcement and up to eighteen months of subsidized health insurance premiums under COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second upon successful completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement only for agreements with a two-year enforcement period.

In May 2016, Mr. Crawford entered into an Amended and Restated Non-Competition Agreement with the Company in connection with his appointment to Head of Finance and Corporate Development which provides for the following in exchange for Mr. Crawford complying with non-competition restrictions for up to three years

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following an involuntary termination without cause: 15% of total target compensation for each year of enforcement, and certain continued benefits during each year of the non-competition restriction, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second upon successful completion of the enforcement period. In addition, pursuant to the non-competition agreement and the terms of his equity awards, Mr. Crawford’s unvested equity awards, other than the RSUs granted as part of his base salary (which will vest in accordance with the terms of their respective agreements), will continue to vest in full through the original vesting schedule upon a voluntary or involuntary termination for any reason other than cause. All vested unexercised options will remain exercisable through their original expiration date.

For all non-competition agreements entered into between the Company and the NEOs, there are no payments under the agreement if benefits are payable under a change of control agreement. See “Change of Control” below for information regarding Change of Control Agreements applicable to the NEOs. In addition, payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the severance program’s intent.

Confidentiality, Work Product and Non-Solicitation of Employee Agreement

Messrs. Blackley, Crawford, and Yajnik are parties to confidentiality, work product and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, the NEO may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process. These agreements also provide that for a period of two years following separation from Capital One, the NEO shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, hire or engage any associate of Capital One to provide services to a competitor or director or indirectly solicit or induce any associate of Capital One to end his or her employment based on confidential information the NEO learned about the associate while they were employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the named executive officers, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs, other than the CEO, after the end of a performance year continue to vest according to the original provisions of such grants upon separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed below).

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. Cash-settled RSUs granted to NEOs at the beginning of a performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms following voluntary termination. In addition, an NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

An NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan in exchange for executing a release of claims against the Company. For 2017, potential payments under the Executive Severance Plan were 30% of total target compensation. Additional benefits include healthcare continuation subsidy under COBRA, continued coverage through broad-based and executive life insurance

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programs, outplacement services and any contractual payments to which the NEO may otherwise have been entitled. If an NEO’s Non-Competition Agreement is enforced, cash payments under the Executive Severance Plan will be offset by any cash amounts paid under the Non-Competition Agreement and the NEO will be eligible for an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms following an involuntary termination. Generally, performance shares granted to NEOs prior to 2018 will vest on a pro-rata basis based on actual Company performance during the performance period if an involuntary termination without cause occurs during the performance period, while performance shares granted to NEOs in 2018 will vest in full, based on actual Company performance, subject to the NEO’s execution of a release of claims against the Company. Stock-settled RSUs granted to NEOs in 2016 and 2017 will continue to vest if an involuntary termination without cause occurs, subject to the NEO’s execution of a release of claims against the Company. In addition, named executive officers have the ability following separation to exercise vested but unexercised options for two years. If a named executive officer’s employment with Capital One is terminated as a result of death or disability, the named executive officer’s unvested stock options, restricted stock, RSUs and performance shares granted in 2016 and beyond, based on target Company performance, will vest in full, and performance shares granted prior to 2016 will vest on a pro-rata basis based on target Company performance.

Payments Upon Retirement

As with all executives who are eligible for retirement, named executive officers who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); partially subsidized participation in retiree medical coverage (including dependents as applicable), for Messrs. Fairbank, Finneran, and Yajnik, who became eligible to retire on or before December 31, 2012; coverage through the executive life insurance program (at a reduced benefit); and any contractual payments to which he or she may otherwise be entitled.

Upon retirement, all RSUs (other than cash-settled RSUs representing a portion of base-salary, which vest pro-rata) and stock options continue to vest according to their original terms, which, for stock-settled RSUs and stock options granted during or after 2012, also includes performance-based vesting provisions, which vest based on actual performance. In addition, performance shares granted to named executive officers will continue to vest after retirement, except the 2017 performance share grant to the CEO which would have been forfeited if he had retired on or before December 31, 2017. For stock options granted prior to January 1, 2010, the executive has the earlier of five years from the date of retirement or the expiration of the option term to exercise vested but unexercised options. For stock options granted during or after 2010 the executive has until the expiration of the option term to exercise vested but unexercised options.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of associates or customers, and ownership of work product, as described above. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms upon a termination for cause because these are deferred awards representing base salary that would otherwise already have been paid to an executive. In addition, if terminated for cause, named executive officers have the ability following separation to exercise vested but unexercised options for three months.

Change of Control

Each named executive officer is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or in anticipation of) a change of control, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

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Pursuant to the agreements, a “change of control” occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities of Capital One by a person or group, (ii) certain changes in the majority of the Board, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent Board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One. In the event of a change of control, we do not provide for excise tax gross up payments. In addition, all equity awards granted to the named executive officers after 2014 require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards only accelerates if a named executive officer is involuntarily terminated without cause or voluntarily terminates for good reason within the two years following a change of control. All outstanding equity grants awarded prior to 2015 vest in full immediately upon a change of control.

Involuntary Termination for Cause

Named executive officers terminated involuntarily for cause following a change of control receive no additional benefits except in regards to options, which allow named executive officers to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause

In the event of a voluntary termination with good reason or an involuntary termination without cause, the potential payments that the named executive officers could receive under certain termination scenarios are based on a percentage of target total compensation. For the CEO, the potential payments are based on a multiple of his notional salary and cash bonus. If a change of control of Capital One had occurred as of December 31, 2017, then following a voluntary termination with good reason or involuntary termination without cause, a named executive officer would have received certain benefits as outlined below:

The CEO would be entitled to receive:

∎

A lump-sum payment of 2.5 times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the target annual bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the target annual bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the annual bonus paid or payable for the most recently completed fiscal year

∎	The cash value, prorated through the date of termination, of the Highest Annual Bonus

An NEO would be entitled to receive:

∎	112.5% of the highest of (i) the NEO’s current target total compensation, (ii) the NEO’s target total compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year

∎	The cash value, prorated through the date of termination, of the current year’s target annual incentive award, whether in the form of cash or equity-based compensation

The CEO and each NEO would also be entitled to receive:

∎

An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare and life insurance programs for 2.5 years, as well as access to such healthcare and life insurance plans for the named executive officer (and dependents as applicable)

∎	Service credit from 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan

∎	Outplacement services of up to $30,000

∎	Any contractual payments to which the named executive officer may otherwise have been entitled

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

2017 Potential Payments and Benefits Upon Termination or Change of Control Table

Name and Principal Position	Situation	Cash Severance (3)	Retirement Plan Contributions (4)	Acceleration and Continuation of Equity Awards (5)	Continuation of Medical/ Welfare Benefits (7)	Excise Tax Gross Up (8)	Total
Richard D. Fairbank Chairman, CEO and President (1)	Voluntary Termination	—	—	—	—	—	—
	Involuntary Termination	—	—	—	—	—	—
	Retirement	$—	$—	$46,634,707	$578,000	—	$47,212,707
	For Cause Termination	$—	$—	$—	$—	—	$—
	Change of Control (2)	$16,286,248	$—	$56,726,543(6)	$241,482	—	$73,254,273
R. Scott Blackley Chief Financial Officer	Voluntary Termination	$675,000	$—	$1,876,286	$—	—	$2,551,286
	Involuntary Termination	$2,565,000	$—	$6,236,350	$15,075	—	$8,816,425
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$793,553	$—	—	$793,553
	Change of Control (2)	$5,780,442	$351,766	$6,725,235(6)	$139,550	—	$12,996,993
Frank G. LaPrade, III Chief Enterprise Services Officer	Voluntary Termination	$—	$—	$2,745,321	$—	—	$2,745,321
	Involuntary Termination	$1,518,300	$—	$7,947,843	$17,225	—	$9,483,368
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$876,603	$—	—	$876,603
	Change of Control (2)	$5,719,547	$413,051	$10,351,792(6)	$144,388	—	$16,628,778
John G. Finneran, Jr. Chief Risk Officer and Corporate Secretary	Voluntary Termination	$—	$—	$10,517,122	$—	—	$10,517,122
	Involuntary Termination	$1,575,600	$—	$10,517,122	$10,000	—	$12,102,722
	Retirement	$—	$—	$10,517,122	$483,000	—	$11,000,122
	For Cause Termination	$—	$—	$908,867	$—	—	$908,867
	Change of Control (2)	$6,746,619	$427,485	$10,517,122(6)	$173,614	—	$17,864,840
Sanjiv Yajnik President, Financial Services	Voluntary Termination	$745,650	$—	$9,942,037	$—	—	$10,687,687
	Involuntary Termination	$2,833,470	$—	$9,942,037	$10,000	—	$12,785,507
	Retirement	$745,650	$—	$9,942,037	$389,000	—	$11,076,687
	For Cause Termination	$—	$—	$860,471	$—	—	$860,471
	Change of Control (2)	$6,385,813	$406,250	$9,942,037(6)	$175,436	—	$16,909,536
Stephen S. Crawford Senior Advisor to the CEO	Voluntary Termination	$—	$—	$18,487,413	$—	—	$18,487,413
	Involuntary Termination	$5,842,590	$—	$18,487,413	$17,225	—	$24,347,228
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$1,424,392	$—	—	$1,424,392
	Change of Control (2)	$6,967,525	$419,973	$18,487,413(6)	$184,253	—	$26,059,164

(1)

Mr. Fairbank receives no regular base salary. For 2017, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus (as defined above). The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank is a party to a Change of Control Agreement.

(2)

Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

(3)

Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 84. In cases where the NEO is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled restricted stock unit awards granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column. Messrs. LaPrade and Crawford would receive a reduction in change of control severance payments in order to meet safe harbor limitations, which is reflected in the cash severance amounts reported above.

(4)	Represents the value of projected contributions to retirement plans during the severance period.

(5)

Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2017. For stock awards, this represents the fair market value of the shares on December 31, 2017. Most currently unvested equity awards held by our retirement eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after a named executive officer becomes eligible for retirement. Messrs. Fairbank, Finneran, and Yajnik were the only named executive officers eligible for retirement as of December 31, 2017.

(6)	Most unvested equity awards will be treated in a similar manner to a termination of a named executive officer’s employment following a termination of employment due to death or disability.

(7)

Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services and related benefits. Only includes programs that are specific to the named executive officers; does not include the value of programs generally available to all associates upon separation from the Company.

(8)	Named executive officers are not eligible for excise tax gross-ups.

The table above is intended to reflect potential payments to named executive officers across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2017. The amounts shown in the table do not include payments and benefits that are provided on a non-discriminatory basis to salaried associates generally upon termination of employment. The NEOs also are eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2017 Pension Benefits Table on page 82 and the 2017 Non-Qualified Deferred Compensation Table on page 83, respectively, and are not included in the table above.

Other amounts not included in the table above include:

∎	Accrued salary, bonus and vacation pay as of the date of termination

∎	Welfare benefits generally available to all retirees, including retiree medical programs

Estimated Ratio of CEO Compensation to Median Employee Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Richard Fairbank.

For 2017, our last completed fiscal year:

∎	The Annual Total Compensation of the median compensated of all employees of our company (other than our CEO), was $62,037

∎	The Annual Total Compensation of Mr. Fairbank was $16,175,770

Accordingly, the ratio of Mr. Fairbank’s Annual Total Compensation to the median employee’s Annual Total Compensation was 261 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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SECTION V - NAMED EXECUTIVE OFFICER COMPENSATION

To identify the median employee, as well as determine the Annual Total Compensation of the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates:

∎	We identified the median compensated employee based on payroll data for our global employee population of 50,429 as of October 1, 2017 (the “Determination Date”).

∎

We compared the payroll data of our global employee population using a consistently applied compensation measure consisting of the salary, wages (including overtime), bonuses and commissions paid to our employees over the twelve-month period preceding the Determination Date, as reflected in our payroll records (the “Estimated Compensation”).

∎

Based on the Estimated Compensation of each employee, we identified a cohort of 101 employees, consisting of the median employee and 50 employees above and 50 employees below the median Estimated Compensation value (the “Median Cohort”). After evaluating the shared characteristics of the Median Cohort, we noted that 27 employees appeared to bear anomalous characteristics (such as participation in non-US compensation programs, a hire date during the fiscal year, or separation prior to the end of the fiscal year) that could significantly distort the pay ratio calculation (“Anomalous Employees”).

∎

We then calculated the Annual Total Compensation of each member of the Median Cohort, excluding Anomalous Employees. We identified the employee with the median Annual Total Compensation of the Median Cohort.

90	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section VI - Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights (5)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	10,399,125(3)	$48.50	32,760,917(6)

Equity compensation plans not approved by security holders (2)	44,084(4)	$0.00	0(7)

Total	10,443,209	$48.50	32,760,917

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)	The 1999 Directors Plan, which is described below, was terminated in April 2009 and was not approved by Capital One stockholders.

(3)

Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan and 15,262 issued and unvested outstanding shares of restricted stock under the 2004 Stock Incentive Plan. Includes 1,143,914 shares, representing the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 4,489,138 shares subject to outstanding RSUs, including outstanding RSUs subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes shares of RSUs, to be settled in cash, under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(4)	Represents 44,084 outstanding RSUs under the 1999 Directors Plan.

(5)	Does not reflect RSUs and performance shares because they have no exercise price.

(6)

Represents 14,716,819 shares available for future issuance under the 2004 Stock Incentive Plan; and 18,044,098 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(7)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and RSUs to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The number of shares available for issuance under the plan included shares granted under the plan subject to options that expired or otherwise terminated unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. The plan is administered by the Board.

The exercise price of stock options granted under the plan could not be less than the fair market value, as defined in the 1999 Directors Plan, of Capital One common stock on the date of grant. The maximum term of each stock option was ten years, and vesting schedules were determined at the time of grant. The Board could, in its discretion, grant options that by their terms became fully exercisable upon a change of control, as defined in the 1999 Directors Plan.

The Board could award restricted stock to eligible directors. During the restricted period, a director cannot dispose of any restricted shares and must forfeit any restricted shares granted to such director if he or she ceases to be a member of the Board. The Board had the authority to establish the terms and conditions upon which these restrictions will lapse. The Board could also, at any time, accelerate the time at which any or all restrictions would lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who received an award of restricted stock would have all of the rights of a stockholder with respect to the shares subject to the award, including, but not limited to, the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	91

SECTION VI - EQUITY COMPENSATION PLANS

The Board could award RSUs to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period, any restrictions with respect to an award of RSUs and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation. Currently, no shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan.

92	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section VII - Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee:	Mayo A. Shattuck III (Chair) Ann Fritz Hackett Lewis Hay, III Benjamin P. Jenkins, III Peter Thomas Killalea Pierre E. Leroy

The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	93

Section VIII - Audit Committee Report

The charter of the Audit Committee was most recently approved by the Committee on January 31, 2018, and the full Board of Directors on February 1, 2018.

In accordance with its charter, the Audit Committee assists the Board of Directors in the oversight of:

∎	The qualifications, independence and performance of Capital One’s independent auditor

∎	The integrity of Capital One’s financial statements and internal controls

∎	The performance of Capital One’s internal auditor

∎	Capital One’s compliance with legal and regulatory requirements

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee met a total of fourteen times during 2017. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2017, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditor. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee:	Bradford H. Warner (Chair and Audit Committee Financial Expert)
Benjamin P. Jenkins, III
Pierre E. Leroy (Audit Committee Financial Expert)
Catherine G. West

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

94	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section IX - Election of Directors

(Item 1 on Proxy Card)

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Each nominee is a current Board member who was elected by stockholders at the 2017 Annual Meeting, other than Ms. Chennapragada, who was appointed to the Board in March 2018 and was recommended to the Governance and Nominating Committee by Spencer Stuart, a third-party director search firm. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Biographies of Director Nominees” in the “Corporate Governance at Capital One” section beginning on page 16 of this proxy statement.

In the event a nominee ceases to be available for election, the Board of Directors may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Capital One’s Corporate Governance Guidelines provide that a non-management director shall not be eligible for election to the Board upon reaching the age of 72. The Board may waive this prohibition of eligibility if it determines that, in light of all the circumstances, doing so is in the best interests of Capital One and its stockholders. The Board has waived this requirement with respect to Mr. Jenkins after considering: his contribution to the diversity of skills needed on the Board as a whole, particularly in light of the Company’s business model and strategic objectives; his experience and performance during his tenure as a member of the Board; the fresh perspective he continues to bring to the Board given his relatively short tenure with Capital One; the quantity and quality of his experience in corporate banking, banking operations, investment banking, and management of customer relationships spanning over 38 years, during which time he saw the industry undergo significant and rapid change; and his continuing value to the Company and its stockholders as the Company continues to evolve to match the pace of change in the banking industry.

The nominees for election this year are:

Richard D. Fairbank	Pierre E. Leroy
Aparna Chennapragada	Peter E. Raskind
Ann Fritz Hackett	Mayo A. Shattuck III
Lewis Hay, III	Bradford H. Warner
Benjamin P. Jenkins, III	Catherine G. West
Peter Thomas Killalea

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	95

Section X - Ratification of Selection of Independent Auditors

(Item 2 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of Capital One’s independent auditor. The Audit Committee evaluates the independent auditor’s qualifications, performance and independence at least annually and periodically considers whether to continue to retain our current independent auditor or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent auditor’s new lead engagement partner. Additionally, Capital One has established policies to provide for adherence to Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditor.

For 2018, the Audit Committee has appointed the firm of Ernst & Young LLP as Capital One’s independent auditor. Ernst & Young has served in this role since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent auditor is in the best interests of Capital One and its stockholders.

The Board of Directors is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider their appointment as our independent auditor. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The fees billed for professional services provided by Ernst & Young for fiscal years 2017 and 2016 are shown in the following table:

Fees (dollars in millions)	2017	2016

Audit Fees	$12.35	$11.38

Audit-Related Fees	$1.39	$1.23

Tax Fees	$0.01	$0.00

All Other Fees	$0.00	$0.00

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the auditor in connection with statutory and regulatory filings or engagements and that generally only the independent auditor can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents and assistance with and review of documents filed with the SEC. “Audit-Related Fees” are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent auditor, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon procedure reports. “Tax Fees” include corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-related or Tax and are not specifically prohibited by the SEC.

The Audit Committee is responsible for approving all fees and terms of engagement for audit, audit-related and permissible non-audit services provided by Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Any service engagements that exceed these

96	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION X - RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR (ITEM 2 ON PROXY CARD)

pre-approved limits must be submitted to the Audit Committee for specific pre-approval. Under the policy adopted by the Audit Committee, Tax Fees are limited to 25% of combined Audit and Audit-Related Fees, and services that would fall under the category “All Other Fees” are prohibited. In 2017, all of the Audit and Audit-Related Fees and related services were pre-approved by the Audit Committee pursuant to the policies and procedures described above.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent auditor for 2018.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	97

Section XI - Advisory Approval of Capital One’s 2017 Named Executive Officer Compensation

(Item 3 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2017 named executive officer compensation, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 44, our Board of Directors generally has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO’s and other NEOs’ compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of the equity-based awards made to our named executive officers is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2017, approximately 78% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 58, under the 2017 NEO compensation program applicable to our other NEOs, approximately 80% of total target compensation was provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found under “Compensation Discussion and Analysis” on pages 44 to 72 and “Named Executive Officer Compensation” section on pages 73 to 90.

We ask for your advisory vote to approve the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2017 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board of Directors has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2019 Annual Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

***

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of our 2017 Named Executive Officer compensation as disclosed in this proxy statement.

98	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section XII - Ratification of 25% Ownership Threshold for Stockholders to Request a Special Meeting of Stockholders

(Item 4 on Proxy Card)

Overview

Capital One’s Restated Certificate of Incorporation (the “Certificate”) currently allows one or more stockholders who own at least 25% of the Company’s Voting Stock (as defined below) to request that Capital One call a special meeting of stockholders (the “Special Meeting Right”) provided that they satisfy certain procedures outlined in Capital One’s Amended and Restated Bylaws (the “Bylaws”). This proposal, which the Board of Directors recommends that stockholders support, asks Capital One’s stockholders to ratify the existing 25% ownership threshold set forth in the Special Meeting Right.

Background

After engaging with stockholders about their views on stockholder-requested special meetings, in 2015, the Board proposed, and stockholders approved, an amendment to the Certificate to enhance stockholder rights by permitting stockholders that own at least 25% of the Company’s Voting Stock to call a special meeting. For purposes of the Special Meeting Right, under the Certificate a stockholder is deemed to “own” only those shares of outstanding “Voting Stock” (which currently consists of Capital One’s common stock) as to which the stockholder possesses both (1) full voting and investment rights and (2) the full economic interest, including the opportunity for profit and risk of loss. At that time, the Board (including all members of the Governance and Nominating Committee) carefully considered various implications of implementing a stockholder right to call special meetings, including a stockholder proposal requesting adoption of a special meeting right with a 20% ownership threshold as well as feedback received from other Capital One stockholders, and determined that the Board’s proposed Special Meeting Right, including the 25% threshold, was an appropriate enhancement to stockholder rights. Although Capital One’s stockholders expressed a variety of views regarding the appropriate threshold level, the strongest consensus was at 25%. This consensus was borne out at the 2015 Annual Stockholder Meeting, at which Capital One’s stockholders overwhelmingly approved the Special Meeting Right with a 25% threshold as proposed by the Board, and rejected the stockholder proposal requesting a 20% ownership threshold.

This proxy season, the Company received a stockholder proposal for consideration at the 2018 Annual Meeting of Stockholders requesting that the Company initiate steps to lower the threshold to 10%, which the staff of the Securities and Exchange Commission agreed Capital One could exclude from these Proxy Materials in compliance with SEC rules. The Board and the Governance and Nominating Committee carefully considered the stockholder proposal, and determined that the existing 25% threshold continues to be appropriate for Capital One and that it is advisable not to propose an amendment to the 25% ownership threshold at this time. In making this determination, the Board and the Governance and Nominating Committee considered, among other factors, that stockholders overwhelmingly approved the Special Meeting Right (including the 25% ownership threshold) over a stockholder proposal requesting a 20% threshold only three years ago, that stockholder engagement at that time showed the strongest consensus among stockholders for the 25% threshold level, and that since that time, the Special Meeting Right and ownership threshold has not been a significant topic raised by our stockholders in the course of our ongoing engagement with them.

However, given that a stockholder raised this matter in a proposal, the Governance and Nominating Committee and the Board determined to submit this ratification proposal to a vote at the 2018 Annual Meeting in order to provide all of our stockholders with a means of communicating their views on the existing 25% ownership threshold. Providing our stockholders with the ability to communicate their views on important governance topics, both through our continuous year-round stockholder engagement program discussed on pages 27 and 28 and through stockholder votes, is important to Capital One’s Board, which values the voice and perspectives of the

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	99

SECTION XII - RATIFICATION OF 25% OWNERSHIP THRESHOLD FOR STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS (ITEM 4 ON PROXY CARD)

stockholders the Board represents. The Board determined that proposing ratification of the 25% threshold provides a more effective method to commence further engagement on the topic of special meetings, rather than a vote on the stockholder proposal, given the Company’s past communications on the issue. The Company believes a vote in favor of this ratification proposal is tantamount to a vote against a proposal to lower the threshold for calling a special meeting and therefore provides stockholders a means of clearly communicating their views. In contrast, a stockholder’s vote in favor of the stockholder proposal would not have clearly communicated whether the stockholder preferred a 10% threshold over another ownership standard below the current 25% threshold. In addition, a stockholder’s vote against the stockholder proposal would not have clearly indicated that the stockholder supports the current 25% threshold. Accordingly, the Board determined that the most effective means to commence engagement with its stockholders on this matter is to first assess whether a majority of stockholders continue to support the current 25% ownership threshold over another alternative, as a significant majority did in 2015.

The 25% Ownership Threshold Remains Appropriate for Capital One

The Board believes the existing Special Meeting Right, including the 25% ownership threshold previously approved by stockholders, continues to provide a meaningful right for stockholders who represent a significant financial stake in our company to call a special meeting. The Board of Directors notes that the 25% ownership threshold provides stockholders with a right that is the same as, or more favorable than, the special meeting rights in place at all but three of Capital One’s 12 peer companies, as of February 2018. According to data provided by FactSet, as of February 2018, a 25% threshold is also the same as, or more favorable to stockholders than, the special meeting rights at approximately 79% of the 469 S&P 500 companies surveyed.

An ownership threshold that is inappropriately low can allow a small minority of stockholders to utilize the mechanism of a special meeting for their own special interests, which may not be shared more broadly by other stockholders. Special meetings of stockholders can be costly and potentially disruptive to a company’s business operations and to long-term stockholder interests. The Board believes that the existing 25% ownership threshold strikes an appropriate balance by allowing stockholders to request a vote on important matters that arise between annual meetings while also ensuring that stockholders with a sufficient stake in the Company determine that any issue to be considered at a special meeting is an appropriate use of company resources and management time.

Capital One is dedicated to strong and effective corporate governance principles that promote the long-term interests of our stockholders, allow for responsible decision-making and accountability, and foster a culture that reflects the Company’s high standards of independence, transparency and stockholder rights. Our existing Special Meeting Right is just one facet of a number of strong, stockholder-friendly governance practices and structures we have put in place to empower our stockholders and provide them an opportunity to express their views. These features include a proxy access right with standard terms; an annually elected Board; a majority voting standard for uncontested elections of directors; independent Board leadership through a strong and active Lead Independent Director; and independent committee chairs for all of the Board’s committees.

The Board also believes that the existing 25% ownership threshold is appropriate in light of Capital One’s ongoing year-round dialogue with stockholders, of which we view this ratification proposal as a part, to provide input that informs our strategy and decision-making. For example, in addition to proposing the Special Meeting right following stockholder engagement in 2015, in that same year, based on its ongoing review of the Company’s governance practices and following engagement with stockholders, the Board also determined that the Company should proactively adopt proxy access bylaws that permit a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials a number of director candidates equal to the greater of two or 20% of the total Board. Our stockholder engagement program is described more fully under “Stockholder Engagement Program” beginning on page 27 of this proxy.

In sum, in light of the existing right of Capital One stockholders to call a special meeting, coupled with Capital One’s strong corporate governance policies and ongoing dialogue with stockholders, the Board of Directors unanimously recommends that stockholders vote to ratify the existing 25% ownership threshold.

100	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

SECTION XII - RATIFICATION OF 25% OWNERSHIP THRESHOLD FOR STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS (ITEM 4 ON PROXY CARD)

Additional Information

Capital One values the input and insights of our stockholders and is committed to continued engagement with our investors and carefully considered corporate governance standards that operate for the benefit of all stockholders. As noted above, this proposal is being voluntarily submitted for stockholder approval by the Board of Directors. The Board cannot unilaterally amend the Certificate to lower the existing 25% ownership threshold – the Board would need to take further action, which Capital One’s stockholders would need to approve, to amend the Certificate to do so. Therefore, regardless of whether this proposal is approved or not approved, the 25% threshold in the Certificate and the Bylaws will continue to apply after the stockholder vote on this proposal. If this proposal is approved, the Board will retain the existing 25% ownership threshold in the Special Meeting Right. If this proposal is not approved, as discussed above, we will engage with stockholders and the Board of Directors will take additional responsive action, as appropriate, depending on investor feedback received through engagement.

The general description of the Special Meeting Right set forth above is qualified in its entirety by reference to the text of the Special Meeting Right in the Certificate, which is attached as Appendix A to these proxy materials.

***

The Board of Directors unanimously recommends that you vote “FOR” this proposal to ratify the 25% stock ownership threshold for Capital One’s stockholders to request special meetings of stockholders.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	101

Section XIII - Other Business

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2017, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report, as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“Form 10-K”) may be obtained at the Annual Meeting, at our website at www.capitalone.com under “About Us,” then “Investors,” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2019 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for Capital One’s 2019 Annual Stockholder Meeting (“Capital One’s 2019 Annual Meeting”), stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November 20, 2018 (and in the case of proxy access director candidates no earlier than October 21, 2018). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provisions, then to be timely for consideration at Capital One’s 2019 Annual Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 3, 2019, and no later than February 2, 2019. If Capital One’s 2019 Annual Meeting is held on a date that is not within thirty days before or sixty days after May 3, 2019, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and no later than the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

102	CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT

Section XIV - Frequently Asked Questions

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the Securities and Exchange Commission (“SEC”), we are furnishing the proxy materials to our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of Capital One’s 2018 Annual Stockholder Meeting (“Annual Meeting”). Accordingly, on March [    ], 2018, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board of Directors of Capital One (“Board of Directors” or “Board”) is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. All stockholders who held shares of Capital One common stock as of the close of business on March 6, 2018 (“Record Date”) are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. If you choose not to attend the Annual Meeting in person, you may vote your shares via the Internet, by telephone or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available your 16-digit control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2018 proxy materials by following the instructions at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

If you hold shares of Capital One common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the Annual Meeting. Because seating is limited, only you and one guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address in the Notice.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting.

CAPITAL ONE FINANCIAL CORPORATION	2018 PROXY STATEMENT	103

SECTION XIV - FREQUENTLY ASKED QUESTIONS

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of [    ] votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

In Person

In addition to complying with the requirements described under “Can I attend the Annual Meeting?” above, if you are a record holder, you just need to fill out a ballot at the meeting, and if you are a street name holder, you must obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee or other nominee.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc. (“Broadridge”), Vote Processing, 51 Mercedes Way, Edgewood, NY

11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee or other nominee.

Time for Voting Your Shares By Internet, By Telephone or By Mail

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Daylight Time on May 2, 2018. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 2, 2018. If you participate in the Capital One Associate Savings Plan or Hibernia Corporation Supplemental Stock Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Item 2 (ratification of selection of independent auditors), which is considered a “routine” matter under NYSE rules. Items 1 (election of members of the Board of Directors), 3 (advisory approval of 2017 Named Executive Officer compensation), and 4 (ratification of 25% ownership threshold for stockholders to request a special meeting of stockholders) are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the Annual Meeting. If you hold shares in several accounts, you must provide voting instructions for each account to authorize all of your shares to be voted.

How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan or Hibernia Corporation Supplemental Stock Plan, you may vote the number of shares equivalent to your interest in the Capital One Stock

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SECTION XIV - FREQUENTLY ASKED QUESTIONS

Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge. The trustee of the Capital One Associate Savings Plan and the Hibernia Corporation Supplemental Stock Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Daylight Time on April 30, 2018. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone or by mailing a new proxy card or voting instruction form;
∎	attending the Annual Meeting and voting in person, as indicated above under “How do I vote?”; or
∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1680 Capital One Drive, McLean, VA 22102.

Your new vote or revocation must be submitted in accordance with the timeframes above under “Time for Voting Your Shares By Internet, By Telephone or By Mail.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include the election of directors and Items 3 and 4, if you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

Who will count the vote?

Votes will be tabulated by Broadridge. The Board of Directors has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices at 1680 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the list of stockholders prior to the Annual Meeting.

How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Morrow Sodali to assist us in the solicitation of proxies for an aggregate fee of $12,500, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our directors, officers and associates may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Capital One will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

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SECTION XIV - FREQUENTLY ASKED QUESTIONS

What vote is necessary to approve each item and what are the Board’s recommendations?

All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting. The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to be Voted On	Board Recommendation	Voting Requirement
1.

Election of eleven candidates for director:

Richard D. Fairbank, Aparna Chennapragada, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West

FOR

Each candidate will be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. Capital One also maintains a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election tender a resignation for the Board of Directors’ consideration. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director nomination process see page 15.

2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors for 2018	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

3.	Advisory approval of Capital One’s 2017 Named Executive Officer compensation	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

4.	Ratification of 25% ownership threshold for stockholders to request a special meeting of stockholders	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2, 3 and 4.

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Appendix A – Special Meeting Excerpt from Capital One’s Certificate of Incorporation

Article VI

…

(C)

A special meeting of the stockholders of the Corporation: (a) may be called at any time by the Chair of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies; and (b) shall be called by the Chair of the Board of Directors or the Secretary of the Corporation upon the written request of one or more stockholders of record that (i) Own, or who are acting on behalf of persons who Own, shares representing 25% or more of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, (ii) provide the information regarding such stockholder(s) (and the persons for whom the stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures as shall be set forth in the Bylaws of the Corporation from time to time, (iii) continue to Own, or are acting on behalf of persons who continue to Own, shares representing 25% or more of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting for such period as shall be set forth in the Bylaws, as amended from time to time, and (iv) satisfy such additional terms, conditions and limitations as may be set forth in the Bylaws of the Corporation from time to time. Except as provided for in the preceding sentence of this Article VI(C) or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons. For purposes of this Article VI(C), a person shall be deemed to “Own” only those shares of outstanding Voting Stock as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the Bylaws of the Corporation adopted from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or, in the case of nominations for directors to be elected at a special meeting, if such nominations are brought in accordance with the procedures set forth in the Bylaws from time to time).

(D)	For purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

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CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DR. MCLEAN, VA 22102-3491    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2018 for shares held directly and by 11:59 P.M. ET on 04/30/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Capital One in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2018 for shares held directly and by 11:59 P.M. ET on 04/30/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    KEEP THIS PORTION FOR YOUR RECORDS    DETACH AND RETURN THIS PORTION ONLY    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    The Board of Directors recommends you vote FOR the following:    1. Election of Directors    Nominees For Against Abstain 1A Richard D. Fairbank    1B Aparna Chennapragada 1C Ann Fritz Hackett 1D Lewis Hay, III 1E Benjamin P. Jenkins,III 1F Peter Thomas Killalea 1G Pierre E. Leroy 1H Peter E. Raskind 1I Mayo A. Shattuck III 1J Bradford H. Warner 1K Catherine G. West    The Board of Directors recommends you vote FOR    management proposals 2, 3 and 4. For Against Abstain 2. Ratification of selection of Ernst & Young LLP as independent auditors of Capital One for 2018.    3. Advisory approval of Capital One’s 2017 Named Executive Officer compensation.    4. Ratification of 25% ownership threshold for stockholders to request a special meeting of stockholders. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date    0000359426_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report to Stockholders/10-K is/are available at www.proxyvote.com .    CAPITAL ONE FINANCIAL CORPORATION Annual Stockholder Meeting Thursday, May 3, 2018 10:00 a.m. local time Capital One’s Headquarters 1680 Capital One Drive McLean, Virginia 22102 THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 6, 2018, at the Annual Stockholder Meeting to be held on May 3, 2018 and at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2), (3) AND (4), AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side    0000359426_2    R1.0.1.17